Exhibit 99.2
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re:		)	Chapter 11
)
UAL Corporation, et al.,[1]		)	Case No. 02-B-48191
		)	Honorable Eugene R. Wedoff
	Debtors.	)	(Jointly Administered)
DEBTORS’ JOINT PLAN OF REORGANIZATION
PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

James H.M. Sprayregen, P.C.
Marc Kieselstein, P.C.
David R. Seligman
David A. Agay
Chad J. Husnick
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000 (telephone)
(312) 861-2200 (facsimile)
Counsel for the Debtors and Debtors in Possession
Dated: September 7, 2005

[1]	The Debtors are the following entities: Air Wisconsin, Inc., Air Wis Services, Inc., Ameniti Travel Clubs, Inc., BizJet Charter, Inc., BizJet Fractional, Inc., BizJet Services, Inc., Cybergold, Inc., Domicile Management Services, Inc., Four Star Leasing, Inc., itarget.com, inc., Kion Leasing, Inc., Mileage Plus Holdings, Inc., Mileage Plus, Inc., Mileage Plus Marketing, Inc., MyPoints.com, Inc., MyPoints Offline Services, Inc., Premier Meeting and Travel Services, Inc., UAL Benefits Management, Inc., UAL Company Services, Inc., UAL Corporation, UAL Loyalty Services, LLC, United Air Lines, Inc., United Aviation Fuels Corporation, United BizJet Holdings, Inc., United Cogen, Inc., United GHS, Inc., United Vacations, Inc., and United Worldwide Corporation.

i

INTRODUCTION
     Pursuant to Title 11 of the United States Code (the “Bankruptcy Code”), 11 U.S.C. §§ 101 et seq., the Debtors and Debtors in Possession in the above-captioned and numbered cases hereby respectfully propose the following Plan for the resolution of the outstanding Claims against and Interests in the Debtors. Capitalized terms used in the Plan and not otherwise defined shall have the meanings ascribed to such terms as in ARTICLE I.D of the Plan.
     A complete list of the Debtors is set forth below. The list identifies each Debtor by its case number in these Chapter 11 Cases.

Debtor	Case Number
UAL Corporation	02-48191

UAL Loyalty Services, LLC	02-48192

Ameniti Travel Clubs, Inc.	02-48193

Mileage Plus Holdings, Inc.	02-48194

Mileage Plus Marketing, Inc.	02-48195

MyPoints.com, Inc.	02-48196

Cybergold, Inc.	02-48197

itarget.com, inc.	02-48198

MyPoints Offline Services, Inc.	02-48199

UAL Company Services, Inc.	02-48200

Four Star Leasing, Inc.	02-48201

UAL Benefits Management Inc.	02-48202

Domicile Management Services, Inc.	02-48203

Air Wisconsin, Inc.	02-48204

Air Wis Services, Inc.	02-48205

United BizJet Holdings, Inc.	02-48206

BizJet Charter, Inc.	02-48207

BizJet Fractional, Inc.	02-48208

BizJet Services, Inc.	02-48209

United Air Lines, Inc.	02-48210

Kion Leasing, Inc.	02-48211

Premier Meeting and Travel Services, Inc.	02-48212

United Aviation Fuels Corporation	02-48213

United Cogen, Inc.	02-48214

Mileage Plus, Inc.	02-48215

United GHS Inc.	02-48216

Debtor	Case Number
United Worldwide Corporation	02-48217

United Vacations, Inc.	02-48218
     Four Star Insurance Co. Ltd. and Kion de Mexico, S.A. de C.V., both incorporated outside of the United States, and Covia LLC, ULS Ventures, Inc., and United Air Lines Ventures, Inc., each incorporated within the United States, are wholly-owned direct and indirect subsidiaries of the Debtors and have not commenced cases under Chapter 11 of the Bankruptcy Code nor similar proceedings in any other jurisdiction. These wholly-owned subsidiaries continue to operate in the ordinary course of business outside of bankruptcy.
     The Plan contemplates the reorganization of the Debtors and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to Section 1121(a) of the Bankruptcy Code. In general, but subject to the specific provisions set forth in the Plan, the obligations owed to Unsecured Creditors of the Debtors will be converted into New UAL Common Stock to be issued by Reorganized UAL, and existing common and preferred Interest Holders of UAL will receive no distribution on account of their existing Interests, which will be cancelled.
     The Plan contemplates substantive consolidation of the Estates of the United Debtors (i.e., all of the Debtors other than UAL) for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation, and distribution. Unless substantive consolidation has been approved by an order of the Bankruptcy Court, the Plan shall serve as a motion by the Debtors seeking entry of an order by the Bankruptcy Court substantively consolidating the Estates of the United Debtors and the Confirmation Order authorizing substantive consolidation shall constitute an order of the Bankruptcy Court approving the substantive consolidation of the United Debtors. In the event that the Bankruptcy Court substantively consolidates some but not all of the United Debtors, the Debtors reserve the right to proceed with confirmation without substantive consolidation or with partial substantive consolidation as allowed by the Bankruptcy Court. In the event that the Bankruptcy Court does not substantively consolidate any of the United Debtors’ Estates, the Plan provides for twenty-eight Subplans of reorganization for each of the Debtors. Subject to the Debtors seeking substantive consolidation pursuant to ARTICLE VI.F of the Plan, the confirmation requirements of Section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Subplan and whether substantive consolidation is ordered will have no impact on a Creditor’s distribution. The Debtors reserve the right to (a) request that the Subplans be confirmed or (b) withdraw some or all Subplans. Subject to the preceding sentence, the Debtors’ inability to confirm any Subplan or the Debtors’ election to withdraw any Subplan(s) shall not impair the confirmation of any other Subplan(s), or the consummation of any such Subplan.
     Pursuant to Section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a Holder of a Claim until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Holders of Claims. In the Chapter 11 Cases, the Disclosure Statement was approved by the Bankruptcy Court by order entered on [___], 2005. The Disclosure Statement contains, among other things, a discussion of the Debtors’ history, businesses, properties and operations, projections for those operations, risk factors associated with the business and Plan, a summary and analysis of the Plan, and certain related matters including, without limitation, the securities to be issued pursuant to the Plan.
     ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. IN THE EVENT THE BANKRUPTCY COURT DOES NOT SUBSTANTIVELY CONSOLIDATE THE UNITED DEBTORS’ ESTATES, THE VOTES TO ACCEPT OR REJECT THE PLAN BY HOLDERS OF CLAIMS SHALL BE DEEMED AS VOTES TO ACCEPT OR REJECT THE SUBPLANS OF REORGANIZATION SET FORTH HEREIN AND SUCH VOTES SHALL BE TABULATED IN ACCORDANCE WITH THE TERMS OF THE SUBPLANS.
ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME AND GOVERNING LAW
A. Rules of Interpretation and Computation of Time
     1. Rules of Interpretation: For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) unless otherwise specified, any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference in the Plan to an existing document, schedule or exhibit whether or not Filed (or to be Filed), shall mean such document, schedule or exhibit, as it may have been or may be amended, modified or supplemented; (d) any reference to an entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references in the Plan to Sections and Articles are references to Sections and Articles of the Plan or to the Plan; (f) unless otherwise specified, all references in the Plan to Exhibits are references to exhibits in the Plan Supplement; (g) the words ‘‘herein,’’ “hereof,” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (h) subject to the provisions of any contract, certificates of incorporation, charters, bylaws, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (j) unless otherwise set forth in the Plan, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; (k) any term used in capitalized form in the Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; and (l) all references to docket numbers of documents Filed in the Debtors’ Chapter 11 Cases are references to the docket numbers under the Court’s “Case Management” system.

     The Plan is the product of extensive discussions and negotiations between and among various persons, including, without limitation, the Debtors and certain of their Creditors and constituents. Each of the foregoing (a) participated in the formulation and documentation of or (b) was afforded the opportunity to review and provide comments on, the Plan, Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as contra preferentem shall not apply to the construction or interpretation of any provision of the Plan, Disclosure Statement, or any contract, instrument, release, indenture, exhibit, or other agreement or document generated in connection herewith.
     2. Computation of Time: In computing any period of time prescribed or allowed hereby, the provisions of Bankruptcy Rule 9006(a) shall apply. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.
B. Reference to Monetary Figures: All reference in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.
C. Proponents of Plan: The Plan is proposed by the Debtors within the meaning of Section 1129 of the Bankruptcy Code. The classification and treatment of Claims against and Interests in the Debtors is contained in ARTICLE III of the Plan.
D. Defined Terms: For purposes of the Plan, except as expressly provided or unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan; provided, however, that any term used in the Plan that is not defined in the Plan, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.
     1. 13.25% Junior Subordinated Debentures: The $77 million original principal amount 13.25% junior subordinated debentures due December 15, 2026, issued by UAL.
     2. Accrued Professional Compensation: At any given moment, all accrued fees and expenses (including but not limited to success fees) for services rendered by all Professionals through and including the Confirmation Date, to the extent such fees and expenses have not been paid and regardless of whether a fee application has been filed for such fees and expenses. To the extent a court denies by Final Order a Professional’s fees or expenses, such amounts shall no longer be considered Accrued Professional Compensation.
     3. Administrative Claim: A Claim for costs and expenses of administration pursuant to Sections 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, which may include, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises) that (i) arise from a transaction with the Debtors, and (ii) benefit the Debtors in operation of their business; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed pursuant to Sections 328, 330(a), or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and ending on the Confirmation Date; (c) all fees and charges assessed against the Estate pursuant to Chapter 123 of Title 28 United States Code, 28 U.S.C. §§ 1911 through 1930; and (d) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to Sections 503(b)(3), (4), and (5) of the Bankruptcy Code.
     4. Administrative Claim Bar Date: The deadline for filing proofs or requests for payment of Administrative Claims, which shall be thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court and except with respect to DIP Facility Claims and Professional Claims which shall be subject to the provisions of ARTICLE XI hereof.
     5. AFA: The Association of Flight Attendants-Communications Workers of America, AFL-CIO.
     6. AFA Distribution: That certain distribution of shares of New UAL Common Stock distributed to AFA-represented employees under the Plan on account of the $992,662,145 distribution amount under the AFA Restructuring Agreement and that certain Distribution Agreement attached thereto.
     7. AFA Restructuring Agreement: That certain AFA/UAL Restructuring Agreement effective as of May 1, 2003, including all attachments and exhibits thereto and any agreements in connection therewith, by and between UAL, United, and the AFA, as amended and modified by that certain 2005-2010 Flight Attendant Agreement effective as of January 7, 2005, including all attachments and exhibits thereto and any agreements in connection therewith, which AFA Restructuring Agreement is contained in the Plan Supplement as Exhibits 16 and 17 and incorporated herein by reference.
     8. Affiliate: (a) An entity that directly or indirectly owns, controls or holds with power to vote, twenty (20) percent or more of the outstanding voting securities of any of the Debtors, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (b) a corporation twenty (20) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by any of the Debtors, or by an entity that directly or indirectly owns, controls, or holds with power to vote, twenty (20) percent or more of the outstanding voting securities of any of the Debtors, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote; (c) a person whose business is operated under a lease or operating agreement by any of the Debtors, or a person substantially all of whose property is operated under an operating agreement with any of the Debtors; or (d) an entity that operates the business or substantially all of the property of any of the Debtors under a lease or operating agreement.
     9. Aircraft Equipment: An aircraft, aircraft engine, propeller, appliance or spare part (including all records and documents relating to such equipment that are required, under the terms of the security agreement, lease, or conditional sale contract, to be surrendered or returned in connection with the surrender or return of such equipment) that is leased to, subject to a security interest granted by or conditionally sold to, one of the Debtors.

     10. Air Wis: Air Wis Services, Inc., a Wisconsin corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     11. Air Wisconsin: Air Wisconsin, Inc., a Wisconsin corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     12. Allowed: With respect to Claims or Interests, (a) any Claim against or Interest in a Debtor, proof of which is timely Filed by the applicable Bar Date (or that by order of the Bankruptcy Court is not or shall not be required to be Filed), (b) any Claim or Interest that has been or is hereafter listed in the Schedules as not disputed, not contingent, and not unliquidated, and for which no Proof of Claim has been timely Filed, or (c) any Claim allowed pursuant to the Plan; provided, however, that with respect to any Claim or Interest described in clauses (a) or (b) above, such Claim or Interest shall be considered allowed only if and to the extent that (w) with respect to any Unsecured Convenience Class Claim, no objection to allowance thereof has been interposed on or prior to the Confirmation Date, (x) with respect to an Unsecured Retiree Convenience Class Claim, such Holder has agreed with the Debtors as to the amount of his or her Claim, (y) with respect to any Claim or Interest that is not an Unsecured Convenience Class Claim, no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (z) such an objection is so interposed and the Claim or Interest shall have been Allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject the Plan). Except as otherwise specified in the Plan or a Final Order of the Bankruptcy Court, the amount of an Allowed Claim shall not include interest on such Claim from and after the Petition Date. For purposes of determining the amount of an “Allowed Claim,” there shall be deducted therefrom an amount equal to the amount of any Claim which the Debtors may hold against the Holder thereof, to the extent such Claim may be offset by the Debtors pursuant to applicable law. Any Claim or Interest that has been or is hereafter listed in the Schedules as disputed, contingent or unliquidated, and for which no Proof of Claim has been timely Filed, except to the extent such Claim or Interest otherwise complies with this definition, is not Allowed and shall be deemed disallowed for all purposes in these Chapter 11 Cases, without further action by the Debtors and without any further notice to or action, order, or approval of the Bankruptcy Court.
     13. Allowed Class Claim: An Allowed Claim in the particular Class described.
     14. Allowed Class Interest: An Allowed Interest in the particular Class described.
     15. ALPA: Air Line Pilots Association, International.
     16. ALPA Distribution: That certain distribution of shares of New UAL Common Stock distributed to ALPA-represented employees under the Plan on account of the $3,042,574,581 distribution amount under the ALPA Restructuring Agreement and that certain Distribution Agreement attached thereto and as amended and modified.
     17. ALPA Released Party: Each of: ALPA, the United Master Executive Council of ALPA, and each of their current or former (a) members, (b) officers, (c) committee members, (d) employees, (e) advisors, (f) attorneys, (g) accountants, (h) investment bankers, (i) consultants, (j)

agents, and (k) other representatives with respect to any liability such person or entity may have in connection with or related to the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan, the Disclosure Statement, the ALPA Restructuring Agreement or any contract, employee benefit plan, instrument, release or other agreement or document created, modified, amended or entered into in connection with either the Plan or any agreement between United, UAL and ALPA, or any other act taken or omitted to be taken in connection with the Chapter 11 Cases.
     18. ALPA Restructuring Agreement: That certain ALPA/UAL Restructuring Agreement effective as of May 1, 2003, including all attachments and exhibits thereto and any agreements in connection therewith, by and between UAL, United, and ALPA, as amended and modified by that certain Letter Agreement effective as of January 1, 2005, including all attachments and exhibits thereto and any agreements in connection therewith, which ALPA Restructuring Agreement is contained in the Plan Supplement as Exhibits 18 and 19 and incorporated herein by reference.
     19. Ameniti Travel Clubs, Inc.: Ameniti Travel Clubs, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases, successor and successor in interest to Confetti, Inc.
     20. AMFA: Aircraft Mechanics Fraternal Association.
     21. AMFA Distribution: That certain distribution of shares of New UAL Common Stock distributed to AMFA-represented employees under the Plan on account of the $1,023,528,299 distribution amount under the AMFA Restructuring Agreement and that certain Distribution Agreement attached thereto.
     22. AMFA Restructuring Agreement: That certain letter of agreement between United and AMFA effective as of May 15, 2005, including all attachments and exhibits thereto and any agreements in connection therewith, which AMFA Restructuring Agreement is contained in the Plan Supplement as Exhibit 20 and incorporated herein by reference.
     23. Ballot or Ballots: The ballots upon which Holders of Impaired Claims or Impaired Interests entitled to vote shall (i) cast their vote to accept or reject the Plan, or (ii) if no vote is cast, to accept or reject the release provisions in ARTICLE X of the Plan.
     24. Bankruptcy Code: Title 11 of the United States Code and applicable portions of Titles 18 and 28 of the United States Code, as amended from time to time.
     25. Bankruptcy Court: The United States Bankruptcy Court for the Northern District of Illinois, or any other court having jurisdiction over the Chapter 11 Cases.
     26. Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated pursuant to 28 U.S.C. § 2075 and the General, Local and Chambers Rules and Orders of the Bankruptcy Court.

     27. Bar Date: As applicable, the Canadian Bar Date, the Government Bar Date, or May 12, 2003, except as otherwise provided by Bankruptcy Court order.
     28. Beneficial Holder: The Person or Entity holding the beneficial interest in a Claim or Interest.
     29. BizJet Charter: BizJet Charter, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     30. BizJet Fractional: BizJet Fractional, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     31. BizJet Services: BizJet Services, Inc. a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     32. Business Day: Any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).
     33. Canadian Bar Date: June 23, 2003, unless otherwise provided by court order.
     34. Case Management Procedures: The third amended notice, case management, and administrative procedures approved by the Bankruptcy Court for the Chapter 11 Cases by order dated October 15, 2004, or such other notice, case management, and administrative procedures as may be approved by the Bankruptcy Court, as amended from time to time.
     35. Cash: Cash and cash equivalents.
     36. Cause of Action: Any and all Claims, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Without limiting the generality of the foregoing, when referring to Causes of Action of the Debtors or their Estates, “Causes of Action” shall include, but not be limited to (a) all rights of setoff, counterclaim or recoupment and Claims on contracts or for breaches of duties imposed by law; (b) the right to object to Claims or Interests; (c) Claims pursuant to Sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such Claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in Section 558 of the Bankruptcy Code.
     37. Certificate: Any instrument evidencing a Claim.
     38. Chapter 11 Cases: The Chapter 11 bankruptcy cases filed by the Debtors on the Petition Date in the Bankruptcy Court, with case numbers 02-48191 through 02-48218.
     39. Chicago Municipal Bonds: Collectively the: (a) Series 1999A Bonds; (b) Series 1999B Bonds; (c) Series 2000A Bonds; (d) Series 2001A-1 Bonds; (e) Series 2001A-2 Bonds; (f) Series 2001B Bonds; and (g) Series 2001C Bonds.

     40. Chicago Municipal Bond Adversary Proceeding: The adversary proceeding filed by the Debtors and docketed in the Bankruptcy Court as Adversary Proceeding No. 03-A-03927 (ERW).
     41. Chicago Municipal Bond Agreements: Any and all agreements executed and delivered in connection with the issuance of the Chicago Municipal Bonds.
     42. Chicago Municipal Bond Released Party: Each of: Stark Investment LP, Shepherd Investments International, Ltd., Nuveen Dividend Advantage Municipal Fund 2, Nuveen Intermediate Duration Municipal Bond Fund, Nuveen Investments Quality Municipal Bond Fund, Nuveen Limited Term Municipal Bond Fund, Nuveen Municipal Advantage Fund, Inc., Nuveen Premium Income Municipal Fund, Nuveen Select Quality Municipal Bond Fund, Nuveen Select Tax-Free Income Portfolio 1, Nuveen Select Tax-Free Income Portfolio 2, and Nuveen Select Tax-Free Income Portfolio 3, Vanguard High-Yield Tax-Exempt Fund, Vanguard Intermediate-Term Tax-Exempt Fund, BNY Midwest Trust Company (“BNY”), as Trustee for the Series 1999A Bonds, BNY, as Trustee for the Series 1999B Bonds, U.S. Bank National Association, as Trustee for the Series 2000A Bonds, SunTrust Bank, as Trustee for the 2001A-1 Bonds, HSBC Bank USA (“HSBC”), as Trustee for the Series 2001A-2 Bonds, HSBC, as Trustee for the Series 2001B Bonds, and HSBC, as Trustee for the Series 2001C Bonds.
     43. Chicago Municipal Bond Settlement Agreement: That certain Settlement Agreement dated as of December 17, 2004, and attached to the Chicago Municipal Bond Settlement Order, by and between United, the “Designated Holders” (as defined therein), and the “Trustees” (as defined therein).
     44. Chicago Municipal Bond Settlement Order: That certain Order entered on February 15, 2005, by the Bankruptcy Court, which Order is contained in the Plan Supplement as Exhibit 15 and incorporated herein by reference.
     45. Claim: A (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
     46. Claims Agent: Poorman-Douglas Corporation, located at 10300 SW Allen Boulevard, Beaverton, Oregon 87005, (877) 752-5527, retained as the Debtors’ claims agent by order dated December 30, 2002, entitled “Order Authorizing the Retention of Poorman-Douglas Corporation as Notice Agent and Claims Agent under 28 U.S.C. § 156(c) for the Debtors.”
     47. Class: A category of Holders of Claims or Interests as set forth in ARTICLE III of the Plan.
     48. Class IAM Junior Preferred Stock: Interest evidenced by preferred stock to be issued pursuant to ARTICLE VI.K.2 of the Plan.

     49. Class Pilot MEC Junior Preferred Stock: Interest evidenced by preferred stock to be issued pursuant to ARTICLE VI.K.2 of the Plan.
     50. Collective Bargaining Agreement: Any collective bargaining agreement, including the Section 1113 Restructuring Agreements, to which the Debtors and the Unions, individually or collectively, are a party.
     51. Confirmation: The entry of the Confirmation Order, subject to all conditions specified in ARTICLE XII of the Plan having been satisfied or waived pursuant to ARTICLE XII of the Plan.
     52. Confirmation Date: The date upon which the Confirmation Order is entered by the Bankruptcy Court on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.
     53. Confirmation Hearing Exhibits: Those exhibits presented by the Debtors and/or admitted into evidence at the Confirmation Hearing.
     54. Confirmation Hearing: The hearing at which the Confirmation Order is considered by the Bankruptcy Court.
     55. Confirmation Order: The order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.
     56. Confirmed: With respect to the Plan, having had a Confirmation Order entered with respect thereto.
     57. Consummation: The occurrence of the Effective Date.
     58. Creditor: Any Holder of a Claim.
     59. Creditors’ Committee: The Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.
     60. Cure: The distribution in the ordinary course of business following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, in an amount equal to all unpaid monetary obligations, without interest, or such lesser amount as may be agreed upon by the parties, under an executory contract or unexpired lease assumed pursuant to Section 365 of the Bankruptcy Code, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.
     61. Cure Bar Date: The deadline for filing proofs or requests for payment of a Cure shall be thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court; provided, however, that the Cure Bar Date with respect to any Municipal Bond Lease shall be thirty (30) days after a conditional assumption becoming final pursuant to ARTICLE VII.E.2 or ARTICLE VII.E.3.
     62. Cybergold: Cybergold, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.

     63. Debtor: As the context requires, any of the Debtors.
     64. Debtors: Air Wisconsin, Inc., Air Wis Services, Inc., Ameniti Travel Clubs, Inc., BizJet Charter, Inc., BizJet Fractional, Inc., BizJet Services, Inc., Cybergold, Inc., Domicile Management Services, Inc., Four Star Leasing, Inc., itarget.com, inc., Kion Leasing, Inc., Mileage Plus Holdings, Inc., Mileage Plus, Inc., Mileage Plus Marketing, Inc., MyPoints.com, Inc., MyPoints Offline Services, Inc., Premier Meeting and Travel Services, Inc., UAL Benefits Management, Inc., UAL Company Services, Inc., UAL Corporation, UAL Loyalty Services, LLC, United Air Lines, Inc., United Aviation Fuels Corporation, United BizJet Holdings, Inc., United Cogen, Inc., United GHS, Inc., United Vacations, Inc., and United Worldwide Corporation. To the extent the context requires any reference to the Debtors after the Effective Date, Debtors shall mean the Reorganized Debtors.
     65. Debtors in Possession: The Debtors, as debtors in possession in the Chapter 11 Cases.
     66. Deemed: For any particular Claim, (a) the scheduled amount of the Claim, unless a Proof of Claim was Filed, in which case the Proof of Claim amount supersedes the scheduled amount, (b) the amount asserted in Filed Proofs of Claim for which there are no corresponding scheduled amounts, or (c) the amount agreed to by the Debtors. In all events, if the amount of a Claim is determined or estimated for all purposes by Final Order or stipulation, then that amount shall be the Deemed amount for that Claim.
     67. Denver Municipal Bond Adversary Proceeding: That certain Municipal Bond Adversary Proceeding with Case No. 03-A-00978.
     68. DIP Facility: That certain debtor in possession facility in the form of revolving and term loans provided by a group led by JPMorgan Chase Bank, Citicorp USA, Inc., Bank One, NA and the CIT Group/Business Credit, Inc. and approved by the Bankruptcy Court pursuant to that certain Final Order entered on December 30, 2002 [Docket No. 581], as each may be amended, restated, modified, extended, or refinanced from time to time.
     69. DIP Facility Agent: The agent or co-agents under the DIP Facility.
     70. DIP Facility Claims: A Claim arising in connection with the DIP Facility.
     71. DIP Lender: Any lender under the DIP Facility, including, without limitation, Bank One, NA, JP Morgan Chase Bank, Citicorp USA, Inc., and the CIT Group/Business Credit, Inc.
     72. Director Equity Incentive Plan: A post-Effective Date director equity incentive plan on terms substantially as set forth in Exhibit 33 of the Plan Supplement, as such plan may be modified or supplemented from time to time after the Effective Date by the board of directors of Reorganized UAL, intended for the directors of certain of the Reorganized Debtors.
     73. Disclosure Statement: The Disclosure Statement for the Plan of Reorganization of the Debtors pursuant to Chapter 11 of the Bankruptcy Code, as amended, supplemented, or modified from time to time, describing the Plan, that is prepared and distributed in accordance with Sections 1125, 1126(b), and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018 and/or other applicable law.
     74. Disputed: With respect to any Claim or Interest, any Claim or Interest that is not Allowed.
     75. Distribution Agent: The Reorganized Debtors, or the Entity or Entities chosen by the Reorganized Debtors, in their sole and absolute discretion, to make or to facilitate distributions required by the Plan.
     76. Distribution Agreement: Any “Distribution Agreement” entered into as part of a Section 1113 Restructuring Agreement, as amended or modified, which Distribution Agreement sets forth an Employee Distribution.
     77. Distribution Date: The date occurring as soon as the Debtors or the Reorganized Debtors determine to be practicable after the Effective Date, upon which distributions to Holders of Allowed Claims entitled to receive distributions under the Plan shall commence.
     78. Distribution Record Date: The date for determining which Holders of Claims and Interests, except Holders of Certificates, are eligible to receive distributions pursuant to the Plan, which shall be the Confirmation Date or such other date as designated in the Plan or any order of the Bankruptcy Court.
     79. DMS: Domicile Management Services, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     80. Effective Date: The date to be selected by the Debtors which is any Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in ARTICLE XII of the Plan have been (i) satisfied or (ii) waived pursuant to ARTICLE XII.C of the Plan.
     81. Employee Distribution: Any AFA Distribution, ALPA Distribution, AMFA Distribution, IAM 141 Distribution, PAFCA Distribution, TWU Distribution, or SAM Distribution less any withholding required under the Internal Revenue Code or applicable law; provided, however, nothing contained herein shall constitute an admission by the Debtors that any employee would be entitled to a distribution or a Claim under the Bankruptcy Code in the absence of entry into and execution of the Section 1113 Restructuring Agreements.
     82. Employment Agreement: An agreement (other than a Collective Bargaining Agreement) between any of the Debtors and any directors, officers, and employees of any of the Debtors for such Person to serve in such capacity at any time; provided, however, that the assumption by the Debtors or the Reorganized Debtors or the agreement of the Debtors or the Reorganized Debtors to honor and/or affirm any Employment Agreement will not (a) entitle any Person to any benefit or alleged entitlement under any policy, program, or plan that has expired or been terminated before the Effective Date, or (b) restore, reinstate, or revive any such benefit or alleged entitlement under any such policy, program, or plan.

     83. Entity: A Person, estate, trust, Governmental Unit and United States trustee.
     84. Estate or Estates: The bankruptcy estate of each of the Debtors created by virtue of Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.
     85. Exculpated Claim: Any Claim related to any act or omission in connection with, relating to, or arising out of the Debtors’ restructuring, the Debtors’ Chapter 11 Cases, formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement and Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or Plan, the filing the Chapter 11 Cases, the pursuit of Confirmation of the Plan, the Consummation of the Plan, the administration of the Plan, or the property to be distributed pursuant to the Plan.
     86. Exculpated Party: Each of: (a) the Debtors, the Reorganized Debtors, and each of their subsidiaries; (b) the DIP Facility Agent and the DIP Lender in their capacities as such; (c) the Creditors’ Committee and the Professionals of the Creditors’ Committee, in their capacities as such; (d) any statutory committee, the members thereof, and the Professionals to such committees, approved in the Chapter 11 Cases in their capacities as such; (e) the New Credit Facility Lenders, (f) with respect to each of the above Entities, such Entities’ successors and assigns; (g) with respect to each of the above Entities, such Entities’ subsidiaries, affiliates, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case in their capacity as such, and only if serving in such capacity; (h) the members of the Creditors’ Committee in their capacities as such; (i) the ALPA Released Parties; (j) the PAFCA Released Parties; and (k) the TWU Released Parties.
     87. FAA: Federal Aviation Administration.
     88. File or Filed: To file or have been filed with the Bankruptcy Court in the Chapter 11 Cases.
     89. Final Decree: The decree contemplated under Bankruptcy Rule 3022.
     90. Final Order: An order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.
     91. Foreign Agreements: Any and all executory contracts and/or unexpired leases with a counter-party for which the Debtors were authorized to pay their pre-petition debts in the ordinary course of business and did pay such pre-petition obligations pursuant to the Order Pursuant to Sections 105 and 363 of the Bankruptcy Code Authorizing Debtors to Pay or Honor Pre-petition Obligations to Foreign Vendors, Service Providers and Governments in the Ordinary Course of Business.

     92. Four Star: Four Star Leasing, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     93. Governmental Unit: The United States; State; Commonwealth; District; Territory; municipality; foreign state; department, agency or instrumentality of the United States (but not a United States trustee while serving as a trustee in a case under Title 11), a State, a Commonwealth, a District, a Territory, a municipality, or a foreign state; or other foreign or domestic government.
     94. Government Bar Date: June 9, 2003; provided, however, that the bar date for the Canadian government is the Canadian Bar Date.
     95. Holder: A Person or Entity holding a Claim or Interest.
     96. IAM 141: International Association of Machinists and Aerospace Workers—District 141.
     97. IAM 141 Distribution: That certain distribution of shares of New UAL Common Stock distributed to IAM 141-represented employees under the Plan on account of the $1,427,224,664 distribution amount under the IAM 141 Restructuring Agreement and that certain Distribution Agreement attached thereto.
     98. IAM 141 Restructuring Agreement: That certain IAM 141/United Restructuring Agreement effective as of May 1, 2003, including all attachments and exhibits thereto and any agreements in connection therewith, by and between UAL, United, and IAM 141, as amended and modified by that certain letter of agreement effective as of July 1, 2005, including all attachments and exhibits thereto and any agreements in connection therewith, which IAM 141 Restructuring Agreement is contained in the Plan Supplement as Exhibits 21 and 22 and incorporated herein by reference.
     99. Impaired: With respect to any Class of Claims or Interests, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.
     100. Impaired Claim or Interest: A Claim or Interest classified in an Impaired Class; provided, however, that any Unsecured Claim on account of grievances or workers’ compensation will be treated in accordance with ARTICLE VI.Q and ARTICLE VII.F of the Plan, as applicable, and will therefore be Unimpaired and not be entitled to vote to accept or reject the Plan.
     101. Indemnification Obligation: Obligations of the Debtors to indemnify directors, officers, and employees of any of the Debtors who served in such capacity at any time, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, pursuant to and to the maximum extent provided by the Debtors’ respective articles of incorporation, certificates of formation, corporate charters, bylaws, similar corporate documents, and applicable law as in effect as of the Effective Date.

     102. Indenture: A mortgage, deed of trust, or indenture, under which there is outstanding a security, other than a voting-trust certificate, constituting a Claim against any of the Debtors, a Claim secured by a Lien on any of the Debtors’ property, or an equity security of any of the Debtors.
     103. Intercompany Claim: A Claim by a Debtor against another Debtor or a Claim by an Affiliate of the Debtors against a Debtor.
     104. Intercompany Contract: A contract solely between two or more Debtors or a contract solely between one or more wholly-owned Affiliates of the Debtors and one or more Debtors.
     105. Intercompany Interest: An Interest in a Debtor held by another Debtor or an Interest in a Debtor held by an Affiliate of the Debtors.
     106. Interest: Any equity security or interest of or in any Debtor within the meaning of Section 101(16) of the Bankruptcy Code including, without limitation, all issued, unissued, authorized or outstanding shares of stock or other equity security together with any warrants, options or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto.
     107. Interim Compensation Order: The order, entitled “Order Pursuant to Sections 105(a) and 331 of the Bankruptcy Code Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals and Committee Members,” entered by the Bankruptcy Court on December 11, 2002 [Docket No. 246], allowing Estate and Creditors’ Committee Professionals to seek interim compensation in accordance with the compensation procedures approved therein as may have been modified by the Final Orders approving the retention of the Professionals.
     108. Interline & Alliance Related Agreement: Any one or more of any of the following agreements with one or more other airlines, including, without limitation, any agreement that is directly related to, and facilitative or supportive of, such agreement. Such agreements shall include, without limitation: (a) any airline interline passenger traffic and baggage acceptance agreement, or any other agreement whose primary purpose is to establish the terms of passenger ticketing and baggage acceptance between or among airlines governed by IATA Resolution 780, as amended by the 25th Passenger Services Conference; (b) any agreement, including, without limitation, a special prorate agreement, whose primary purpose is to establish specifically negotiated settlement amounts for tickets covering travel between or among two or more airlines; (c) any travel industry travel agreement, such as an employee discount travel agreement, whose primary purpose is to establish reduced rate travel for employees and/or retirees of the respective airlines; (d) any agreement whose primary purpose is to establish the terms of cargo acceptance between or among two or more airlines; (e) any airline code-share agreement, or any other agreement whose primary purpose is to permit the display and holding out of the common airline code of one or more airlines on flights operated by another airline; (f) any airline frequent flier agreement, or any other agreement whose primary purpose is to provide the terms for airline passengers earning, transferring, redeeming and using frequent flier miles on air transportation provided by the Debtors or one or more other airlines; provided, however, that assumption of such frequent flier agreement shall not alter the terms and conditions of United’s frequent flyer program and United’s ability to cancel such program at any time; (g) any airline block seat agreement, or any other agreement whose primary purpose is to provide the terms for block seats of air transportation to be provided by the Debtors, or to be sold by or on behalf of the Debtors for air transportation to be provided by any one or more other airlines; (h) any STAR Alliance agreement, or any other agreement whose primary purpose is, under the marketing brand name of “Star Alliance,” to jointly market and/or facilitate or coordinate the marketing of, (i) airline flights, including, without limitation, any agreement with any one or more other airlines that establish or document rights and obligations relating to matters for which Debtors have antitrust immunity, or (ii) other goods and/or services, in each case to frequent fliers or other passengers; (i) any joint marketing agreement, or any other agreement whose primary purpose is to jointly market, and/or facilitate or coordinate the marketing of, airline flights and/or other goods and/or services to frequent fliers or other passengers; and (j) any airline revenue and/or profit sharing agreement, or any other agreement between or among two or more airlines in connection with operation of any one or more particular routes or city-pairs or common airport or other facilities; provided, however, that specifically excluded from the definition of “Interline & Alliance Related Agreement” is any United Express Agreement with any other airline, and any agreement with any other airline that relates to such other airline providing passenger air transportation services to the public under the “United Express” name.
     109. Internal Revenue Code: The Internal Revenue Code of 1986, as amended.
     110. itarget: itarget.com, inc., a California corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     111. JFK Municipal Bond Adversary Proceeding: That certain adversary proceeding with Case No. 03-A-00976.
     112. Kion Leasing: Kion Leasing, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     113. LAX Municipal Bond Adversary Proceeding: That certain Municipal Bond Adversary Proceeding with Case No. 03-A-00977.
     114. Lien: A charge against or interest in property to secure payment of a debt or performance of an obligation.
     115. Management Equity Incentive Plan: A post-Effective Date management equity incentive plan on terms substantially as set forth in Exhibit 32 of the Plan Supplement, as such plan may be modified or supplemented from time to time after the Effective Date by the board of directors of Reorganized UAL, intended for certain management employees of certain of the Reorganized Debtors.
     116. Master Ballots: The master ballots upon which the applicable holder of record shall in accordance with the Voting Instructions on behalf of the Beneficial Holders it represents (i) submit the votes cast by Beneficial Holders to accept or reject the Plan or if votes are not cast, to accept or reject the release provisions in ARTICLE X of the Plan, and (ii) for the Chicago Municipal Bond Beneficial Holders only, submit any treatment election.
     117. Mileage Plus Holdings: Mileage Plus Holdings, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     118. Mileage Plus, Inc.: Mileage Plus, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     119. Mileage Plus Marketing: Mileage Plus Marketing, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     120. Municipal Bond Adversary Proceeding: The Chicago Municipal Bond Adversary Proceeding, the SFO Municipal Bond Adversary Proceeding, the Denver Municipal Bond Adversary Proceeding, the LAX Municipal Bond Adversary Proceeding, and the JFK Municipal Bond Adversary Proceeding, or any of the other following adversary proceedings filed by any of the Debtors and docketed in the Bankruptcy Court, which are pending as of the Confirmation Date, and for which a Final Order has not been entered by the Bankruptcy Court resolving the Municipal Bond Adversary Proceeding and all appeals thereof.
     121. Municipal Bond Defendant: Any defendant in a Municipal Bond Adversary Proceeding.
     122. Municipal Bond Lease: Any lease or purported lease at issue in a Municipal Bond Adversary Proceeding.
     123. Municipal Bond Lessor: Any Municipal Bond Defendant that is a purported lessor under a Municipal Bond Lease.
     124. MyPoints.com: MyPoints.com, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     125. MyPoints Offline: MyPoints Offline Services, Inc., a Massachusetts corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     126. New Credit Facility: That certain credit facility described in ARTICLE VI.I.
     127. New Credit Facility Agent: That certain administrative agent for the New Credit Facility Lenders, as described in the New Credit Facility Documents.
     128. New Credit Facility Agreement: The credit agreement with respect to the New Credit Facility.
     129. New Credit Facility Documents: The New Credit Facility Agreement including all attachments and exhibits thereto and any agreements in connection therewith, by and between the Debtors and certain Affiliates, the New Credit Facility Lenders and the New Credit Facility Agent.

     130. New Credit Facility Lenders: The lenders under the New Credit Facility Documents.
     131. New UAL Common Stock: 1,000,000,000 shares of common stock in UAL, par value $.01 per share, to be authorized pursuant to the Reorganized UAL Charter, of which up to 125,000,000 shares shall be initially issued pursuant to the Plan.
     132. New UAL Contingent Senior Notes: Those certain $500,000,000 principal amount 8% Contingent Senior Subordinated Notes which may be issued by Reorganized UAL to PBGC pursuant to, and in accordance with, the PBGC Settlement Agreement. The New UAL Contingent Senior Notes may be issued in up to eight (8) tranches of $62,500,000 each, in denominations of $1,000.
     133. New UAL Convertible Employee Notes: Those certain convertible notes due 2021 issued by Reorganized UAL in connection with the Debtors’ 2005 labor cost savings initiatives as follows: (a) $550,000,000 to a trust or other entity designated by ALPA; (b) $24,000 to a trust or other entity designated by TWU; (c) $400,000 to a trust or other entity designated by PAFCA; (d) $40,000,000 to a trust or other entity designated by AMFA; (e) $60,000,000 to a trust or other entity designated by IAM; and (f) $56,000,000 to a trust or other entity for the benefit of SAM employees.
     134. New UAL Convertible Preferred Stock: Those certain 5,000,000 shares, par value $100 per share, of 2% Convertible Preferred Stock issued by Reorganized UAL to PBGC pursuant to, and in accordance with the PBGC Settlement Agreement.
     135. New UAL Debt Securities: collectively, (a) the New UAL Contingent Senior Notes, (b) the New UAL Convertible Employee Notes, (c) the New UAL O’Hare Bonds, and (d) the New UAL Senior Notes.
     136. New UAL Equity Securities: collectively, (a) the New UAL Common Stock, (b) the New UAL Convertible Preferred Stock, (c) the Class IAM Junior Preferred Stock, (d) the Class Pilot MEC Junior Preferred Stock, and (e) any other rights, if any, set forth in the Plan.
     137. New UAL O’Hare Bonds: $149,646,114 par value [___]% convertible notes due [___] issued by Reorganized UAL pursuant to the Chicago Municipal Bond Settlement Order and Chicago Municipal Bond Settlement Agreement.
     138. New UAL PBGC Securities: collectively, (a) the New UAL Senior Notes, (b) the New UAL Contingent Senior Notes, and (c) the New UAL Convertible Preferred Stock.
     139. New UAL Plan Securities: collectively, (a) New UAL Debt Securities, and (b) the New UAL Equity Securities.
     140. New UAL Senior Notes: Those certain $500,000,000 principal amount 6% Senior Notes issued by Reorganized UAL to PBGC pursuant to, and in accordance with, the PBGC Settlement Agreement. The New UAL Senior Notes shall be issued in denominations of $1,000.

     141. New UAL Stock Reserve: That portion of the Unsecured Distribution of New UAL Common Stock held in reserve, as of the Effective Date.
     142. Notice of Confirmation: That certain notice provided to Holders of Claims or Interests and of the parties in interest pursuant to Bankruptcy Rule 3020(c)(2) notifying such parties that the Bankruptcy Court has confirmed the Plan.
     143. Old Class 1 Preferred Interest: All Interests evidenced by Old Class 1 Preferred Stock.
     144. Old Class 1 Preferred Stock: All of the issued and outstanding shares of Class 1 ESOP Convertible Preferred Stock of UAL, with a par value of $0.01 per share, as of immediately prior to the Effective Date.
     145. Old Class 2 Preferred Interest: All Interests evidenced by Old Class 2 Preferred Stock.
     146. Old Class 2 Preferred Stock: All of the issued and outstanding shares of Class 2 ESOP Convertible Preferred Stock of UAL, with a par value of $0.01 per share, as of immediately prior to the Effective Date.
     147. Old Class I Junior Preferred Interest: All Interests evidenced by Old Class I Junior Preferred Stock.
     148. Old Class I Junior Preferred Stock: All of the issued and outstanding shares of Class I Junior Preferred Stock of UAL, with a par value of $0.01 per share, as of immediately prior to the Effective Date.
     149. Old Class IAM Preferred Interest: All Interests evidenced by Old Class IAM Preferred Stock.
     150. Old Class IAM Preferred Stock: All of the issued and outstanding shares of Class IAM Junior Preferred Stock of UAL, with a par value of $0.01 per share, as of immediately prior to the Effective Date.
     151. Old Class M Preferred Interest: All Interests evidenced by Old Class M Preferred Stock.
     152. Old Class M Preferred Stock: All of the issued and outstanding shares of Class M ESOP Voting Junior Preferred Stock of UAL, with a par value of $0.01 per share, as of immediately prior to the Effective Date.
     153. Old Class P Preferred Interest: All Interests evidenced by Old Class P Preferred Stock.
     154. Old Class P Preferred Stock: All of the issued and outstanding shares of Class P ESOP Voting Junior Preferred Stock of UAL, with a par value of $0.01 per share, as of immediately prior to the Effective Date.

     155. Old Class Pilot Preferred Interest: All Interests evidenced by Old Class Pilot Preferred Stock.
     156. Old Class Pilot Preferred Stock: All of the issued and outstanding shares of Class Pilot MEC Preferred Stock of UAL, with a par value of $0.01 per share, as of immediately prior to the Effective Date.
     157. Old Class S Preferred Interest: All Interests evidenced by Old Class S Preferred Stock.
     158. Old Class S Preferred Stock: All of the issued and outstanding shares of Class S ESOP Voting Junior Preferred Stock of UAL, with a par value of $0.01 per share, as of immediately prior to the Effective Date.
     159. Old Class SAM Preferred Interest: All Interests evidenced by Old Class SAM Preferred Stock.
     160. Old Class SAM Preferred Stock: All of the issued and outstanding shares of Class SAM Junior Preferred Stock of UAL, with a par value of $0.01 per share, as of immediately prior to the Effective Date.
     161. Old Series B Preferred Interest: All Interests evidenced by Old Series B Preferred Stock.
     162. Old Series B Preferred Stock: All of the issued and outstanding shares of 12.25% Series B Preferred Stock of UAL, with a stated value of $0.01 per share, as of immediately prior to the Effective Date.
     163. Old UAL Common Stock: All of the issued and outstanding shares of common stock of UAL, with a par value of $0.01 per share, as of immediately prior to the Effective Date.
     164. Old UAL Preferred Stock: Collectively the: (a) Old Class 1 Preferred Stock; (b) Old Class 2 Preferred Stock; (c) Old Class I Junior Preferred Stock; (d) Old Class IAM Preferred Stock; (e) Old Class M Preferred Stock; (f) Old Class P Preferred Stock; (g) Old Class Pilot Preferred Stock; (h) Old Class S Preferred Stock; (i) Old Class SAM Preferred Stock; and (j) Old Series B Preferred Stock.
     165. Old United Common Stock: All of the issued and outstanding shares of common stock of United, with par value of $0.01 per share, as of immediately prior to the Effective Date.
     166. Other Priority Claim: Any and all Claims accorded priority in right of payment pursuant to Section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.
     167. Other Secured Claim: Any and all Secured Claims against the applicable Debtor, whether or not specifically described in the Plan, other than a Secured Aircraft Claim or a DIP Facility Claim.

     168. Other Unsecured Claim: Any Unsecured Claim, that is not a/an: (a) Intercompany Claim; (b) Unsecured Convenience Class Claim; (c) Unsecured Retiree Convenience Class Claim; (d) Unsecured Retained Aircraft Claim; (e) Unsecured Rejected Aircraft Claim; (f) Unsecured PBGC Claim; and (g) Unsecured Chicago Municipal Bond Claim.
     169. PAFCA: Professional Airline Flight Control Association.
     170. PAFCA Distribution: That certain distribution of shares of New UAL Common Stock distributed to PAFCA-represented employees under the Plan on account of the $14,938,734 distribution amount under the PAFCA Restructuring Agreement and that certain Distribution Agreement attached thereto.
     171. PAFCA Released Party: Each of: PAFCA, the Executive Board of PAFCA, and each of their current or former (a) members, (b) officers, (c) committee members, (d) employees, (e) advisors, (f) attorneys, (g) accountants, (h) investment bankers, (i) consultants, (j) agents, and (k) other representatives with respect to any liability such person or entity may have in connection with or related to the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan, the Disclosure Statement, the PAFCA Restructuring Agreement or any contract, employee benefit plan, instrument, release or other agreement or document created, modified, amended or entered into in connection with either the Plan or any agreement between United, UAL and PAFCA, or any other act taken or omitted to be taken in connection with the Chapter 11 Cases.
     172. PAFCA Restructuring Agreement: That certain PAFCA/UAL Restructuring Agreement effective as of May 1, 2003, including all attachments and exhibits thereto and any agreements in connection therewith, by and between UAL, United, and PAFCA, as amended and modified by that certain Letter Agreement effective as of January 1, 2005, including all attachments and exhibits thereto and any agreements in connection therewith, which PAFCA Restructuring Agreement is contained in the Plan Supplement as Exhibits 23 and 24 and incorporated herein by reference.
     173. PBGC: Pension Benefit Guaranty Corporation.
     174. PBGC Settlement Agreement: That certain Settlement Agreement by and among UAL Corporation and all Direct and Indirect Subsidiaries and PBGC dated April 22, 2005, including all attachments and exhibits thereto and any agreements in connection therewith, as amended, supplemented, and approved by that certain Order Approving Debtors’ Emergency Motion to Approve Agreement with PBGC dated May 11, 2005, (Docket No. [11229]) both of which are contained in the Plan Supplement as Exhibit 14 and incorporated herein by reference.
     175. Person: Includes an individual, partnership and corporation, but does not include a Governmental Unit.
     176. Periodic Distribution Date: (a) The Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, (i) the first Business Day occurring ninety (90) days after the Distribution Date, and (ii) subsequently, the first Business Day occurring ninety (90) days after the immediately preceding Periodic Distribution Date.

     177. Petition Date: December 9, 2002.
     178. Pilot Non-Qualified Benefit Claim: An Unsecured Claim of a retired pilot for non-qualified benefits under Section 401(a) of the Internal Revenue Code arising out of termination of the United Airlines Pilot Defined Benefit Pension Plan.
     179. Pilot Retiree Committee: The official committee of retired pilots appointed in the Chapter 11 Cases pursuant to Section 1114 of the Bankruptcy Code.
     180. Plan: This Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, together with the Plan Supplement, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the terms of the Plan, the Bankruptcy Code, and the Bankruptcy Rules.
     181. Plan Oversight Committee: That certain Plan Oversight Committee established pursuant to ARTICLE XV.D.2 of the Plan.
     182. Plan Supplement: The compilation of documents and form of documents, schedules, and exhibits to be Filed prior to the hearing on the Disclosure Statement, as modified or supplemented prior to the Confirmation Hearing in accordance with ARTICLE XIII of the Plan.
     183. Plan Supplement Filing Date: The last date on which the Plan Supplement shall be filed with the Bankruptcy Court, which date shall be at least seven (7) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice to parties-in-interest; provided, however, that the Debtors will provide notice to the parties in the core group and on the Bankruptcy Rule 2002 service list of any changes to the date.
     184. Postpetition Aircraft Agreement: A new or renegotiated agreement, including leases and mortgages, entered into after the Petition Date by the Debtors relating to Aircraft Equipment and authorized by the Bankruptcy Court, that is not a/an: “adequate protection stipulation” (as that term has been used in the Chapter 11 Cases), a stipulation or election entered into pursuant to Section 1110 of the Bankruptcy Code, or an agreement rejected or terminated by the Debtors on or prior to the Effective Date. Postpetition Aircraft Agreements shall include any new or renegotiated agreement, including leases and mortgages, entered into pursuant to the Public Debt Aircraft Settlement Agreement, as approved by the Bankruptcy Court.
     185. Postpetition Aircraft Obligation: Those Claims or obligations set forth on Exhibit 36 to the Plan Supplement (“Aircraft Financing Summary”) arising in connection with a Postpetition Aircraft Agreement, other than a Claim or obligation under the Public Debt Aircraft Settlement Agreement; provided, however, that Claims or obligations under such Agreements shall be deemed postpetition obligations of the Debtors solely to the extent specifically provided in, and in accordance with the terms of, such Agreements; provided, further, that such Postpetition Aircraft Obligations shall not include any Claims or obligations under any agreements rejected or terminated on or prior to the Effective Date.

     186. Premier Meeting: Premier Meeting and Travel Services, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     187. Priority Tax Claim: A Claim of a Governmental Unit of the kind specified in Section 507(a)(8) of the Bankruptcy Code.
     188. Professional: A Person or Entity (a) employed pursuant to a Final Order in accordance with Sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to Sections 327, 328, 329, 330, and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.
     189. Proof of Claim: A proof of Claim filed against any of the Debtors in these Chapter 11 Cases.
     190. Proof of Interest: A proof of Interest filed against any of the Debtors in these Chapter 11 Cases.
     191. Public Debt Aircraft Settlement Agreement: Collectively, those certain term sheets and that certain letter agreement, including any exhibits, schedules, or other attachments thereto, dated as of August 5, 2005, by and among United and certain trustees setting forth settlements of claims and restructurings of United’s obligations under the following Aircraft Equipment financing transactions: Series 2001-1 EETCs, Series 2000-2 EETCs, Series 2000-1 EETCs, 1991 Series ETC Class B, 1991 Series ETC Class C, 1991 Series ETC Class D, 1991 Series ETC Class E, 1991 A PTC, 1991 B PTC, 1992 A PTC, 1994 AA PTC, 1994 BB PTC, 1995 A PTC, Jet Equipment Trust Series 1994-A, Jet Equipment Trust Series 1995-B, and N533UA, which such Public Aircraft Settlement Agreement shall be subject to approval by the Bankruptcy Court, as requested in that certain Joint Motion for Order Approving Settlement and Term Sheets with Trustees and Controlling Holders for Public Debt Aircraft [Docket No. 12567].
     192. Reinstated: (a) Leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Creditor so as to leave such Claim Unimpaired in accordance with Section 1124 of the Bankruptcy Code; (b) other than with respect to any Postpetition Aircraft Agreement, notwithstanding any contractual provision or applicable law that entitles the Creditor to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; and (iii) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Creditor; provided, however, that the contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, without limitation, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or action contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated to accomplish Reinstatement; or

(c) with respect to any Postpetition Aircraft Agreement, curing any default as permitted and solely in accordance with the terms of such Postpetition Aircraft Agreement.
     193. Released Party: Each of: (a) the Debtors and the Reorganized Debtors, and each of their subsidiaries; (b) the DIP Facility Agent and the DIP Lender in their capacities as such; (c) the Creditors’ Committee and the Professionals of the Creditors’ Committee, in their capacities as such; (d) the New Credit Facility Lenders; (e) with respect to each of the above Entities, such Entities’ successors and assigns; (f) with respect to each of the above Entities, such Entities’ subsidiaries, affiliates, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case in their capacity as such, and only if serving in such capacity; (g) the members of the Creditors’ Committee in their capacity as such; (h) the ALPA Released Parties; (i) the TWU Released Parties; and (j) the PAFCA Released Parties.
     194. Reorganized Debtors: The Debtors, in each case, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
     195. Reorganized UAL: UAL Corporation or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
     196. Reorganized UAL Bylaws: The bylaws of UAL to be in effect on or as soon as reasonably practicable after the Effective Date.
     197. Reorganized UAL Charter: The amended and restated certificate of incorporation of UAL to be in effect on or as soon as reasonably practicable after the Effective Date.
     198. Reorganized ULS: UAL Loyalty Services, Inc. or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
     199. Reorganized United: United Air Lines, Inc. or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.
     200. Revenue Related Agreement: An agreement to which any of the Debtors are a party whose primary purpose is to generate revenue for the Debtors in exchange for the sale, lease, or other disposition of goods or services, or both, of the Debtors to third parties, including, without limitation, any agreement that (i) is directly related either to such agreement whose primary purpose is to generate revenue or to any one or more of the revenue generation activities of such agreement, and (ii) is facilitative or supportive of such revenue generation. These agreements include, without limitation: (a) corporate volume travel agreements, travel agency incentive agreements, and any other agreements in which any of the Debtors sell or otherwise provide passenger (and/or baggage) air transportation services, any related services, and/or goods to corporations, travel agencies or other third parties, including, without limitation, agreements in which the Debtors provide pricing discounts or other incentives (or both), either at the time of ticketing or after a predetermined period (or both), to generate such sales; (b) cargo or mail shipping agreements and any other agreements in which the Cargo Services Division of United Air Lines, Inc. sells, leases or otherwise provides cargo or mail air transportation services, any related services, and/or goods to corporations or other third parties, including, without limitation, agreements in which the Debtors provide pricing discounts or other incentives (or both), either at the time of sale, shipment, or after a predetermined period (or some combination thereof), to generate such sales; (c) airframe or aircraft engine maintenance services agreements, aircraft ground handling services agreements, aircraft equipment or parts sale or lease agreements, aircraft or aircraft simulator flight training services agreements, and any other agreements in which the United Services Division of United Air Lines, Inc. sells, leases or otherwise provides maintenance, any other services, and/or goods to corporations, other airlines, or other third parties; (d) frequent flier mileage sales agreements and any other agreements in which any of the Debtors sell or otherwise provide or agreed to provide (i) frequent flier miles, provided, however, that assumption of such Agreements shall not alter the terms and conditions of United’s frequent flyer program and United’s ability to cancel such program at any time, (ii) any one or more other loyalty program currencies, and/or (iii) any related services and/or goods to corporations, individuals, or other third parties, including, without limitation, agreements in which the Debtors provide pricing discounts or other incentives (or both), either at the time of sale of after a predetermined period (or both), to generate sales of such frequent flier miles, loyalty program currencies, Debtors’ related passenger (and/or baggage) air transportation services, and/or any other related services and/or goods; (e) media or advertising sales agreements, gift certificates sales agreements, and any other agreements in which any of the Debtors sell or otherwise provide advertising, any related services, and/or goods to corporations, individuals, or other third parties, including, without limitation, agreements in which the Debtors provide pricing discounts or other incentives (or both), either at the time of sale of after a predetermined period (or both), to generate sales of such services, goods, Debtors’ related passenger (and/or baggage) air transportation services, and/or any other related services and/or goods; (f) airport gate lease or sublease agreement or license or sublicense, airport slot lease or sublease agreement or license or sublicense, aircraft ground equipment sale or lease agreement, and any other agreements in which any of the Debtors sells, leases or otherwise disposes of any property and/or goods to corporations, other airlines, or other third parties; provided, however, specifically excluded from this sub-clause (f) of this definition of Revenue Related Agreement is any municipal bond financing agreement or municipal bond related contractual obligations; (g) commission related sales agreements and any other agreements, in which any one or more of the Debtors receive a commission for selling goods and/or services to frequent fliers, other passengers, or other parties, including, without limitation, car rentals, hotel stays, cruise trips, vacation packages, travel insurance and/or duty free goods; and (h) bulk sale or wholesale related sales agreements and any other agreements, in which any one or more of the Debtors purchase, or have access to, and/or manage the revenue yield of discounted inventory in travel industry related goods and/or services, including, without limitation, bulk sale airline seat or cruise line inventory; provided, further, that any and all agreements providing for the use of, cost sharing, maintenance, or related services regarding X-ray equipment is expressly excluded from the definition of Revenue Related Agreement.
     201. Rights Offering: The offering of New UAL Common Stock to the existing Unsecured Creditors.
     202. Roll-Up Transaction: A dissolution or winding up of the corporate existence of a Reorganized Debtor under applicable state law or the consolidation, merger, contribution of assets, or other transaction in which a Reorganized Debtor mergers with or transfers substantially all of its assets and liabilities to another Reorganized Debtor or one or more of their Affiliates, on or after the Effective Date.
     203. SAM: US-based salaried and management employees of United and certain of its subsidiaries.
     204. SAM Distribution: That certain distribution of shares of New UAL Common Stock distributed to SAM employees under the Plan on account of the $1,040,896,485 distribution amount in connection with the Debtors’ 2003 and 2005 labor cost savings initiatives.
     205. SAM Retiree Committee: The official committee of retired salaried and management employees appointed in the Chapter 11 Cases.
     206. Schedules: The schedules of assets and liabilities, schedules of executory contracts, and statement of financial affairs as the Bankruptcy Court requires the Debtors to file pursuant to Section 521 of the Bankruptcy Code, the official bankruptcy forms and the Bankruptcy Rules, as they may be amended and supplemented from time to time.
     207. Section 1113 Restructuring Agreements: Collectively, the AFA Restructuring Agreement, the ALPA Restructuring Agreement, the AMFA Restructuring Agreement, the IAM 141 Restructuring Agreement, the PAFCA Restructuring Agreement, and the TWU Restructuring Agreement, including any indemnification agreements and indemnification obligations in connection therewith.
     208. Section 1114 Claim: An Unsecured Claim of a former employee who retired prior to July 1, 2003, on account of retiree benefits as defined in or in reference to 11 U.S.C. § 1114(a).
     209. Secured Aircraft Claim: A Claim that is secured by a security interest in, or a lien on, any Aircraft Equipment (to the extent the Debtors have not abandoned such Aircraft Equipment with no agreement to re-lease or re-purchase such Aircraft Equipment) in which a Debtor’s Estate has an interest, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Creditor’s interest in the applicable Estate’s interest in such Aircraft Equipment, as determined by a Final Order of the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the Creditor.
     210. Secured Aircraft Creditor: The Holder of a Secured Aircraft Claim.
     211. Secured Claim: A Claim (a) secured by a lien on property in which the Estate has an interest, which lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order, or that is subject to setoff pursuant to Section 553 of the Bankruptcy Code, to the extent of the value of the Creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code, or (b) specifically Allowed pursuant to the Plan as a Secured Claim; provided, however, to the extent such Claim would qualify as a Priority Tax Claim if such claim were unsecured, it shall be treated as a Priority Tax Claim.

     212. Securities Act: The Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended, or any similar federal, state, or local law.
     213. Series 1999A Bonds: Those certain $121,420,000 Chicago O’Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 1999A, issued by the City of Chicago pursuant to, among other agreements, that certain Special Facility Use Agreement dated as of February 1, 1999, between the City and United, that certain Indenture of Trust dated as of February 1, 1999, between the City and Harris Trust and Savings Bank, as Trustee and predecessor to BNY Midwest Trust Company, and that certain Guaranty dated as of February 1, 1999, by United in favor of such Trustee.
     214. Series 1999B Bonds: Those certain $40,275,000 Chicago O’Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 1999B, issued by the City of Chicago pursuant to, among other agreements, that certain Special Facility Use Agreement dated as of February 1, 1999, between the City of Chicago and United, that certain Indenture of Trust dated as of February 1, 1999, between the City of Chicago and Harris Trust and Savings Bank, as Trustee and predecessor to BNY Midwest Trust Company, and that certain Guaranty dated as of February 1, 1999, by United in favor of such Trustee.
     215. Series 2000A Bonds: Those certain $38,360,000 Chicago O’Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc.) Series 2000A, issued by the City of Chicago pursuant to, among other agreements, that certain Special Facility Use Agreement dated as of June 1, 2000, between the City of Chicago and United, that certain Indenture of Trust dated as of June 1, 2000, between the City of Chicago and U.S. Bank National Association, as Trustee, and that certain Guaranty dated as of June 1, 2000, by United in favor of such Trustee.
     216. Series 2001A-1 Bonds: Those certain $102,570,000 Chicago O’Hare International Airport Special Facility Revenue Bonds (United Air Lines, Inc.) Series 2001A-1, issued by the City of Chicago pursuant to, among other agreements, that certain Special Facility Loan Agreement dated as of February 1, 2001, between the City of Chicago and United, that certain Trust Agreement dated as of February 1, 2001, between the City of Chicago and Bank One Trust Company, National Association, as Trustee and predecessor to SunTrust Bank, and that certain Guaranty dated as of February 1, 2001, by United in favor of such Trustee.
     217. Series 2001A-2 Bonds: Those certain $100,000,000 Chicago O’Hare International Airport Special Facility Revenue Bonds (United Air Lines, Inc. Project) Series 2001A-2, issued by the City of Chicago pursuant to, among other agreements, that certain Special Facility Loan Agreement dated as of February 1, 2001, between the City of Chicago and United, that certain Trust Agreement dated as of February 1, 2001, between the City of Chicago and Bank One Trust Company, National Association, as Trustee and predecessor to HSBC Bank USA, and that certain Guaranty dated as of February 1, 2001, by United in favor of such Trustee.
     218. Series 2001B Bonds: Those certain $49,280,000 Chicago O’Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 2001B, issued by the City of Chicago pursuant to, among other agreements, that certain Special Facility Use Agreement dated as of February 1, 2001, between the City of Chicago and United, that certain Trust Agreement dated as of February 1, 2001, between the City of Chicago and Bank One Trust Company, National Association, as Trustee and predecessor to HSBC Bank USA, and that certain Guaranty dated as of February 1, 2001, by United in favor of such Trustee.
     219. Series 2001C Bonds: Those certain $149,370,000 Chicago O’Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 2001C , pursuant to, among other agreements, that certain Special Facility Use Agreement dated as of February 1, 2001, between the City of Chicago and United, that certain Trust Agreement dated as of February 1, 2001, between the City of Chicago and Bank One Trust Company, National Association, as Trustee and predecessor to HSBC Bank USA, and that certain Guaranty dated as of February 1, 2001, by United in favor of such Trustee.
     220. SERP: That Supplemental Executive Retirement Plan providing certain non-qualified retirement benefits for eligible management employees.
     221. SERP Claim: An Unsecured Claim of a current or former management employee of the Debtors, for benefits that are non-qualified under Section 401(a) of the Internal Revenue Code, and arising out of the termination of the SERP, taking into account recoveries from other sources.
     222. Servicer: An indenture trustee, agent, servicer, or other authorized representative of Creditors recognized by the Debtors.
     223. SFO Municipal Bond Adversary Proceedings: Those certain Municipal Bond Adversary Proceeding with Case Nos. 03-A-00975 and 04-A-002413.
     224. Solicitation Agent: Poorman-Douglas Corporation, 10300 SW Allen Boulevard, Beaverton, Oregon 87005, (877) 752-5527.
     225. Solicitation Notice: The notice, approved in the Solicitation Procedures Order, that sets forth in detail, among other things, the voting deadlines and objection deadlines with respect to the Plan.
     226. Solicitation Procedures: The procedures for voting on the Plan approved by the Court in the Solicitation Procedures Order and contained in Exhibit 1 of the Plan Supplement.
     227. Solicitation Procedures Order: That certain order entered by the Bankruptcy Court on [___], 2005, approving certain solicitation procedures for solicitation of votes on the Plan [Docket No. ___].
     228. Stated Amount: (a) When used in reference to an Allowed Claim or Interest, the amount of such Allowed Claim or Interest, and (b) when used in reference to a Disputed Claim or Interest, the full stated liquidated amount claimed by the Creditor or the holder of the Interest; provided, however, that if a Claim or Interest is Disputed or Disallowed and has no stated liquidated amount, the Debtors or the Reorganized Debtors may estimate, in their sole and absolute discretion, the liquidated amount of such Claim or Interest for the purposes of determining the pro rata amount of a Claim or Interest.

     229. Subordinated Securities Claim: Claim of the type described in, and subject to subordination pursuant to, Section 510(b) of the Bankruptcy Code, including any and all Claims whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors (including, without limitation, Interests or securities to be issued, offered, purchased, or sold in connection with or pursuant to the Plan), or for damages arising from the purchase, sale, or holding of such securities, or for reimbursement, indemnification, or contribution allowed pursuant to Section 502 of the Bankruptcy Code on account of such a Claim.
     230. Subplan: A subplan of reorganization that would be filed by each of the United Debtors in the event the Bankruptcy Court does not substantively consolidate the United Debtors’ Estates.
     231. Supremacy Clause: Paragraph 2 of Article VI of the United States Constitution.
     232. Tax Escrow Account: The escrow account established by United pursuant to the Tax Escrow Agreement for the purpose of setting aside funds to satisfy certain tax liabilities, with an initial deposit of $200,000,000.
     233. Tax Escrow Agreement: That certain escrow agreement, dated November 29, 2002, by and between United and LaSalle Bank National Association, assumption of which was authorized by order of the Bankruptcy Court [Docket No. 237].
     234. TOPrS Claim: Any Claim arising in connection with the UAL guarantee of the TOPrS Preferred Securities or the 13.25% Junior Subordinated Debentures.
     235. TOPrS Preferred Securities: The 13.25% Trust Originated Preferred Securities issued by UAL Corporation Capital Trust I.
     236. TWU: Transport Workers Union of America, AFL-CIO.
     237. TWU Distribution: That certain distribution of shares of New UAL Common Stock distributed to TWU-represented employees under the Plan on account of the $1,776,725 distribution amount under the TWU Restructuring Agreement and that certain Distribution Agreement attached thereto.
     238. TWU Released Party: Each of: TWU, Local 540 of TWU, and each of their current or former (a) members, (b) officers, (c) committee members, (d) employees, (e) advisors, (f) attorneys, (g) accountants, (h) investment bankers, (i) consultants, (j) agents, and (k) other representatives with respect to any liability such person or entity may have in connection with or related to the Chapter 11 Cases, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of any of the Plan, the Disclosure Statement, the TWU Restructuring Agreement or any contract, employee benefit plan, instrument, release or other agreement or document created, modified, amended or entered into in connection with either the Plan or any agreement between United, UAL and TWU, or any other act taken or omitted to be taken in connection with the Chapter 11 Cases.

     239. TWU Restructuring Agreement: That certain Section 1113(c) Term Sheet effective as of May 1, 2003, including all attachments and exhibits thereto and any agreements in connection therewith, by and between UAL, United and TWU, as amended and modified by that certain Letter Agreement effective as of January 1, 2005, including all attachments and exhibits thereto and any agreements in connection therewith, which TWU Restructuring Agreement is contained in the Plan Supplement as Exhibits 25 and 26 and incorporated herein by reference.
     240. UAFC: United Aviation Fuels Corporation, a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     241. UAL: UAL Corporation, a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     242. UAL BMI: UAL Benefits Management, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     243. UAL Common Stock Interest: All Interests evidenced by Old UAL Common Stock.
     244. UAL Company Services: UAL Company Services, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     245. UAL Corporation Capital Trust I: UAL Corporation Capital Trust I, a Delaware business trust.
     246. UAL Preferred Stock Interest: All Interests evidenced by Old UAL Preferred Stock.
     247. ULS: UAL Loyalty Services, LLC, a Delaware limited liability corporation, a debtor and debtor in possession in the Chapter 11 Cases, successor and successor in interest to UAL Loyalty Services, Inc.
     248. ULS LTIP: The ULS Long Term Incentive Plan.
     249. Uniform Commercial Code: The Uniform Commercial Code as in effect on the Effective Date, as enacted in the applicable state.
     250. Unimpaired: With respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of Section 1124 of the Bankruptcy Code.
     251. Unions: AFA, ALPA, AMFA, IAM 141, PAFCA, and TWU.
     252. United: United Air Lines, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     253. United BizJet: United BizJet Holdings, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.

     254. United Cogen: United Cogen, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     255. United Common Stock Interest: All Interests evidenced by Old United Common Stock.
     256. United Debtors: Collectively each of the Debtors other than UAL.
     257. United Express Agreement: An operating agreement under which a regional air carrier is granted a non-exclusive license to use the registered “United Express” trademark owned by the Debtors in connection with the regional carrier’s providing air transportation services to the public under the brand name “United Express” as a marketing affiliate of the Debtors, and in accordance with the terms and conditions of that operating agreement.
     258. United GHS: United GHS, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     259. United Vacations: United Vacations, Inc., a Delaware corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     260. United Worldwide: United Worldwide Corporation, a Guam corporation, a debtor and debtor in possession in the Chapter 11 Cases.
     261. Unsecured Chicago Municipal Bond Claim: Any general unsecured Claim of the “Trustees”, as defined in the Chicago Municipal Bond Settlement Agreement, for the benefit of the Holders of any of the Chicago Municipal Bonds, which Unsecured Chicago Municipal Bond Claims shall be allowed in the amounts set forth in the Chicago Municipal Bond Settlement Order and the Chicago Municipal Bond Settlement Agreement.
     262. Unsecured Claim: Any Claim against any of the Debtors that is not a/an: (a) Secured Claim, (b) Administrative Claim, (c) Priority Tax Claim, (d) DIP Facility Claim, (e) Secured Aircraft Claim, (f) Other Secured Claim, (g) Other Priority Claim, (h) TOPrS Claim, or (i) Subordinated Securities Claim.
     263. Unsecured Convenience Class Account: Any brokerage account or accounts established, funded (either with Cash or securities), and maintained on and after the Effective Date solely for the purpose of selling the shares of New UAL Common Stock that comprise the Unsecured Convenience Class Reserve and distributing the proceeds thereof to Holders of Unsecured Convenience Class Claims.
     264. Unsecured Convenience Class Claim: Any (a) Unsecured Claim that is under $50,000 (subject to such Creditor’s right to opt out of the Unsecured Convenience Class), or (b) Unsecured Claim in excess of $50,000 which the Holder thereof, pursuant to such Holder’s ballot or such other election accepted by the Debtors, elects to have reduced to the amount of $50,000 and to be treated in the respective Unsecured Convenience Class of the Debtor against whom such Holder’s Unsecured Claim exists, provided, however, that an Unsecured Convenience Class Claim does not include: (v) an Unsecured PBGC Claim; (w) a Claim of a former or current employee, officer, director, or independent contractor of any of the Debtors; (x) a Claim on account of a judicial, administrative, or other legal action or proceeding against any Debtor commenced (or that could have been commenced) on or before the Petition Date or during the Chapter 11 Cases; (y) a Claim on account of publicly or privately held securities; or (z) a Claim whose Holder opts out of such class.
     265. Unsecured Convenience Class Distribution: The Cash proceeds from the sale of the Unsecured Convenience Class Reserve less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale in accordance with ARTICLE VI.C of the Plan.
     266. Unsecured Convenience Class Reserve: The Unsecured Distribution multiplied by a fraction, the numerator of which is equal to the aggregate amount of Allowed Unsecured Convenience Class Claims, and the denominator of which is equal to the estimate of the aggregate amount of all Allowed Unsecured Claims as set forth in the Disclosure Statement dated ___, 2005.
     267. Unsecured Debentures: Collectively, the: (a) $150 million original principal amount 9.0% senior subordinated notes due December 15, 2003, issued by United; (b) $200 million original principal amount 9.125% debentures due January 15, 2012, issued by United; (c) $250 million original principal amount 9.75% debentures due August 15, 2021, issued by United; (d) $300 million original principal amount 10.25% debentures due July 15, 2021, issued by United; (e) $270.2 million original principal amount 10.67% Series A debentures due May 1, 2004, issued by United; and (f) $371 million original principal amount 11.21% Series B debentures due May 1, 2014, issued by United.
     268. Unsecured Distribution: The shares of New UAL Common Stock to be issued pursuant to the Plan.
     269. Unsecured PBGC Claim: Any Unsecured Claim of PBGC, or any Unsecured Claim of any assignee of any portion of the Unsecured PBGC Claim, subject to the terms and conditions of the PBGC Settlement Agreement.
     270. Unsecured Public Debt Aircraft Claim: Any Unsecured Claim set forth in the Public Debt Aircraft Settlement, as approved by the Bankruptcy Court, which Unsecured Public Debt Aircraft Claims shall be allowed in the amounts set forth in the Public Debt Aircraft Settlement Agreement.
     271. Unsecured Rejected Aircraft Claim: Any Unsecured Claim, other than an Unsecured Public Debt Aircraft Claim, arising in connection with the rejection or abandonment of Aircraft Equipment or the underlying security agreement, lease, financing, conditional sale contract, or similar agreement.
     272. Unsecured Retained Aircraft Claim: Any Unsecured Claim, other than an Unsecured Rejected Aircraft Claim or an Unsecured Public Debt Aircraft Claim, arising in connection with the financing of Aircraft Equipment or the negotiation of agreements or other documents relating to Aircraft Equipment, or to be Allowed pursuant to a Postpetition Aircraft Agreement.
     273. Unsecured Retiree Convenience Class Claim: Any Pilot Non-Qualified Benefit Claim, Section 1114 Claim, or SERP Claim against any Debtor in the amount set forth by the Debtors on such Holder’s Ballot and agreed to by such Holder, provided, however, that an Unsecured Retiree Convenience Class Claim does not include a Claim whose Holder opts out of such Class.
     274. Unsecured Retiree Convenience Class Distribution: The Cash proceeds from the sale of the Unsecured Retiree Convenience Class Reserve less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale in accordance with ARTICLE VI.C of the Plan.
     275. Unsecured Retiree Convenience Class Reserve: The Unsecured Distribution multiplied by a fraction, the numerator of which is equal to the aggregate amount of Allowed Unsecured Retiree Convenience Class Claims, and the denominator of which is equal to the estimate of the aggregate amount of all Allowed Unsecured Claims as set forth in the Disclosure Statement dated ___, 2005.
     276. Voting Deadline: December 1, 2005.
     277. Voting Instructions: The instructions for voting on the Plan approved by the Court in the Solicitation Procedures Order and contained and/or referenced in the Section of the Disclosure Statement entitled Solicitation Procedures and in the Ballots and the Master Ballots.
ARTICLE II.
ADMINISTRATIVE AND PRIORITY TAX CLAIMS AGAINST ALL OF THE DEBTORS
A. Administrative Claims: Subject to the provisions of Sections 328, 330(a), and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim shall be paid in full satisfaction, settlement, release, and discharge of the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the first Periodic Distribution Date or as soon as reasonably practicable thereafter, (ii) if such Administrative Claim is Allowed after the Effective Date, on the first Periodic Distribution Date after such Administrative Claim is Allowed or as soon as reasonably practicable thereafter, or (iii) upon such other terms (a) as may be agreed upon by such Holder and the respective Debtor or Reorganized Debtor or (b) as may be contained in a Final Order of the Bankruptcy Court; provided, however, that (x) Holders of Claims arising under the DIP Facility shall be deemed to have an Allowed Claim as of the Effective Date in such amount as to which the Debtors and such Holders of Claims shall have agreed upon in writing or as fixed by the Bankruptcy Court, which DIP Facility Claim shall be paid in full in Cash on the Effective Date or such other date as agreed upon by the Reorganized Debtors and the DIP Facility Agent, and (y) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Effective Date shall be paid and/or performed in the ordinary course of business in accordance with the terms and conditions of any agreements, course of dealing, course of business, or industry practice relating thereto.
B. Priority Tax Claims: On the first Periodic Distribution Date or as soon as reasonably practicable thereafter, each Holder of an Allowed Priority Tax Claim that is due and payable on or prior to the Effective Date shall be provided with, at the sole option of the respective Debtor, in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim, (i) payment in full in Cash; (ii) deferred quarterly Cash payments, over a period not exceeding six years after the date of assessment of such Priority Tax Claim, of a value, as of the Effective Date of the Plan, equal to the amount of such Allowed Priority Tax Claim plus simple interest on any outstanding balance from the Effective Date, calculated at the interest rate available on five-year United States Treasury Notes on the Effective Date; or (iii) such other amount and terms as agreed to by the respective Debtor and such Holder.
ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS (SUBPLANS)
A. Summary of Classification of Claims and Interests: The categories of Claims and Interests listed below classify Claims and Interests in or against the Debtors for all purposes, including voting, Confirmation, and distribution, pursuant to the Plan and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. If substantive consolidation is ordered pursuant to ARTICLE VI.F of the Plan, each Class listed below will vote as set forth in ARTICLE IV of the Plan. If substantive consolidation is not ordered, each Class listed below shall vote as a single separate Class, including with respect to the confirmation requirements under Section 1129(b) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and the remaining portion of such Claim or Interest, if any, shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in Sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in ARTICLE II of the Plan.
     1. Debtor Classification and Identification

Class No.	Debtor
1	UAL Corporation
2	United Air Lines, Inc.
3	Air Wisconsin, Inc.
4	Air Wis Services, Inc.
5	Ameniti Travel Clubs, Inc.
6	BizJet Charter, Inc.

Class No.	Debtor
7	BizJet Fractional, Inc.
8	BizJet Services, Inc.
9	Cybergold, Inc.
10	Domicile Management Services, Inc.
11	Four Star Leasing, Inc.
12	itarget.com, inc.
13	Kion Leasing, Inc.
14	Mileage Plus Holdings, Inc.
15	Mileage Plus, Inc.
16	Mileage Plus Marketing, Inc.
17	MyPoints.com, Inc.
18	MyPoints Offline Services, Inc.
19	Premier Meeting and Travel Services, Inc.
20	United Aviation Fuels Corporation
21	UAL Benefits Management Inc.
22	UAL Company Services, Inc.
23	UAL Loyalty Services, LLC
24	United BizJet Holdings, Inc.
25	United Cogen, Inc.
26	United GHS Inc.
27	United Vacations, Inc.
28	United Worldwide Corporation
     2. Summary of Classification and Treatment of Claims and Interests
     a. UAL Corporation

			Projected
			Recovery
			Under		Voting
Class	Claim	Plan Treatment of Class	the Plan	Status	Rights
1A	DIP Facility Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

			Projected
			Recovery
			Under		Voting
Class	Claim	Plan Treatment of Class	the Plan	Status	Rights
1B-1	Secured Aircraft Claims	Reinstated; such treatment as to which UAL or Reorganized UAL and the Secured Aircraft Creditor shall have agreed in writing; return of collateral; or treatment otherwise rendering such Secured Aircraft Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

1B-2	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

1C	Other Priority Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

1D	Unsecured Convenience Class Claims	Cash equal to the gross proceeds from the sale of such Holder’s pro rata share of the Unsecured Distribution less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale	4-7%	Impaired	Entitled to Vote

1E-1	Unsecured Retained Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

1E-2	Unsecured Rejected Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

1E-3	Other Unsecured Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

1F	TOPrS Claims	Not entitled to receive any distribution or retain any property under the Plan	0%	Impaired	Deemed to Reject

			Projected
			Recovery
			Under		Voting
Class	Claim	Plan Treatment of Class	the Plan	Status	Rights
1G	Preferred Stock Interests	Not entitled to receive any distribution or retain any property under the Plan	0%	Impaired	Deemed to Reject

1H	Common Stock Interests	Not entitled to receive any distribution or retain any property under the Plan	0%	Impaired	Deemed to Reject

1I	Subordinated Securities Claims	Not entitled to receive any distribution or retain any property under the Plan	0%	Impaired	Deemed to Reject
     b. United Air Lines, Inc.

			Projected
			Recovery
			Under		Voting
Class	Claim	Plan Treatment of Class	the Plan	Status	Rights
2A	DIP Facility Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

2B-1	Secured Aircraft Claims	Reinstated; such treatment as to which United or Reorganized United and the Secured Aircraft Creditor shall have agreed in writing; return of collateral; or treatment otherwise rendering such Secured Aircraft Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

2B-2	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

2C	Other Priority Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

Projected
Recovery
			Under		Voting
Class	Claim	Plan Treatment of Class	the Plan	Status	Rights
2D-1	Unsecured Convenience Class Claims	Cash equal to the gross proceeds from the sale of such Holder’s pro rata share of the Unsecured Distribution less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale	4-7%	Impaired	Entitled to Vote

2D-2	Unsecured Retiree Convenience Class Claims	Cash equal to the gross proceeds from the sale of such Holder’s pro rata share of the Unsecured Distribution less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale	4-7%	Impaired	Entitled to Vote

2E-1	Unsecured Retained Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

2E-2	Unsecured Rejected Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

2E-3	Unsecured PBGC Claims	New UAL PBGC Securities and pro rata share of the Unsecured Distribution	Value of securities plus 4-7%	Impaired	Entitled to Vote

2E-4	Unsecured Chicago Municipal Bond Claims	New UAL O’Hare Bonds and pro rata share of the Unsecured Distribution	Value of securities plus 4-7%	Impaired	Entitled to Vote

2E-5	Unsecured Public Debt Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

2E-6	Other Unsecured Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

			Projected
			Recovery
			Under		Voting
Class	Claim	Plan Treatment of Class	the Plan	Status	Rights
2H	Common Stock Interests	Not entitled to receive any distribution under the Plan; provided, however, that Debtors reserve the right to reinstate at any time	0%	Impaired	Deemed to Reject

2I	Subordinated Securities Claims	Not entitled to receive any distribution or retain any property under the Plan	0%	Impaired	Deemed to Reject
     c. Air Wisconsin, Inc.

			Projected
			Recovery
			Under the		Voting
Class	Claim	Plan Treatment of Class	Plan	Status	Rights
3A	DIP Facility Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

3B-1	Secured Aircraft Claims	Reinstated; such treatment as to which United or Reorganized United and the Secured Aircraft Creditor shall have agreed in writing; return of collateral; or treatment otherwise rendering such Secured Aircraft Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

3B-2	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

3C	Other Priority Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

Projected
Recovery
			Under the		Voting
Class	Claim	Plan Treatment of Class	Plan	Status	Rights
3D	Unsecured Convenience Class Claims	Cash equal to the gross proceeds from the sale of such Holder’s pro rata share of the Distribution less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale	4-7%	Impaired	Entitled to Vote

3E-1	Unsecured Retained Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

3E-2	Unsecured Rejected Aircraft Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

3E-3	Other Unsecured Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

3H	Common Stock Interests	Not entitled to receive any distribution under the Plan; provided, however, that Debtors reserve the right to reinstate at any time	0%	Impaired	Deemed to Reject
     d. Air Wis (Classes 4A, 4B, 4C, 4D, 4E, and 4H), Ameniti Travel Clubs, Inc. (Classes 5A, 5B, 5C, 5D, 5E, and 5H), BizJet Charter (Classes 6A, 6B, 6C, 6D, 6E, and 6H), BizJet Fractional (Classes 7A, 7B, 7C, 7D, 7E, and 7H), BizJet Services (Classes 8A, 8B, 8C, 8D, 8E, and 8H), Cybergold (Classes 9A, 9B, 9C, 9D, 9E, and 9H), DMS (Classes 10A, 10B, 10C, 10D, 10E, and 10H), Four Star (Classes 11A, 11B, 11C, 11D, 11E, and 11H), itarget (Classes 12A, 12B, 12C, 12D, 12E, and 12H), Kion Leasing (Classes 13A, 13B, 13C, 13D, 13E, and 13H), Mileage Plus Holdings (Classes 14A, 14B, 14C, 14D, 14E, and 14H), Mileage Plus, Inc. (Classes 15A, 15B, 15C, 15D, 15E, and 15H), Mileage Plus Marketing (Classes 16A, 16B, 16C, 16D, 16E, and 16H), MyPoints.com (Classes 17A, 17B, 17C, 17D, 17E, and 17H), MyPoints Offline (Classes 18A, 18B, 18C, 18D, 18E, and 18H), Premier Marketing (Classes 19A, 19B, 19C, 19D, 19E, and 19H), UAFC (Classes 20A, 20B, 20C, 20D, 20E, and 20H), UAL BMI (Classes 21A, 21B, 21C, 21D, 21E, and 21H), UAL Company Services (Classes 22A, 22B, 22C, 22D, 22E, and 22H), ULS (Classes 23A, 23B, 23C, 23D, 23E, and 23H), United BizJet (Classes 24A, 24B, 24C, 24D, 24E, and 24H), United Cogen (Classes 25A, 25B, 25C,

25D, 25E, and 25H), United GHS (Classes 26A, 26B, 26C, 26D, 26E, and 26H), United Vacations (Classes 27A, 27B, 27C, 27D, 27E, and 27H), and United Worldwide (Classes 28A, 28B, 28C, 28D, 28E, and 28H)

			Projected
			Recovery
			Under		Voting
Class	Claim	Plan Treatment of Class	the Plan	Status	Rights
4A through 28A	DIP Facility Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

4B through 28B	Other Secured Claims	Reinstated; paid in full in Cash; return of collateral; or treatment otherwise rendering such Other Secured Claim Unimpaired	100.0%	Unimpaired	Deemed to Accept

4C through 28C	Other Priority Claims	Paid in full	100.0%	Unimpaired	Deemed to Accept

4D through 28D	Unsecured Convenience Class Claims	Cash equal to the gross proceeds from the sale of such Holder’s pro rata share of the Unsecured Distribution less the amount of any discount, commission, or fee paid or incurred on such sale and any taxes withheld or paid on account of such sale	4-7%	Impaired	Entitled to Vote

4E through 28E	Unsecured Claims	Pro rata share of the Unsecured Distribution	4-7%	Impaired	Entitled to Vote

4H through 28H	Common Stock Interests	Not entitled to receive any distribution under the Plan; provided, however, that Debtors reserve the right to reinstate at any time	0%	Impaired	Deemed to Reject
B. Plan Classification Controlling: The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors’ Creditors in connection with voting on the Plan: (a) are set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes; (c) may not be relied upon by any Creditor as representing the actual classification of such Claims under the Plan for distribution purposes; and (d) shall not be binding on the Debtors or the Reorganized Debtors.

C. Classification and Treatment of Claims and Interests: UAL
     1. Class 1A—DIP Facility Claims
     a. Classification: Class 1A consists of all DIP Facility Claims against UAL.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 1A Claim, unless the Holder of such Claim and UAL agree to a different treatment, each Allowed Class 1A Claim shall be paid in full in Cash on the Effective Date or such other date as agreed upon by UAL and such Holder of the Allowed DIP Facility Claim.
     c. Voting: Class 1A is Unimpaired, and the Holders of Class 1A Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1A are not entitled to vote to accept or reject the Plan.
     2. Class 1B-1—Secured Aircraft Claims
     a. Classification: Class 1B-1 consists of all Secured Aircraft Claims against UAL.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 1B-1 Claim, each Holder of an Allowed Class 1B-1 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of UAL:
          (i) The Allowed Class 1B-1 Claim shall be Reinstated as an obligation of Reorganized UAL;
          (ii) The Allowed Class 1B-1 Claim shall receive such treatment as to which UAL or Reorganized UAL and the Secured Aircraft Creditor shall have agreed in writing;
          (iii) UAL shall surrender all collateral securing the Secured Aircraft Claim to the Secured Aircraft Creditor, without representation or warranty by or recourse against the Debtors or the Reorganized Debtors; or
          (iv) The Allowed Class 1B-1 Claim shall be treated in any other manner so that such Secured Aircraft Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any obligation associated with any Class 1B-1 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. UAL’s failure to object to any such Class 1B-1 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 1B-1 Claim.
     c. Voting: Class 1B-1 is Unimpaired, and the Holders of Class 1B-1 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1B-1 are not entitled to vote to accept or reject the Plan.
     3. Class 1B-2—Other Secured Claims
     a. Classification: Class 1B-2 consists of all Other Secured Claims against UAL.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 1B-2 Claim, unless the Holder of such Claim and UAL or Reorganized UAL agree to different treatment, each Holder of an Allowed Class 1B-2 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of UAL:
          (i) The Allowed Class 1B-2 Claim shall be Reinstated as an obligation of Reorganized UAL;
          (ii) The Distribution Agent shall pay the Allowed Class 1B-2 Claim to the extent that the Allowed Class 1B-2 Claim is an Allowed Secured Claim, in full in Cash on the Effective Date, or as soon as reasonably practicable thereafter;
          (iii) UAL shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or the Reorganized Debtors; or
          (iv) The Allowed Class 1B-2 Claim shall be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 1B-2 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. UAL’s failure to object to any such Class 1B-2 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 1B-2 Claim.
     c. Voting: Class 1B-2 is Unimpaired, and the Holders of Class 1B-2 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1B-2 are not entitled to vote to accept or reject the Plan.

     4. Class 1C—Other Priority Claims
     a. Classification: Class 1C consists of all Other Priority Claims against UAL.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 1C Claim, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between UAL or Reorganized UAL and the Holder of such Other Priority Claim, unless the Holder of such Claim and UAL or Reorganized UAL agree to different treatment, each Holder of an Allowed Class 1C Claim shall receive, in the sole and absolute discretion of UAL:
          (i) Cash equal to the amount of such Allowed Class 1C Claim; or
          (ii) Treatment in any other manner so that such Allowed Class 1C Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 1C Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.
     c. Voting: Class 1C is Unimpaired, and the Holders of Class 1C Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1C are not entitled to vote to accept or reject the Plan.
     5. Class 1D—Unsecured Convenience Class Claims
     a. Classification: Class 1D consists of all Unsecured Convenience Class Claims against UAL.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 1D Claim, on the Distribution Date, each Holder of an Allowed Class 1D Claim shall receive Cash equal to such Holder’s pro rata share of the Unsecured Convenience Class Distribution.
     c. Voting: Class 1D is Impaired, and Holders of Class 1D Claims are entitled to vote to accept or reject the Plan.
     d. Election Rights: Any election described herein must be made on the Ballot, and except as may be agreed to by the Debtors or the Reorganized Debtors, in their sole and absolute discretion, no Creditor can elect the treatment described below after the Voting Deadline.
          (i) Opt-In Rights: Each Holder of a Class 1E-3 Claim may elect to be treated as a Holder of an Allowed Class 1D Unsecured Convenience Class Claim. Any Allowed Class 1E-3 Claim that exceeds $50,000, but whose Holder elects to be treated as a Class 1D Claim, shall be automatically reduced to $50,000 and Allowed in such amount for all purposes, in complete satisfaction of such Allowed Class 1E-3 Claim, as applicable.
          (ii) Opt-Out Rights: Each Holder of an a Class 1D Unsecured Convenience Class Claim against UAL that may elect to opt out of such Class and instead be treated as a Class 1E-3 Other Unsecured Claim.
     6. Class 1E-1—Unsecured Retained Aircraft Claims
     a. Classification: Class 1E-1 consists of Unsecured Retained Aircraft Claims against UAL.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 1E-1 Claim on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 1E-1 Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that a Class 1E-1 Unsecured Claim becomes payable pursuant to any agreement between UAL or Reorganized UAL and the Holder of such Unsecured Claim, each Holder of an Allowed Class 1E-1 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Class 1E-1 is Impaired, and Holders of Class 1E-1 Claims are entitled to vote to accept or reject the Plan.
     7. Class 1E-2—Unsecured Rejected Aircraft Claims
     a. Classification: Class 1E-2 consists of Unsecured Rejected Aircraft Claims against UAL.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 1E-2 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a (i) Class 1E-2 Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that a Class 1E-2 Unsecured Claim becomes payable pursuant to any agreement between UAL or Reorganized UAL and the Holder of such Unsecured Claim, each Holder of an Allowed Class 1E-2 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Class 1E-2 is Impaired, and Holders of Class 1E-2 Claims are entitled to vote to accept or reject the Plan.
     8. Class 1E-3—Other Unsecured Claims
     a. Classification: Class 1E-3 consists of Other Unsecured Claims against UAL.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 1E-3 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a (i) Class 1E-3 Unsecured Claim becomes an

Allowed Unsecured Claim or (ii) the date that a Class 1E-3 Unsecured Claim becomes payable pursuant to any agreement between UAL or Reorganized UAL and the Holder of such Unsecured Claim, each Holder of an Allowed Class 1E-3 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Class 1E-3 is Impaired, and Holders of Class 1E-3 Claims are entitled to vote to accept or reject the Plan.
     9. Class 1F—TOPrS Claims
     a. Classification: Class 1F consists of all TOPrS Claims against UAL.
     b. Treatment: On the Effective Date, the Holders of Class 1F Claims shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan, and all TOPrS Preferred Securities shall be cancelled.
     c. Voting: Class 1F is Impaired, but because no distributions shall be made to Holders of Class 1F Claims nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1F are not entitled to vote to accept or reject the Plan.
     10. Class 1G—UAL Preferred Stock Interests
     a. Classification: Class 1G consists of all UAL Preferred Stock Interests.
     b. Treatment: On the Effective Date, the Holders of Class 1G Interests shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. All UAL Preferred Stock Interests shall be cancelled.
     c. Voting: Class 1G is Impaired, but because no distributions shall be made to Holders of Class 1G Interests nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 1G are not entitled to vote to accept or reject the Plan.
     11. Class 1H—UAL Common Stock Interests
     a. Classification: Class 1H consists of all Common Stock Interests in UAL.
     b. Treatment: On the Effective Date, the Holders of Class 1H Interests shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan. All Common Stock Interests in UAL shall be cancelled.
     c. Voting: Class 1H is Impaired, but because no distributions shall be made to Holders of Class 1H Interests nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to

Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 1H are not entitled to vote to accept or reject the Plan.
     12. Class 1I—Subordinated Securities Claims
     a. Classification: Class 1I consists of all Subordinated Securities Claims against UAL.
     b. Treatment: On the Effective Date, the Holders of Class 1I Claims shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan.
     c. Voting: Class 1I is Impaired, but because no distributions shall be made to Holders of Class 1I Claims nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1I are not entitled to vote to accept or reject the Plan.
D. Classification and Treatment of Claims and Interests: United
     1. Class 2A—DIP Facility Claims
     a. Classification: Class 2A consists of all DIP Facility Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 2A Claim, unless the Holder of such Claim and United agree to a different treatment, each Allowed Class 2A Claim shall be paid in full in Cash on the Effective Date or such other date as agreed upon by United and such Holder of the Allowed DIP Facility Claim.
     c. Voting: Class 2A is Unimpaired, and the Holders of Class 2A Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2A are not entitled to vote to accept or reject the Plan.
     2. Class 2B-1—Secured Aircraft Claims
     a. Classification: Class 2B-1 consists of all Secured Aircraft Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 2B-1 Claim, each Holder of an Allowed Class 2B-1 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of United:
          (i) The Allowed Class 2B-1 Claim shall be Reinstated as an obligation of Reorganized United;

          (ii) The Allowed Class 2B-1 Claim shall receive such treatment as to which United or Reorganized United and the Secured Aircraft Creditor shall have agreed in writing;
          (iii) United shall surrender all collateral securing the Secured Aircraft Claim to the Secured Aircraft Creditor, without representation or warranty by or recourse against the Debtors or the Reorganized Debtors; or
          (iv) The Allowed Class 2B-1 Claim shall be treated in any other manner so that such Secured Aircraft Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any obligation associated with any Class 2B-1 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. United’s failure to object to any such Class 2B-1 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 2B-1 Claim.
     c. Voting: Class 2B-1 is Unimpaired, and the Holders of Class 2B-1 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2B-1 are not entitled to vote to accept or reject the Plan.
     3. Class 2B-2—Other Secured Claims
     a. Classification: Class 2B-2 consists of all Other Secured Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 2B-2 Claim, unless the Holder of such Claim and United or Reorganized United agree to different treatment, each Holder of an Allowed Class 2B-2 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of United:
          (i) The Allowed Class 2B-2 Claim shall be Reinstated as an obligation of Reorganized United;
          (ii) The Distribution Agent shall pay the Allowed Class 2B-2 Claim to the extent that the Allowed Class 2B-2 Claim is an Allowed Secured Claim, in full in Cash on the Effective Date or as soon as reasonably practicable thereafter;
          (iii) United shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or the Reorganized Debtors; or

          (iv) The Allowed Class 2B-2 Claim shall be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 2B-2 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. United’s failure to object to any such Class 2B-2 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 2B-2 Claim.
     c. Voting: Class 2B-2 is Unimpaired, and the Holders of Class 2B-2 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2B-2 are not entitled to vote to accept or reject the Plan.
     4. Class 2C—Other Priority Claims
     a. Classification: Class 2C consists of all Other Priority Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2C Claim, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between United or Reorganized United and the Holder of such Other Priority Claim, unless the Holder of such Claim and United or Reorganized United agree to different treatment each Holder of an Allowed Class 2C Claim shall receive, in the sole and absolute discretion of United:
          (i) Cash equal to the amount of such Allowed Class 2C Claim; or
          (ii) Treatment in any other manner so that such Allowed Class 2C Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 2C Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.
     c. Voting: Class 2C is Unimpaired, and the Holders of Class 2C Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2C are not entitled to vote to accept or reject the Plan.

     5. Class 2D-1—Unsecured Convenience Class Claims
     a. Classification: Class 2D-1 consists of all Unsecured Convenience Class Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2D-1 Claim, on the Distribution Date each Holder of an Allowed Class 2D-1 Claim shall receive Cash equal to such Holder’s pro rata share of the Unsecured Convenience Class Distribution.
     c. Voting: Class 2D-1 is Impaired, and Holders of Class 2D-1 Claims are entitled to vote to accept or reject the Plan.
     d. Election Rights: Any election described herein must be made on the Ballot, and except as may be agreed to by the Debtors or the Reorganized Debtors, in their sole and absolute discretion, no Creditor can elect the treatment described below after the Voting Deadline.
          (i) Opt-In Rights: Each Holder of a Class 2E-6 Claim may elect to be treated as a Holder of an Allowed Class 2D-1 Unsecured Convenience Class Claim. Any Allowed Class 2E-6 Claim that exceeds $50,000, but whose Holder elects to be treated as a Class 2D-1 Claim, shall be automatically reduced to $50,000 and Allowed in such amount for all purposes, in complete satisfaction of such Allowed Class 2E-6 Claim, as applicable.
          (ii) Opt-Out Rights: Each Holder of a Class 2D-1 Unsecured Convenience Class Claim against United may elect to opt out of such Class and instead be treated as a Class 2E-6 Other Unsecured Claim.
     6. Class 2D-2—Unsecured Retiree Convenience Class Claims
     a. Classification: Class 2D-2 consists of all Unsecured Retiree Convenience Class Claims against any Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 2D-2 Claim, on the Distribution Date, each Holder of an Allowed Class 2D-2 Claim shall receive Cash equal to such Holder’s pro rata share of the Unsecured Retiree Convenience Class Distribution.
     c. Voting: Class 2D-2 is Impaired, and Holders of Class 2D-2 Claims are entitled to vote to accept or reject the Plan.
     d. Election Rights: Each Holder of an Unsecured Retiree Convenience Class Claim against any Debtor may elect to opt out of such Class and be treated as a Class 2E-6 Other Unsecured Claim, but may only make such election on the Holder’s Ballot prior to the Voting Deadline. Absent such an election, the Holder of a Class 2D-2 Claim shall be deemed to have agreed to an Allowed Claim in the amount set forth by the Debtors on the Holder’s respective Ballot.

     7. Class 2E-1—Unsecured Retained Aircraft Claims
     a. Classification: Class 2E-1 consists of Unsecured Retained Aircraft Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-1 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 2E-1 Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that a Class 2E-1 Unsecured Claim becomes payable pursuant to any agreement between United or Reorganized United and the Holder of such Unsecured Claim, each Holder of an Allowed Class 2E-1 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Class 2E-1 is Impaired, and Holders of Class 2E-1 Claims are entitled to vote to accept or reject the Plan.
     8. Class 2E-2—Unsecured Rejected Aircraft Claims
     a. Classification: Class 2E-2 consists of Unsecured Rejected Aircraft Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-2 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 2E-2 Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that a Class 2E-2 Unsecured Claim becomes payable pursuant to any agreement between United or Reorganized United and the Holder of such Unsecured Claim, each Holder of an Allowed Class 2E-2 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Class 2E-2 is Impaired, and Holders of Class 2E-2 Claims are entitled to vote to accept or reject the Plan.
     9. Class 2E-3—Unsecured PBGC Claims
     a. Classification: Class 2E-3 consists of Unsecured PBGC Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-3 Claim, each Holder of a Class 2E-3 Unsecured Claim shall receive the consideration as set forth in the PBGC Settlement Agreement including, but not limited to, the New UAL PBGC Securities and each Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Class 2E-3 is Impaired, and Holders of Class 2E-3 Claims are entitled to vote to accept or reject the Plan.

     10. Class 2E-4—Unsecured Chicago Municipal Bond Claims
     a. Classification: Class 2E-4 consists of Unsecured Chicago Municipal Bond Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-4 Claim, each Holder of a Class 2E-4 Unsecured Claim shall receive the consideration as set forth in the Chicago Municipal Bond Settlement Agreement including, but not limited to, the New UAL O’Hare Bonds and each Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Class 2E-4 is Impaired, and Holders of Class 2E-4 Claims are entitled to vote to accept or reject the Plan.
     11. Class 2E-5—Unsecured Public Debt Aircraft Claims
     a. Classification: Class 2E-5 consists of Unsecured Public Debt Aircraft Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-5 Claim, on the Distribution Date, each Holder of an Unsecured Public Debt Aircraft Claim shall receive such Holder’s pro rata share of the Unsecured Distribution in accordance with the Public Debt Aircraft Settlement Agreement.
     c. Voting: Class 2E-5 is Impaired, and Holders of Class 2E-5 Claims are entitled to vote to accept or reject the Plan.
     12. Class 2E-6—Other Unsecured Claims
     a. Classification: Class 2E-6 consists of Other Unsecured Claims against United.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 2E-6 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 2E-6 Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that a Class 2E-6 Unsecured Claim becomes payable pursuant to any agreement between United or Reorganized United and the Holder of such Unsecured Claim, each Holder of an Allowed Class 2E-6 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Class 2E-6 is Impaired, and Holders of Class 2E-6 Claims are entitled to vote to accept or reject the Plan.
     13. Class 2H—United Common Stock Interests
     a. Classification: Class 2H consists of all Common Stock Interests in United.

     b. Treatment: Subject to ARTICLE VI.L, Holders of Common Stock Interests in United shall receive no distribution under the Plan.
     c. Voting: Class 2H is Impaired, but because no distributions shall be made to Holders of Class 2H Interests nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 2H are not entitled to vote to accept or reject the Plan.
     14. Class 2I—Subordinated Securities Claims
     a. Classification: Class 2I consists of all Subordinated Securities Claims against United.
     b. Treatment: On the Effective Date, the Holders of Class 2I Claims shall neither receive any distributions nor retain any property on account thereof pursuant to the Plan.
     c. Voting: Class 2I is Impaired, but because no distributions shall be made to Holders of Class 2I Interests nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Holders of Class 2I Claims are not entitled to vote to accept or reject the Plan.
E. Classification and Treatment of Claims and Interests: Air Wisconsin
     1. Class 3A—DIP Facility Claims
     a. Classification: Class 3A consists of all DIP Facility Claims against Air Wisconsin.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 3 Claim, unless the Holder of such Claim and Air Wisconsin agree to a different treatment, each Allowed Class 3A Claim shall be paid in full in Cash on the Effective Date or such other date as agreed upon by Air Wisconsin and such Holder of the Allowed DIP Facility Claim.
     c. Voting: Class 3A is Unimpaired, and the Holders of Class 3A Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3A are not entitled to vote to accept or reject the Plan.
     2. Class 3B-1—Secured Aircraft Claims
     a. Classification: Class 3B-1 consists of all Secured Aircraft Claims against Air Wisconsin.

     b. Treatment: In full satisfaction, settlement, release, and discharge of an in exchange for each and every Allowed Class 3B-1 Claim, each Holder of an Allowed Class 3B-1 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of Air Wisconsin:
          (i) The Allowed Class 3B-1 Claim shall be Reinstated as an obligation of Reorganized Air Wisconsin;
          (ii) The Allowed Class 3B-1 Claim shall receive such treatment as to which Air Wisconsin or Reorganized Air Wisconsin and the Secured Aircraft Creditor shall have agreed in writing;
          (iii) Air Wisconsin shall surrender all collateral securing the Secured Aircraft Claim to the Secured Aircraft Creditor, without representation or warranty by or recourse against the Debtors or the Reorganized Debtors; or
          (iv) The Allowed Class 3B-1 Claim shall be treated in any other manner so that such Secured Aircraft Claim shall otherwise be rendered Unimpaired pursuant to Section 1123 of the Bankruptcy Code.
Any default with respect to any obligation associated with any Class 3B-1 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. Air Wisconsin’s failure to object to any such Class 3B-1 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 3B-1 Claim.
     c. Voting: Class 3B-1 is Unimpaired, and the Holders of Class 3B-1 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3B-1 are not entitled to vote to accept or reject the Plan.
     3. Class 3B-2—Other Secured Claims
     a. Classification: Class 3B-2 consists of all Other Secured Claims against Air Wisconsin.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class 3B-2 Claim, unless the Holder of such Claim and Air Wisconsin or Reorganized Wisconsin agree to different treatment, each Holder of an Allowed Class 3B-2 Claim shall receive one of the following alternative treatments, in the sole and absolute discretion of Air Wisconsin:
          (i) The Allowed Class 3B-2 Claim shall be Reinstated as an obligation of Reorganized Air Wisconsin;

          (ii) The Distribution Agent shall pay the Allowed Class 3B-2 Claim to the extent that the Allowed Class 3B-2 Claim is an Allowed Secured Claim, in full in Cash on the Effective Date or as soon as reasonably practicable thereafter;
          (iii) Air Wisconsin shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or the Reorganized Debtors; or
          (iv) The Allowed Class 3B-2 Claim shall be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 3B-2 Claim that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. Air Wisconsin’s failure to object to any such Class 3B-2 Claim in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the Holder of the Class 3B-2 Claim.
     c. Voting: Class 3B-2 is Unimpaired, and the Holders of Class 3B-2 Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3B-2 are not entitled to vote to accept or reject the Plan.
     4. Class 3C—Other Priority Claims
     a. Classification: Class 3C consists of all Other Priority Claims against Air Wisconsin.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 3C Claim, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Air Wisconsin or Reorganized Air Wisconsin and the Holder of such Other Priority Claim, unless the Holder of such Claim and Air Wisconsin or Reorganized Air Wisconsin agree to different treatment each Holder of an Allowed Class 3C Claim shall receive, in the sole and absolute discretion of Air Wisconsin:
          (i) Cash equal to the amount of such Allowed Class 3C Claim; or
          (ii) Treatment in any other manner so that such Allowed Class 3C Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Class 3C Claim that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

     c. Voting: Class 3C is Unimpaired, and the Holders of Class 3C Claims are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3C are not entitled to vote to accept or reject the Plan.
     5. Class 3D—Unsecured Convenience Class Claims
     a. Classification: Class 3D consists of all Unsecured Convenience Class Claims against Air Wisconsin.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 3D Claim, on the Distribution Date each Holder of an Allowed Class 3D Claim shall receive Cash equal to such Holder’s pro rata share of the Unsecured Convenience Class Distribution.
     c. Voting: Class 3D is Impaired, and Holders of Class 3D Claims are entitled to vote to accept or reject the Plan.
     d. Election Rights: Any election described herein must be made on the Ballot, and except as may be agreed to by the Debtors or the Reorganized Debtors, in their sole and absolute discretion, no Creditor can elect the treatment described below after the Voting Deadline.
          (i) Opt-In Rights: Each Holder of a Class 3E-3 Claim may elect to be treated as a Holder of an Allowed Class 3D Unsecured Convenience Class Claim. Any Class 3E-3 Claim that exceeds $50,000, but whose Holder elects to be treated as a Class 3D Claim, shall be automatically reduced to $50,000 and Allowed in such amount for all purposes, in complete satisfaction of such Allowed Class 3E-3 Claim.
          (ii) Opt-Out Rights: Each Holder of a Class 3D Unsecured Convenience Class Claim against Air Wisconsin may elect to opt out of such Class and instead be treated as a Class 3E-3 Other Unsecured Claim.
     6. Class 3E-1—Unsecured Retained Aircraft Claims
     a. Classification: Class 3E-1 consists of Unsecured Retained Aircraft Claims against Air Wisconsin.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 3E-1 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 3E-1 Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that a Class 3E-1 Unsecured Claim becomes payable pursuant to any agreement between Air Wisconsin or Reorganized Air Wisconsin and the Holder of such Unsecured Claim, each Holder of an Allowed Class 3E-1 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution.

     c. Voting: Class 3E-1 is Impaired, and Holders of Class 3E-1 Claims are entitled to vote to accept or reject the Plan.
     7. Class 3E-2—Unsecured Rejected Aircraft Claims
     a. Classification: Class 3E-2 consists of Unsecured Rejected Aircraft Claims against Air Wisconsin.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 3E-2 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 3E-2 Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that a Class 3E-2 Unsecured Claim becomes payable pursuant to any agreement between Air Wisconsin or Reorganized Air Wisconsin and the Holder of such Unsecured Claim, each Holder of an Allowed Class 3E-2 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Class 3E-2 is Impaired, and Holders of Class 3E-2 Claims are entitled to vote to accept or reject the Plan.
     8. Class 3E-3—Other Unsecured Claims
     a. Classification: Class 3E-3 consists of Other Unsecured Claims against Air Wisconsin.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Class 3E-3 Claim, on the first Periodic Distribution Date occurring after the later of (i) the date that a Class 3E-3 Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that a Class 3E-3 Unsecured Claim becomes payable pursuant to any agreement between Air Wisconsin or Reorganized Air Wisconsin and the Holder of such Unsecured Claim, each Holder of an Allowed Class 3E-3 Claim shall receive such Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Class 3E-3 is Impaired, and Holders of Class 3E-3 Claims are entitled to vote to accept or reject the Plan.
     9. Class 3H—Air Wisconsin Common Stock Interests
     a. Classification: Class 3H consists of all Common Stock Interests in Air Wisconsin.
     b. Treatment: Subject to ARTICLE VI.L, Holders of Common Stock Interests in Air Wisconsin shall receive no distribution under the Plan.
     c. Voting: Class 3H is Impaired, but because no distributions shall be made to Holders of Class 3H Interests nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to

Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 3H are not entitled to vote to accept or reject the Plan.
F. Classification and Treatment of Claims and Interests: Other Debtors—Air Wis (Classes 4A, 4B, 4C, 4D, 4E, and 4H), Ameniti Travel Clubs, Inc. (Classes 5A, 5B, 5C, 5D, 5E, and 5H), BizJet Charter (Classes 6A, 6B, 6C, 6D, 6E, and 6H), BizJet Fractional (Classes 7A, 7B, 7C, 7D, 7E, and 7H), BizJet Services (Classes 8A, 8B, 8C, 8D, 8E, and 8H), Cybergold (Classes 9A, 9B, 9C, 9D, 9E, and 9H), DMS (Classes 10A, 10B, 10C, 10D, 10E, and 10H), Four Star (Classes 11A, 11B, 11C, 11D, 11E, and 11H), itarget (Classes 12A, 12B, 12C, 12D, 12E, and 12H), Kion Leasing (Classes 13A, 13B, 13C, 13D, 13E, and 13H), Mileage Plus Holdings (Classes 14A, 14B, 14C, 14D, 14E, and 14H), Mileage Plus, Inc. (Classes 15A, 15B, 15C, 15D, 15E, and 15H), Mileage Plus Marketing (Classes 16A, 16B, 16C, 16D, 16E, and 16H), MyPoints.com (Classes 17A, 17B, 17C, 17D, 17E, and 17H), MyPoints Offline (Classes 18A, 18B, 18C, 18D, 18E, and 18H), Premier Marketing (Classes 19A, 19B, 19C, 19D, 19E, and 19H), UAFC (Classes 20A, 20B, 20C, 20D, 20E, and 20H), UAL BMI (Classes 21A, 21B, 21C, 21D, 21E, and 21H), UAL Company Services (Classes 22A, 22B, 22C, 22D, 22E, and 22H), ULS (Classes 23A, 23B, 23C, 23D, 23E, and 23H), United BizJet (Classes 24A, 24B, 24C, 24D, 24E, and 24H), United Cogen (Classes 25A, 25B, 25C, 25D, 25E, and 25H), United GHS (Classes 26A, 26B, 26C, 26D, 26E, and 26H), United Vacations (Classes 27A, 27B, 27C, 27D, 27E, and 27H), and United Worldwide (Classes 28A, 28B, 28C, 28D, 28E, and 28H))
     1. Classes 4A (Air Wis), 5A (Ameniti Travel Clubs, Inc.), 6A (BizJet Charter), 7A (BizJet Fractional), 8A (BizJet Services), 9A (Cybergold), 10A (DMS), 11A (Four Star), 12A (itarget), 13A (Kion Leasing), 14A (Mileage Plus Holdings), 15A (Mileage Plus, Inc.), 16A (Mileage Plus Marketing), 17A (MyPoints.com), 18A (MyPoints Offline), 19A (Premier Marketing), 20A (UAFC), 21A (UAL BMI), 22A (UAL Company Services), 23A (ULS), 24A (United BizJet), 25A (United Cogen), 26A (United GHS), 27A (United Vacations), and 28A (United Worldwide)—DIP Facility Claims
     a. Classification: Classes 4A through 28A consist of all DIP Facility Claims against the respective Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 4A through 28A, unless the respective Holder of such Claim and the respective Debtor agree to a different treatment, each Allowed Claim in Classes 4A through 28A shall be paid in full in Cash on the Effective Date or such other date as agreed upon by the respective Debtor and such respective Holder of the Allowed DIP Facility Claim.
     c. Voting: Classes 4A through 28A are Unimpaired, and the Holders of Claims in Classes 4A through 28A are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Classes 4A through 28A are not entitled to vote to accept or reject the Plan.
     2. Classes 4B (Air Wis), 5B (Ameniti Travel Clubs, Inc.), 6B (BizJet Charter), 7B (BizJet Fractional), 8B (BizJet Services), 9B (Cybergold), 10B (DMS), 11B (Four Star), 12B (itarget), 13B (Kion Leasing), 14B (Mileage Plus Holdings), 15B (Mileage Plus, Inc.), 16B

(Mileage Plus Marketing), 17B (MyPoints.com), 18B (MyPoints Offline), 19B (Premier Marketing), 20B (UAFC), 21B (UAL BMI), 22B (UAL Company Services), 23B (ULS), 24B (United BizJet), 25B (United Cogen), 26B (United GHS), 27B (United Vacations), and 28B (United Worldwide)—Other Secured Claims
     a. Classification: Classes 4B through 28B consist of all Other Secured Claims against the respective Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 4B through 28B, unless the respective Holder of such Claim and the respective Debtor or Reorganized Debtor agree to different treatment, each Holder of an Allowed Claim in Classes 4B through 28B shall receive one of the following alternative treatments, in the sole and absolute discretion of the respective Debtor:
          (i) The Allowed Claim shall be Reinstated as an obligation of the respective Reorganized Debtor;
          (ii) The Distribution Agent shall pay the Allowed Claim to the extent that the Allowed Claim is an Allowed Secured Claim, in full in Cash on the Effective Date or as soon as reasonably practicable thereafter;
          (iii) The respective Debtor shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or the Reorganized Debtors; or
          (iv) The Allowed Claim shall be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Claim in Classes 4B through 28B that existed immediately prior to the filing of the Chapter 11 Case shall be deemed cured upon the Effective Date. The respective Debtor’s failure to object to any such Claim in Classes 4B through 28B in its Chapter 11 Case shall be without prejudice to any Reorganized Debtor’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of the Debtors or the Reorganized Debtors) when and if such Claims are sought to be enforced by the respective Holder of such Claim.
     c. Voting: Classes 4B through 28B are Unimpaired, and the Holders of Claims in Classes 4B through 28B are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Classes 4B through 28B are not entitled to vote to accept or reject the Plan.
     3. Classes 4C (Air Wis), 5C (Ameniti Travel Clubs, Inc.), 6C (BizJet Charter), 7C (BizJet Fractional), 8C (BizJet Services), 9C (Cybergold), 10C (DMS), 11C (Four Star), 12C (itarget), 13C (Kion Leasing), 14C (Mileage Plus Holdings), 15C (Mileage Plus, Inc.), 16C

(Mileage Plus Marketing), 17C (MyPoints.com), 18C (MyPoints Offline), 19C (Premier Marketing), 20C (UAFC), 21C (UAL BMI), 22C (UAL Company Services), 23C (ULS), 24C (United BizJet), 25C (United Cogen), 26C (United GHS), 27C (United Vacations), and 28C (United Worldwide)—Other Priority Claims
     a. Classification: Classes 4C through 28C consist of all Other Priority Claims against the respective Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 4C through 28C, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between the respective Debtor or Reorganized Debtor and the Holder of such Other Priority Claim, unless the respective Holder of such Claim and the respective Debtor or Reorganized Debtor agree to different treatment, each Holder of an Allowed Claim in Classes 4C through 28C shall receive, in the sole and absolute discretion of the respective Debtor:
          (i) Cash equal to the amount of such Allowed Claim; or
          (ii) Treatment in any other manner so that such Allowed Claim shall otherwise be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
Any default with respect to any Claim in Classes 4C through 28C that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.
     c. Voting: Classes 4C through 28C are Unimpaired, and the Holders of Claims in Classes 4C through 28C are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Classes 4C through 28C are not entitled to vote to accept or reject the Plan.
     4. Classes 4D (Air Wis), 5D (Ameniti Travel Clubs, Inc.), 6D (BizJet Charter), 7D (BizJet Fractional), 8D (BizJet Services), 9D (Cybergold), 10D (DMS), 11D (Four Star), 12D (itarget), 13D (Kion Leasing), 14D (Mileage Plus Holdings), 15D (Mileage Plus, Inc.), 16D (Mileage Plus Marketing), 17D (MyPoints.com), 18D (MyPoints Offline), 19D (Premier Marketing), 20D (UAFC), 21D (UAL BMI), 22D (UAL Company Services), 23D (ULS), 24D (United BizJet), 25D (United Cogen), 26D (United GHS), 27D (United Vacations), and 28D (United Worldwide)—Unsecured Convenience Class Claims
     a. Classification: Classes 4D through 28D consist of all Unsecured Convenience Class Claims against the respective Debtor.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Claim in Classes 4D through 28D, on the Distribution Date each Holder of an Allowed Claim in Classes 4D through 28D shall receive Cash equal to such Holder’s pro rata share of the Unsecured Convenience Class Distribution.
     c. Voting: Classes 4D through 28D are Impaired, and Holders of Claims in Classes 4D through 28D are entitled to vote to accept or reject the Plan.
     d. Election Rights: Any election described herein must be made on the Ballot, and except as may be agreed to by the Debtors or the Reorganized Debtors, in their sole and absolute discretion, no Creditor can elect the treatment described below after the Voting Deadline.
          (i) Opt-In Rights: Each Holder of a Claim in Classes 4E through 28E may elect to be treated as a Holder of an Allowed Unsecured Convenience Class Claim in Classes 4D though 28D. Any Claim in Classes 4E through 28E that exceeds $50,000, but whose Holder elects to be treated as a Claim in Classes 4D through 28D, shall be automatically reduced to $50,000 and Allowed in such amount for all purposes, in complete satisfaction of such Allowed Claim, as applicable.
          (ii) Opt-Out Rights: Each Holder of an Unsecured Convenience Class Claim in Classes 4D through 28D against the respective Debtor may elect to opt out of such Class and instead be treated as an Unsecured Claim in Classes 4E through 28E, respectively.
     5. Classes 4E (Air Wis), 5E (Ameniti Travel Clubs, Inc.), 6E (BizJet Charter), 7E (BizJet Fractional), 8E (BizJet Services), 9E (Cybergold), 10E (DMS), 11E (Four Star), 12E (itarget), 13E (Kion Leasing), 14E (Mileage Plus Holdings), 15E (Mileage Plus, Inc.), 16E (Mileage Plus Marketing), 17E (MyPoints.com), 18E (MyPoints Offline), 19E (Premier Marketing), 20E (UAFC), 21E (UAL BMI), 22E (UAL Company Services), 23E (ULS), 24E (United BizJet), 25E (United Cogen), 26E (United GHS), 27E (United Vacations), and 28E (United Worldwide)—Unsecured Claims
     a. Classification: Classes 4E through 28E consist of all Unsecured Claims against the Respective Debtor, other than Unsecured Convenience Class Claims in Classes 4E through 28E, respectively.
     b. Treatment: In full satisfaction, settlement, release, and discharge of and in exchange for each and every Claim in Classes 4E through 28E, on the first Periodic Distribution Date occurring after the later of (i) the date that an Unsecured Claim becomes an Allowed Unsecured Claim or (ii) the date that an Unsecured Claim becomes payable pursuant to any agreement between the respective Debtor or Reorganized Debtor and the Holder of such Unsecured Claim, each Holder of an Allowed Claim in Classes 4E through 28E, respectively, shall receive such Holder’s pro rata share of the Unsecured Distribution.
     c. Voting: Classes 4E through 28E are Impaired, and Holders of Claims in Classes 4E through 28E are entitled to vote to accept or reject the Plan.

     6. Classes 4H (Air Wis), 5H (Ameniti Travel Clubs, Inc.), 6H (BizJet Charter), 7H (BizJet Fractional), 8H (BizJet Services), 9H (Cybergold), 10H (DMS), 11H (Four Star), 12H (itarget), 13H (Kion Leasing), 14H (Mileage Plus Holdings), 15H (Mileage Plus, Inc.), 16H (Mileage Plus Marketing), 17H (MyPoints.com), 18H (MyPoints Offline), 19H (Premier Marketing), 20H (UAFC), 21H (UAL BMI), 22H (UAL Company Services), 23H (ULS), 24H (United BizJet), 25H (United Cogen), 26H (United GHS), 27H (United Vacations), and 28H (United Worldwide)—Interests
     a. Classification: Classes 4H through 28H consist of all Common Stock Interests in the respective Debtor.
     b. Treatment: Subject to ARTICLE VI.L, Holders of Common Stock Interests in Classes 4H through 28H shall receive no distribution under the Plan.
     c. Voting: Classes 4H through 28H are Impaired, but because no distributions shall be made to Holders of Interests in Classes 4H through 28H nor shall such Holders retain any property on account thereof, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Therefore, the Holders of Interests in Classes 4H through 28H are not entitled to vote to accept or reject the Plan.
G. Exit Financing: The Debtors have been working with potential exit financing lenders to place a $2.5 billion exit financing package, which will be used to repay the DIP Facility Claims, make other payments required to be made on the Effective date, and conduct their post-reorganization operations. The New Credit Facility will likely be comprised of a term loan, together with a revolving credit facility. The New Credit Facility would likely be guaranteed by UAL and all of United’s and UAL’s domestic subsidiaries. As security for the New Credit Facility, any New Credit Facility Lender is likely to require a first priority Lien on substantially all unencumbered assts. The New Credit Facility also will likely include a standard package of financial covenants, which could include, but may not be limited to, a minimum unrestricted cash maintenance requirement, leverage ratios, an interest coverage ratio, minimum collateral coverage and annual maximum capital expenditure limitations. Finally, a New Credit Facility would likely require some level of annual amortization.
H. Rights Offering: To provide additional exit financing, the Debtors are exploring a variety of potential rights offerings in which they would offer unsecured creditors the opportunity to purchase, on a pro rata basis, approximately $500 million in value of New UAL Common Stock.
I. Treatment of Intercompany Claims: Except as otherwise set forth in the Plan, there shall be no distributions on account of Intercompany Claims. Pursuant to Sections 1126(f) and 1126(g) of the Bankruptcy Code, Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan. Notwithstanding the foregoing, the Reorganized Debtors reserve the right to Reinstate, extinguish, or cancel, as applicable, all Intercompany Claims, including, without limitation, all relevant agreements, instruments, and documents underlying such Intercompany Claims as of the Effective Date or such other date as is appropriate.

ARTICLE IV.
CLASSIFICATION AND VOTING OF CONSOLIDATED CLASSES
(SUBSTANTIVE CONSOLIDATION OF UNITED DEBTORS)
A. Summary of Classification of Claims and Interests: The Plan contemplates approval of the Debtors’ request to substantively consolidate the United Debtors into a consolidated Estate. The provisions related to substantive consolidation are described in ARTICLE VI.F of the Plan. The categories of Claims and Interests listed below classify Claims and Interests in or against UAL and the United Debtors for voting purposes if substantive consolidation of the United Debtors is ordered pursuant to ARTICLE VI.F of the Plan. Substantive consolidation of the United Debtors shall not change or alter the classification, treatment, or voting of Claims and Interests in or against UAL. If substantive consolidation is ordered pursuant to ARTICLE VI.F of the Plan, then the Claims and Interests in or against the United Debtors, as classified in ARTICLE III above, shall vote in single consolidated Classes as follows in ARTICLE IV.C.
     If substantive consolidation is not ordered pursuant to ARTICLE VI.F of the Plan, then the Claims and Interests in or against the United Debtors shall be classified, treated, and vote as classified in ARTICLE III.
B. Classification and Treatment of Claims and Interests: UAL
     The Claims and Interests in and against UAL shall be classified and treated and shall vote in accordance with ARTICLE III.C above whether substantive consolidation is ordered or not.
C. Classification of Claims and Interests: United Debtors
     1. Classification:
     If substantive consolidation is ordered pursuant to ARTICLE VI.F of the Plan, then the Claims and Interests in and against the United Debtors shall be classified as follows:

Class	Claims and Interests
DIP Facility Claims	2A, 3A, 4A, 5A, 6A, 7A, 8A, 9A, 10A, 11A, 12A, 13A, 14A, 15A, 16A, 17A, 18A, 19A, 20A, 21A, 22A, 23A, 24A, 25A, 26A, 27A, and 28A
Secured Aircraft Claims	2B-1 and 3B-1
Other Secured Claims	2B-2, 3B-2, 4B, 5B, 6B, 7B, 8B, 9B, 10B, 11B, 12B, 13B, 14B, 15B, 16B, 17B, 18B, 19B, 20B, 21B, 22B, 23B, 24B, 25B, 26B, 27B, and 28B
Other Priority Claims	2C, 3C, 4C, 5C, 6C, 7C, 8C, 9C, 10C, 11C, 12C, 13C, 14C, 15C, 16C, 17C, 18C, 19C, 20C, 21C, 22C, 23C, 24C, 25C, 26C, 27C, and 28C

Class	Claims and Interests
Unsecured Convenience Class Claims	2D-1, 3D, 4D, 5D, 6D, 7D, 8D, 9D, 10D, 11D, 12D, 13D, 14D, 15D, 16D, 17D, 18D, 19D, 20D, 21D, 22D, 23D, 24D, 25D, 26D, 27D, and 28D
Unsecured Retiree Convenience Class Claims	2D-2
Unsecured Retained Aircraft Claims	2E-1, and 3E-1
Unsecured Rejected Aircraft Claims	2E-2, and 3E-2
Unsecured PBGC Claim	2E-3
Unsecured Chicago Municipal Bond Claim	2E-4
Unsecured Public Debt Aircraft Claims	2E-5
Other Unsecured Claims	2E-6, 3E-3, 4E, 5E, 6E, 7E, 8E, 9E, 10E, 11E, 12E, 13E, 14E, 15E, 16E, 17E, 18E, 19E, 20E, 21E, 22E, 23E, 24E, 25E, 26E, 27E, and 28E
Common Stock Interests	2H, 3H, 4H, 5H, 6H, 7H, 8H, 9H, 10H, 11H, 12H, 13H, 14H, 15H, 16H, 17H, 18H, 19H, 20H, 21H, 22H, 23H, 24H, 25H, 26H, 27H, and 28H
Subordinated Securities Claims	2I
     2. Voting:
     If substantive consolidation is ordered pursuant to ARTICLE VI.F of the Plan, then the Claims and Interests in and against the United Debtors shall vote as follows:
     a. The Holders of DIP Facility Claims, Secured Aircraft Claims, Other Secured Claims, and Other Priority Claims are Unimpaired and are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code and, therefore are not entitled to vote to accept or reject the Plan.
     b. Interests in all United Debtors and Subordinated Securities Claims in United are Impaired, and because no distributions shall be made to Holders of such Claims and Interests, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.
     c. The Holders of Unsecured Convenience Class Claims, Unsecured Retiree Convenience Class Claims, Unsecured Retained Aircraft Claims, Unsecured Rejected Aircraft Claims, Unsecured PBGC Claims, Unsecured Chicago Municipal Bond Claims, and Other Unsecured Claims are impaired and are entitled to vote to accept or reject the Plan as separate consolidated Classes.
     3. Treatment: If substantive consolidation of all or some but less than all of the United Debtors is ordered pursuant to ARTICLE VI.F of the Plan, then the Holders of Claims against the United Debtors that are not substantively consolidated shall receive the treatment set forth for each such Claim in ARTICLE III above.
D. Treatment of Intercompany Claims and Interests: If substantive consolidation of all or some but less than all of the United Debtors is ordered pursuant to ARTICLE VI.F of the Plan, then all Intercompany Claims and Interests, and all relevant agreements, instruments, and documents underlying such Intercompany Claims and Interests, shall be treated as set forth in ARTICLE VI.F of the Plan.
ARTICLE V.
ACCEPTANCE OR REJECTION OF THE PLAN
A. Voting Classes: Except as otherwise provided in the Solicitation Procedures Order, ARTICLE V.E of the Plan, and Sections 1126(f) and 1126(g) of the Bankruptcy Code, Holders of Claims and Interests in each Impaired Class are entitled to vote to accept or reject the Plan. In the event the Court does not order substantive consolidation of the United Debtors pursuant to ARTICLE VI.F of the Plan: (a) the Debtors will not re-solicit any votes; (b) the vote by a Holder of a Claim or Interest shall be counted as a vote in the single, respective, separate Class set forth in ARTICLE III of the Plan for purposes of Confirmation; and (c) the vote by a Holder of a Claim or Interest to accept or reject the Plan shall be deemed as the vote of the Holder of such Claim or Interest to accept or reject the Plan, as the case may be, in the single, respective, separate Class set forth in ARTICLE III for purposes of Confirmation.
B. Acceptance by Impaired Classes: Pursuant to Section 1126(c) of the Bankruptcy Code and except as otherwise provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class actually voting have voted to accept the Plan.
C. Impaired Interests: Pursuant to Section 1126(d) of the Bankruptcy Code and except as otherwise provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests has accepted the Plan if the Holders of at least two-thirds (2/3) in amount of the Allowed Interests of such Class actually voting have voted to accept the Plan.

     Each Holder of a Claim in the following Classes (as such Classes may be consolidated pursuant to ARTICLE IV of the Plan) shall be entitled to vote to accept or reject the Plan.

Debtor	Classes
UAL	1D, 1E-1, 1E-2, and 1E-3
United	2D-1, 2D-2, 2E-1, 2E-2, 2E-3, 2E-4, 2E-5, and 2E-6
Air Wisconsin	3D, 3E-1, 3E-2, and 3E-3
Air Wis	4D and 4E
Ameniti Travel Clubs, Inc.	5D and 5E
BizJet Charter	6D and 6E
BizJet Fractional	7D and 7E
BizJet Services	8D and 8E
Cybergold	9D and 9E
DMS	10D and 10E
Four Star	11D and 11E
Itarget	12D and 12E
Kion Leasing	13D and 13E
Mileage Plus Holdings	14D and 14E
Mileage Plus, Inc.	15D and 15E
Mileage Plus Marketing	16D and 16E
MyPoints.com	17D and 17E
MyPoints Offline	18D and 18E
Premier Meeting	19D and 19E
UAFC	20D and 20E
UAL BMI	21D and 21E
UAL Company Services	22D and 22E
ULS	23D and 23E
United BizJet	24D and 24E
United Cogen	25D and 25E
United GHS	26D and 26E
United Vacations	27D and 27E
United Worldwide	28D and 28E
D. Presumed Acceptance of Plan: Pursuant to Section 1126(f) of the Bankruptcy Code and/or the Solicitation Procedures Order, the Holders of Claims and Interests in the Classes listed below (as such Classes may be consolidated pursuant to ARTICLE IV of the Plan) are conclusively presumed to have accepted the Plan, and the votes of such Holders of Claims and Interests shall not be solicited.

Debtor	Class
UAL	1A, 1B-1, 1B-2, and 1C
United	2A, 2B-1, 2B-2, and 2C

Debtor	Class
Air Wisconsin	3A, 3B-1, 3B-2, and 3C
Air Wis	4A, 4B, and 4C
Ameniti Travel Clubs, Inc.	5A, 5B, and 5C
BizJet Charter	6A, 6B, and 6C
BizJet Fractional	7A, 7B, and 7C
BizJet Services	8A, 8B, and 8C
Cybergold	9A, 9B, and 9C
DMS	10A, 10B, and 10C
Four Star	11A, 11B, and 11C
Itarget	12A, 12B, and 12C
Kion Leasing	13A, 13B, and 13C
Mileage Plus Holdings	14A, 14B, and 14C
Mileage Plus, Inc.	15A, 15B, and 15C
Mileage Plus Marketing	16A, 16B, and 16C
MyPoints.com	17A, 17B, and 17C
MyPoints Offline	18A, 18B, and 18C
Premier Meeting	19A, 19B, and 19C
UAFC	20A, 20B, and 20C
UAL BMI	21A, 21B, and 21C
UAL Company Services	22A, 22B, and 22C
ULS	23A, 23B, and 23C
United BizJet	24A, 24B, and 24C
United Cogen	25A, 25B, and 25C
United GHS	26A, 26B, and 26C
United Vacations	27A, 27B, and 27C
United Worldwide	28A, 28B, and 28C
E. Presumed Rejection of Plan: The following Classes of Claims and Interests (as such Classes may be consolidated pursuant to ARTICLE IV of the Plan) are Impaired and Holders of such Claims and Interests shall receive no distributions on account thereof. Such Classes are presumed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code and/or the Solicitation Procedures Order, and therefore the votes of Holders of such Claims and Interests shall not be solicited.

Debtor	Class
UAL	1F, 1G, 1H, and 1I
United	2H, 2I
Air Wisconsin	3H
Air Wis	4H
Ameniti Travel Clubs, Inc.	5H
BizJet Charter	6H
BizJet Fractional	7H
BizJet Services	8H

Debtor	Class
Cybergold	9H
DMS	10H
Four Star	11H
Itarget	12H
Kion Leasing	13H
Mileage Plus Holdings	14H
Mileage Plus, Inc.	15H
Mileage Plus Marketing	16H
MyPoints.com	17H
MyPoints Offline	18H
Premier Meeting	19H
UAFC	20H
UAL BMI	21H
UAL Company Services	22H
ULS	23H
United BizJet	24H
United Cogen	25H
United GHS	26H
United Vacations	27H
United Worldwide	28H
F. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code: Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by a Class. The Debtors shall seek Confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code with respect to any Impaired Class presumed to reject the Plan, and reserve the right to do so with respect to any other rejecting Class of Claims or Interests, as applicable, and/or to modify the Plan in accordance with ARTICLE XIII of the Plan.
G. Controversy Concerning Impairment: If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired pursuant to the Plan, the Bankruptcy Court shall determine such controversy on or before the Confirmation Date.
ARTICLE VI.
PROVISIONS FOR IMPLEMENTATION OF THE PLAN
A. Corporate Existence: Except to the extent that a Debtor ceases to exist pursuant to the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity or limited liability company, with all the powers of a corporation or limited liability company pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents in the case of a limited liability company) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents in the case of a limited liability company) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.

B. Vesting of Assets in the Reorganized Debtors: Except as otherwise provided in the Plan or any agreement, instrument, or other document relating thereto, on or after the Effective Date, all property in each Estate and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all liens, Claims, charges, or other encumbrances (except for liens, if any, granted to secure the New Credit Facility, Claims pursuant to the DIP Facility that by their terms survive termination of the DIP Facility, or as otherwise provided in the Plan). On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.
C. Sales of New UAL Common Stock on Behalf of Holders of Unsecured Convenience Class Claims and Unsecured Retiree Convenience Class Claims: On or as soon as reasonably practicable after the first Periodic Distribution Date, to facilitate the payment of the Unsecured Convenience Class Distribution and the Unsecured Retiree Convenience Class Distribution, the Reorganized Debtors shall fund the Unsecured Convenience Class Account and Unsecured Retiree Convenience Class Account with New UAL Common Stock equal to the Unsecured Convenience Class Reserve and the Unsecured Retiree Convenience Class Reserve, respectively. Subject to the New UAL Common Stock being approved for listing and trading on a national securities exchange and subject to any measures (including timing delays) necessary or advisable to ensure an orderly market for such stock, the Reorganized Debtors, or one or more third-party brokers or dealers, will effectuate sales of the New UAL Common Stock that is placed in the Unsecured Convenience Class Account or Unsecured Retiree Convenience Class Account on behalf of the Holders of Allowed Unsecured Convenience Class Claims or Allowed Unsecured Retiree Convenience Class Claims. After such sales are consummated the Reorganized Debtors will effectuate the Unsecured Convenience Class Distribution and Unsecured Retiree Convenience Class Distribution in accordance with the Plan.
D. Restructuring Transactions: On or prior to the Effective Date or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including, without limitation, the Roll-Up Transactions. Without limiting the foregoing, such transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (iii) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities pursuant to applicable law; and (iv) all other actions that such Debtors and Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the relevant Roll-Up Transactions. In the event a Roll-Up Transaction is a merger transaction, upon the consummation of such Roll-Up Transaction, the merged party shall cease to exist as a separate corporate entity and thereafter the surviving Reorganized Debtor shall assume and perform the obligations of each constituent Reorganized

Debtor pursuant to the Plan. Implementation of the Roll-Up Transactions shall not affect any distributions, discharges, exculpations, releases, or injunctions set forth in the Plan.
E. Corporate Action: Upon entry of a Confirmation Order, each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan (except to the extent otherwise indicated), and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, Creditors, directors, members or managers of the Debtors. Without limiting the foregoing, such actions may include: the adoption and filing of the Reorganized UAL Charter and Reorganized UAL Bylaws; the appointment of directors and officers for the Reorganized Debtors; the Rights Offering, if any; the adoption, implementation and/or amendment of the Management Equity Incentive Plan, the Director Equity Incentive Plan, and the execution, delivery, and performance of the New Credit Facility.
F. Substantive Consolidation:
     1. The Plan contemplates substantive consolidation of the United Debtors solely for all of those purposes and actions associated with confirmation and consummation of the Plan, including, without limitation, for purposes of voting and Confirmation. Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, the Plan shall serve as a motion by the Debtors seeking entry of an order by the Bankruptcy Court substantively consolidating the Estates of the United Debtors and the Confirmation Order authorizing substantive consolidation shall constitute an order of the Bankruptcy Court approving the substantive consolidation of the United Debtors. On the Confirmation Date, and effective on and after the Effective Date, the Estate of each of the United Debtors (i.e., all Debtors other than UAL) shall be substantively consolidated into the Estate of United for all purposes associated with confirmation and consummation of the Plan, including, without limitation, for purposes of voting and Confirmation. In the event that the Bankruptcy Court substantively consolidates some but not all of the United Debtors, the Debtors reserve the right to proceed with confirmation with no or partial substantive consolidation consistent with the Bankruptcy Court’s order.
     2. On and after the Effective Date, (a) all assets and liabilities of the United Debtors shall be treated as though they were merged into the United Estate solely for purposes of the Plan, (b) no distributions shall be made under the Plan on account of Intercompany Claims or Interests between and among any of the Debtors, (c) for all purposes associated with Confirmation, including, without limitation, for purposes of tallying acceptances and rejections of the Plan, the Estates of the United Debtors shall be deemed to be one consolidated Estate for United, (d) all guarantees of any United Debtor of the obligations of any other United Debtor shall be eliminated so that any Claim against any United Debtor and any guarantee thereof executed by any other United Debtor and any joint and several liability of any United Debtor shall be one obligation of the United Debtors, and (e) each and every Claim filed or to be filed in the Chapter 11 Cases of the United Debtors shall be deemed filed against the United Debtors, and shall be Claims against and obligations of the United Debtors.
     3. Substantive consolidation shall not affect: (a) the legal and organizational structure of the United Debtors; (b) pre and post-Petition Date guarantees, Liens, and security interests that are required to be maintained (i) pursuant to any Postpetition Aircraft Agreement, (ii) under the Bankruptcy Code or in connection with contracts or leases that were entered into during the Chapter 11 Cases or executory contracts or unexpired leases that have been or will be assumed, or (iii) pursuant to the Plan; (c) Intercompany Claims and Interests between and among the Debtors; and (d) distributions from any insurance policies or proceeds of such policies.
     4. In the event that the Bankruptcy Court does not order substantive consolidation of the United Debtors, then except as specifically set forth in the Plan: (a) nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Debtors is subject to or liable for any Claim against any other Debtor; (b) Claims against multiple Debtors shall be treated as separate Claims with respect to each Debtor’s Estate for all purposes (including, without limitation, distributions and voting), and such Claims shall be administered as provided in the Plan; and (c) the Debtors shall not, nor shall they be required to, resolicit votes with respect to the Plan, nor will the failure of the Bankruptcy Court to approve substantive consolidation of the United Debtors alter the distributions set forth in the Plan. In the event that the Bankruptcy Court does not order substantive consolidation, the Plan provides for twenty-eight Subplans of reorganization and the confirmation requirements of Section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Subplan.
G. Certificate of Incorporation and Bylaws: The certificates of incorporation and bylaws (or other formation documents relating to limited liability companies) of the Debtors shall be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation of Reorganized UAL shall be amended to, among other things: (i) authorize 1,000,000,000 shares of New UAL Common Stock; (ii) authorize [___] shares of serial preferred stock; (iii) authorize 5,000,000 shares of New UAL Convertible Preferred Stock; (iv) authorize one (1) share of Class Pilot MEC Junior Preferred Stock; (v) authorize one (1) share of Class IAM Junior Preferred Stock; (vi) pursuant to Section 1123(a)(6) of the Bankruptcy Code, include (a) a provision prohibiting the issuance of non-voting equity securities for two (2) years, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code, and (b) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends; and (vii) include restrictions on the direct or indirect transferability of the New UAL Common Stock. On or as soon as reasonably practicable after the Effective Date, each of the Reorganized Debtors shall file new certificates of incorporation with the secretary of state (or equivalent state officer or entity) of the state under which each such Reorganized Debtor is or is to be incorporated. After the Effective Date, each Reorganized Debtor may file a new, or amend and restate its existing, certificate of incorporation, charter, and other constituent documents as permitted by the relevant state corporate law.
H. Effectuating Documents, Further Transactions: On the Effective Date or as soon as reasonably practicable thereafter, the Debtors, the Reorganized Debtors, and the officers, members of the board of directors, and managers thereof are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.
I. Post-Effective Date Financing: The Reorganized Debtors may enter into the New Credit Facility to obtain the funds necessary to satisfy the DIP Facility Claims, make other payments under the Plan, and conduct their post-reorganization operations. Confirmation of the Plan shall be deemed approval of the New Credit Facility and authorization for the Reorganized Debtors to enter into and execute the New Credit Facility Documents and such other documents as the New Credit Facility Lenders may reasonably require to effectuate the treatment afforded to such lenders pursuant to the New Credit Facility, subject to such modifications as the Debtors or Reorganized Debtors may deem to be reasonably necessary.
J. Sources of Consideration for Plan Distribution: All consideration necessary for the Reorganized Debtors to make any distributions pursuant to the Plan shall be obtained from existing assets, the operations of the Debtors or the Reorganized Debtors, post-Confirmation borrowing pursuant to other available facilities of the Debtors or the Reorganized Debtors, the entry into the New Credit Facility and the issuance of New UAL Common Stock. The Reorganized Debtors may also use Cash received from their direct and indirect subsidiaries through their consolidated cash management system and from advances or dividends from such subsidiaries in the ordinary course of business.
K. Issuance of New UAL Plan Securities:
     1. New UAL Common Stock: On the Effective Date or as soon as reasonably practicable thereafter, Reorganized UAL shall issue up to 125,000,000 shares of New UAL Common Stock for distribution pursuant to the terms of the Plan.
     2. Junior Preferred Stock: On the Effective Date or as soon as reasonably practicable thereafter, Reorganized UAL shall issue one share of Class Pilot MEC Junior Preferred Stock to ALPA or its duly authorized agent acting for the benefit of ALPA. On the Effective Date or as soon as reasonably practicable thereafter, Reorganized UAL shall issue one share of Class IAM Junior Preferred Stock to the IAM or its duly authorized agent acting for the benefit of IAM.
     3. New UAL O’Hare Bonds: On the Effective Date or as soon as reasonably practicable thereafter, and in accordance with the treatment set forth in ARTICLE III.D.10.a above, Reorganized UAL shall issue New UAL O’Hare Bonds for distribution to Holders of Unsecured Chicago Municipal Bond Claims in the amounts and pursuant to the terms set forth in the Chicago Municipal Bond Settlement Order and the Chicago Municipal Bond Settlement Agreement. The New UAL O’Hare Bonds shall be distributed to the respective Trustees for the Chicago Municipal Bonds (each, a “Trustee”) for sale and distribution to the respective Holders of Unsecured Chicago Municipal Bond Claims, in accordance with the elections made by such Holders on their respective Ballots and in accordance with the terms of the Chicago Municipal Bond Settlement Agreement. The Trustees shall receive for distribution to the Holders that portion of the New UAL O’Hare Bonds having a principal amount of $144,453,000, in accordance with Sections 3(a)(ii), b(ii), and (c)(ii) of the Chicago Municipal Bond Settlement Agreement, in the following amounts: (a) the Trustees for the Series 2001A-1 Bonds and the

Series 2001A-2 Bonds shall receive $48,666,000 in principal amount; (b) the Trustees for the Series 2000A Bonds shall receive $9,216,000 in principal amount; and (c) the Trustees for the Series 2001B Bonds, the Series 2001C Bonds, the Series 1999A Bonds, and the Series 1999B Bonds shall receive $86,570,000 in principal amount. In addition, on the Effective Date, the electing Holders of the Unsecured Chicago Municipal Bond Claims shall purchase the remaining portion of the New UAL O’Hare Bonds for a cash purchase price equal to $5,193,114 pursuant to that certain “Note Purchase,” as defined in the Chicago Municipal Bond Settlement Agreement.
     4. New UAL Convertible Employee Notes: Reorganized UAL shall issue New UAL Convertible Employee Notes for distribution to the trusts or other entities designated by ALPA, PAFCA, TWU, AMFA and IAM, respectively, in the following amounts and pursuant to the terms set forth in the ALPA Restructuring Agreement, the PAFCA Restructuring Agreement, the TWU Restructuring Agreement, the AMFA Restructuring Agreement, and the IAM Restructuring Agreement: (a) $550,000,000 in principal amount shall be distributed to the ALPA designee; (b) $24,000 in principal amount shall be distributed to the TWU designee; (c) $400,000 in principal amount shall be distributed to the PAFCA designee; (d) $40,000,000 in principal amount shall be distributed to the AMFA designee; (e) $60,000,000 in principal amount shall be distributed to the IAM designee; and (f) $56,000,000 in principal amount shall be distributed to the SAM designee. The New UAL Convertible Employee Notes shall be issued in denominations of $1,000 and shall be issued no later than 180 days following the Effective Date.
     5. New UAL PBGC Securities: Reorganized UAL shall issue the New UAL PBGC Securities for distribution to PBGC, in the amounts and pursuant to the terms set forth in the PBGC Settlement Agreement. Reorganized UAL shall issue the New UAL Senior Notes and the New UAL Convertible Preferred Stock no later than the first Distribution Date. In accordance with the PBGC Settlement Agreement, the New UAL Contingent Senior Notes shall be issued no later than 45 days following the end of any given fiscal year, starting with the fiscal year ending December 31, 2009 and ending with the fiscal year ending December 31, 2017, in which there is a “Trigger Date,” as defined in the PBGC Settlement Agreement.
     6. Section 1145 Exemption: Pursuant to Section 1145 of the Bankruptcy Code, the offering, issuance and distribution of any securities contemplated by the Plan, including without limitation, the New UAL Plan Securities, shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities. In addition, under Section 1145 of the Bankruptcy Code any securities contemplated by the Plan, including without limitation, the New UAL Plan Securities, will be freely tradable by the recipients thereof, subject to (i) the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (ii) the restrictions, if any, on the transferability of such securities and instruments; and (iii) applicable regulatory approval.
     7. Listing Rights: Reorganized UAL shall use its reasonable efforts to list the New UAL Common Stock on the New York Stock Exchange, a national securities exchange, or for quotation on a national automated interdealer quotation system, but shall have no liability if it is unable to do so. Persons receiving distributions of New UAL Plan Securities by accepting such distributions shall be deemed to have agreed to cooperate with the Reorganized Debtors’ reasonable requests to assist them in their efforts to list the New UAL Common Stock on a securities exchange or quotation system.
     8. Restrictions on Resale of Securities to Protect Net Operating Losses: To avoid adverse federal income tax consequences resulting from an ownership change (as defined in Section 382 of the Internal Revenue Code), the certificate of incorporation of Reorganized UAL shall restrict the transfer of the New UAL Equity Securities without the consent of its board of directors for five (5) years after the Effective Date such that (a) no holder of 5% or more of the equity of Reorganized UAL may transfer any securities, (b) no transfer will be permitted if it would cause the transferee to hold 5% or more of the equity of Reorganized UAL, and (c) no transfer will be permitted if it would increase the percentage equity ownership of any person who already holds 5% or more of the equity of Reorganized UAL.
     9. Issuance and Distribution of the New UAL Plan Securities: The New UAL Plan Securities when issued or distributed as provided in the Plan, will be duly authorized, validly issued and, if applicable, fully paid and nonassessable. Each distribution and issuance referred to in ARTICLE VI.K shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Person receiving such distribution or issuance.
     In connection with the distribution of the New UAL Plan Securities to current or former employees of the Debtors, the Reorganized Debtors may take whatever actions are necessary to comply with applicable federal, state, local and international tax withholding obligations, including income, social security, and Medicare taxes, including without limitation, withholding a portion of and selling such securities to satisfy such tax withholding obligations.
L. Reinstatement of Interests in Reorganized Debtors Other than UAL Corporation: Except as otherwise provided in the Plan, the Interests in any Debtor (other than in UAL) may be Reinstated for the benefit of the Holder thereof in exchange for the Reorganized Debtors’ agreement to make certain distributions to Holders of Unsecured Claims under the Plan, to provide management services to certain other Reorganized Debtors, and to use certain funds and assets, to the extent authorized in this Plan, to satisfy certain obligations of such other Reorganized Debtors.
M. Exemption from Certain Transfer Taxes and Recording Fees: Pursuant to Section 1146(c) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including, without limitation, the transfer of title to or ownership of any of the Debtors’ interest in any aircraft; (ii) the creation, modification, consolidation, or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment, or recording of any lease or sublease; or (iv) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, FAA filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
N. Reduction of Paid-In Capital: As of the Effective Date and after taking account of all of the transactions contemplated by this Plan, for purposes of the Illinois Business Corporation Act of 1983, as amended, 805 Ill. Comp. Stat. §§ 5/1.01 et seq., (i) the paid-in capital of UAL Corporation shall be reduced to an amount equal to the aggregate par value of all issued shares of capital stock of Reorganized UAL having a par value and (ii) the paid-in capital of United BizJet Holdings, Inc. shall be reduced to an amount equal to the aggregate par value of all issued shares of capital stock of United BizJet having a par value.
O. Directors and Officers of Reorganized UAL: The existing officers of UAL shall serve initially in their current capacities on and after the Effective Date. On the Effective Date, the term of the current members of the board of directors of UAL shall expire, and the initial board of directors of Reorganized UAL shall consist of the Persons identified by the Debtors on or before the Confirmation Hearing. To the extent any Person proposed to serve as a board member is an insider, as such term is defined in Section 101(31) of the Bankruptcy Code, the nature of any compensation for such Person shall be disclosed by the Debtors on or before the Confirmation Hearing. The classification and composition of the board of directors of the Reorganized UAL shall be consistent with the Reorganized UAL Charter and the Reorganized UAL Bylaws. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of the Reorganized UAL Charter, the Reorganized UAL Bylaws, or other constituent documents, and applicable state corporation law.
P. Directors and Officers of Reorganized Debtors Other than UAL: The existing officers, managers, and members of the boards of directors of each of the Debtors other than UAL shall continue to serve in their current capacities after the Effective Date. The classification and composition of the boards of directors of the Reorganized Debtors shall be consistent with their respective new certificates of incorporation and charters. Each such director, manager, or officer shall serve from and after the Effective Date pursuant to the terms of such new certificate of incorporation, bylaws, other constituent documents, and applicable state law.
Q. Employee Benefits and Administration Thereof: As of the Effective Date, except with respect to Employment Agreements and except as otherwise provided in the Plan, the Debtors and the Reorganized Debtors, in their sole and absolute discretion, may honor, in the ordinary course of business, the Debtors’ written contracts, agreements, policies, programs, and plans for, among other things, compensation, health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, life insurance, and accidental death and dismemberment insurance (as the Bankruptcy Court may have ordered such contracts, agreements, policies, programs, and plans modified or terminated pursuant to Sections 1113 or 1114 of the Bankruptcy Code, the PBGC Settlement Agreement or otherwise), including written contracts, agreements, policies, programs, and plans for bonus and other incentive or compensation for the directors, officers, and employees of any of the Debtors who served in such capacity at any time, and all Proofs of Claim on account of workers’ compensation shall be deemed withdrawn, disallowed, and forever barred from assertion automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, except as specifically provided in the Plan, nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans.
R. Customer Programs: As of the Effective Date and except as otherwise provided in the Plan, the Debtors and the Reorganized Debtors, in their sole and absolute discretion, may honor, in the ordinary course of business, all of the Debtors’ ticketing, customer, and loyalty programs, including, without limitation, the “Mileage Plus Program,” “Silver Wings Program,” “Senior TravelPac,” “Pass Plus Program,” “Red Carpet Club Program,” “MyPoints.com Programs,” “Ameniti Program,” travel credit programs, charter sales program, the leisure sales programs, barter arrangements, corporate incentive programs, and cargo programs, as such programs may be amended from time to time, and all Proofs of Claim filed on account of any benefits under the “Mileage Plus Program” shall be deemed withdrawn, disallowed, and forever barred from assertion automatically and without any further notice to or action, order, or approval of the Bankruptcy Court.
S. Retiree Medical Benefits: Following the Effective Date of the Plan, the payment of all retiree benefits as defined in Section 1114 of the Bankruptcy Code shall continue at the levels established pursuant to subsections (e)(1) or (g) of Section 1114 of the Bankruptcy Code, except as may be modified in accordance with the terms of the Bankruptcy Court’s June 14, 2004 order [Docket No. 7078], with respect to retirees whose benefits were modified pursuant to such order for the duration of the periods the Debtors have obligated themselves to provide such benefits to such retirees. Upon the Effective Date, all Section 1114 Claims for unpaid retiree medical benefits (as such benefits may have been modified pursuant to Section 1114 of the Bankruptcy Code and the June 14, 2004 order referenced above) shall be deemed withdrawn automatically without any further action, in each case without prejudice to their pursuit, payment, or satisfaction after the Effective Date in the ordinary course of business.
T. Postpetition Aircraft Obligations: The Postpetition Aircraft Obligations and any obligation or Claim arising under the Public Debt Aircraft Settlement Agreement will become obligations of the Reorganized Debtors or their successors, if applicable, on the Effective Date solely as set forth in the express terms of the relevant Postpetition Aircraft Agreement, and nothing contained in this Plan, the Disclosure Statement or the Confirmation Order will be deemed to limit, expand, or otherwise affect the terms thereof.
U. Aircraft Equipment Subject to Section 1110(a) Elections: Secured Aircraft Creditors or other Creditors with Claims relating to Aircraft Equipment subject to elections by the Debtors to perform under Section 1110(a) of the Bankruptcy Code other than any Claim treated in accordance with a Postpetition Aircraft Agreement (including any Unsecured Public Debt Aircraft Claim), shall be Reinstated; provided, however, nothing in the Plan shall release or waive any rights of the Debtors in connection with such Aircraft Equipment under the Bankruptcy Code or otherwise applicable law.
V. Cancellation of Stock and Related Obligations: On the Effective Date, except as otherwise specifically provided for in the Plan, (i) the Old UAL Preferred Stock, Old UAL Common Stock, and any other Certificate, notes, options, option plans, bonds, indentures, pass through trust agreement, pass through trust certificate, equipment trust certificate guarantee, or other instruments or documents directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, (except such Certificates, notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated pursuant to the Plan), shall be cancelled solely as to the Debtors, and the Debtors and the Reorganized Debtors, as applicable, shall not have any continuing obligations thereunder, and (ii) the obligations of, Claims against, and/or Interests in the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Unsecured Debentures, Old UAL Preferred Stock, and Old UAL Common Stock and any other Certificates, notes, options, option plans, bonds, indentures, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors, except such agreements or Certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan, as the case may be, shall be released and discharged; provided, however, that notwithstanding Confirmation of the Plan, any such agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (a) allowing a Servicer to make distributions on account of such Claims pursuant to the Plan as provided in ARTICLE IX of the Plan, (b) permitting such Servicer to maintain any rights and/or liens it may have against property other than the Reorganized Debtors’ property for fees, costs, and expenses pursuant to such Indenture or other agreement, and (c) governing the rights and obligations of non-debtor parties to such agreements vis-à-vis each other; provided, further, however, that the preceding proviso shall not affect the discharge of Claims against or Interests in the Debtors pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors shall not have any obligations to any Servicer for any fees, costs, or expenses except as expressly provided in the Plan.
W. Preservation of Rights of Action: Entry of a Confirmation Order shall constitute a finding that it is in the best interests of the Creditors and Interest Holders of the Debtors’ Estates that the provisions in ARTICLE VI.W of the Plan be approved.
     1. Maintenance of Causes of Action: Except as otherwise provided in the Plan, the Reorganized Debtors shall retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding or contested matter Filed in one or more of the Chapter 11 Cases including, without limitation, the following actions and any actions specified in Exhibit 2 of the Plan Supplement:
     a. Objections to Claims under the Plan; and
     b. Any other litigation or Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors’ businesses, assets or operations or otherwise affecting the Debtors, including, without limitation, possible

Claims against the following types of parties, both domestic and foreign, for the following types of Claims: (a) Causes of Action against vendors, and/or suppliers of goods and/or services, travel or other agencies, and/or other Parties for overpayments, back charges, duplicate payments, improper holdbacks, deposits, warranties, guarantees, indemnities, and/or setoff; (b) Causes of Action against utilities, vendors, and/or suppliers of services and/or goods, travel or other agencies, and/or other Parties for wrongful or improper termination or suspension of services and/or supply of goods and/or failure to meet other contractual or regulatory obligations; (c) Causes of Action against vendors and/or suppliers of goods and/or services, travel or other agencies, and/or other Parties for failure to fully perform or to condition performance on additional requirements under contracts with any one or more of the Debtors before the assumption or rejection of the subject contracts; (d) Causes of Action for any Liens, including, without limitation, mechanic’s, artisan’s, materialmen’s, possessory, and/or statutory liens held by any one or more of the Debtors; (e) Causes of Action for payments, deposits, holdbacks, reserves, or other amounts owed by any creditor, lessor, utility, supplier, vendor, insurer, surety, factor, lender, bondholder, lessor, and/or other Party; (f) Causes of Action against any current or former director, officer, employee, and/or agent of the Debtors arising out of employment related matters, including, without limitation, Causes of Action regarding intellectual property, confidentiality obligations, employment contracts, travel charges, wage and benefit overpayments, travel, contractual covenants, and/or employee fraud or wrongdoing; (g) Causes of Action against any professional services provider and/or any other Party arising out of financial reporting; (h) Causes of Action arising out of environmental and/or contaminant exposure matters against airlines, airport authorities, fuel suppliers, fuel distribution entities, landlords, lessors, environmental consultants, environmental agencies, and/or suppliers of environmental services and/or goods; (i) Causes of Action against insurance carriers, reinsurance carriers, underwriters, and/or surety bond issuers relating to coverage, indemnity, contribution, reimbursement, and/or other matters; (j) counterclaims and defenses relating to notes, bonds, and/or other contract obligations; (k) Causes of Action against local, state, federal, and foreign taxing authorities for refunds of overpayments and/or other payments; (l) Causes of Action against attorneys, accountants, consultants, or other professional service providers relating to services rendered; (m) contract, tort, or equitable Causes of Action that may exist or subsequently arise; (n) any intracompany or intercompany Causes of Action; (o) Causes of Action of the Debtors arising under Section 362 (the automatic stay) of the Bankruptcy Code; (p) equitable subordination Causes of Action arising under Section 510 of the Bankruptcy Code or other applicable law; (q) turnover Causes of Action arising under Sections 542 or 543 of the Bankruptcy Code; (r) Causes of Action arising under Chapter 5 of the Bankruptcy Code, including, without limitation, preferences under Section 547 of the Bankruptcy Code; (s) Causes of Action against passengers and/or customers relating to ticket fraud, misuse of frequent flyer miles, or any other loyalty program currency, additional charges, penalties, and/or fees in connection with any ticket or other benefit purchased or acquired by any passenger and/or customer; (t) Causes of Action against any Union arising from, among other things, state and/or federal law or under a Collective Bargaining Agreement, including, without limitation, any wrongful or illegal acts, any wrongful termination, suspension of performance, defamation, and/or failure to meet other contract or regulatory obligations; (u) Causes of Action arising out of or in connection with the Debtors’ clearinghouse arrangements (including, without limitation, the Airlines Clearing House and the International Air Transport Association Clearinghouse), whether against such clearinghouses themselves or the current and former members or other participants in such clearinghouses; and/or (v) Causes of Action for unfair competition, interference with contract or potential business advantage, conversion, infringement of intellectual property, or other business tort claims.
The Reorganized Debtors reserve and shall retain the foregoing Causes of Action notwithstanding the rejection of any executory contract or unexpired lease during the Debtors’ Chapter 11 Cases. Except as otherwise provided in the Plan, in accordance with Section 1123(b)(3) of the Bankruptcy Code, any Claims, rights, and Causes of Action that the respective Debtors may hold against any Entity shall vest in the Reorganized Debtors, as the case may be. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Claims, rights or Causes of Action, and all other similar Claims arising pursuant to applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession pursuant to the Bankruptcy Code. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, or withdraw, or litigate to judgment any and all such Claims, rights, and Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party and without any further notice to or action, order, or approval of the Bankruptcy Court.
     2. Preservation of All Causes of Action Not Expressly Settled or Released: Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan, or the Confirmation Order, except where such Claims or Causes of Action have been expressly waived, relinquished, released, compromised, or settled in the Plan or a Final Order. In addition, the Debtors and the successor entities pursuant to the Plan expressly reserve the right to pursue or adopt any Claims not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits. Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase, or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors subsequent to the Effective Date and may, to the extent not theretofore expressly waived, relinquished, released, compromised, or settled, be the subject of an action after the Effective Date, whether or not (a) such Person has Filed a Proof of Claim against the Debtors in the Chapter 11 Cases; (b) such Person’s Proof of Claim has been objected to; (c) such Person’s Claim was included in the Debtors’ Schedules; or (d) such Person’s scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.
ARTICLE VII.
TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES
     The Debtors intend to continue performing their obligations under the terms of their postpetition contracts and leases and honor their obligations under non-executory agreements to the extent required by the law. Confirmation of the Plan shall constitute the Bankruptcy Court’s approval of the proposed treatment of executory contracts and unexpired leases as set forth below, and determination that the Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their executory contracts and unexpired leases.
A. Executory Contracts and Unexpired Leases: Each executory contract or unexpired lease to which any Debtor is a party shall be deemed automatically rejected in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease (i) shall have been previously assumed by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in Exhibit 3 of the Plan Supplement, (iv) is an Interline & Alliance Related Agreement, (v) is a Revenue Related Agreement, (vi) is an Intercompany Contract, (vii) is an Employment Agreement, (viii) is an Indemnification Obligation, (ix) is a Collective Bargaining Agreement, (x) is a Postpetition Aircraft Agreement, (xi) is an agreement in connection with Aircraft Equipment that is a new or renegotiated agreement, including leases or mortgages, that is entered into subsequent to the date of the Plan and prior to the Effective Date other than currently existing Postpetition Aircraft Agreements, (xii) is a Municipal Bond Lease, (xiii) is a Foreign Agreement; or (xiv) is otherwise assumed pursuant to the terms of the Plan; provided, however, that with respect to subsections (iv) through (xiii) of this ARTICLE VII.A, such executory contracts and unexpired leases will be treated as set forth below.
B. Interline & Alliance Related Agreements, Revenue Related Agreements, and Intercompany Contracts: Each Interline & Alliance Related Agreement, Revenue Related Agreement and Intercompany Contract to which any Debtor is a party shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts and leases are executory, unless such executory contract or unexpired lease (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Interline & Alliance Related Agreements, Revenue Related Agreements, and Intercompany Contracts” in Exhibit 6 of the Plan Supplement, (iv) is not an executory contract or an unexpired lease on the Effective Date, (v) is otherwise rejected pursuant to the terms of the Plan.
C. Employment Agreements and Indemnification Obligations: Each Employment Agreement with, and Indemnification Obligation to, a director, officer, and employee that was employed by any of the Debtors in such capacity on or after the Petition Date shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and

1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts are executory, unless such executory contract (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Employment Agreements and Indemnification Obligations for Current Employees” in Exhibit 8 of the Plan Supplement, or (iv) is otherwise rejected pursuant to the terms of the Plan.
     Each Employment Agreement with, and Indemnification Obligation to, a director, officer, and employee that was no longer employed by any of the Debtors in such capacity on the Petition Date shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts are executory, unless such executory contract (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of “Rejected Employment Agreements and Indemnification Obligations for Former Employees” in Exhibit 10 of the Plan Supplement, or (v) is otherwise rejected pursuant to the terms of the Plan.
     Each Indemnification Obligation that is deemed assumed pursuant to the Plan shall (i) remain in full force and effect, (ii) not be modified, reduced, discharged, impaired, or otherwise affected in any way, (iii) be deemed and treated as an executory contract pursuant to Sections 365 and 1123 of the Bankruptcy Code regardless of whether or not Proofs of Claim have been Filed with respect to such obligations, and (iv) survive Unimpaired and unaffected, in each such case irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.
     Unless otherwise indicated in the Plan, (i) if the Debtors reject an Indemnification Obligation, any Employment Agreement that may contain such Indemnification Obligation shall be deemed rejected, but only to the extent of such Indemnification Obligation; and (ii) if the Debtors reject an Employment Agreement, any Indemnification Obligation that may be contained in such Employment Agreement shall also be deemed rejected automatically.
     The Debtors and Reorganized Debtors reserve the right, in their sole and absolute discretion, to honor and/or reaffirm obligations with respect to Employment Agreements and Indemnification Obligations that are rejected pursuant to the Plan or otherwise. To the extent such obligations have been honored and/or reaffirmed, such reaffirmation shall be deemed to be in complete satisfaction, discharge, and release of any Claimant’s Claim on account of the rejection of such obligations contained in such Employee Agreements, Indemnification Obligations, or otherwise whether under Section 365 of the Bankruptcy Code or otherwise.
D. Foreign Agreements: Each Foreign Agreement in which any Debtor is a party shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date to the extent such contracts and leases are executory, unless such executory contract or unexpired lease (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date; (iii) is listed on the schedule of “Rejected Foreign Agreements” in Exhibit 12 of the Plan Supplement, (iv) is not an executory contract or an unexpired lease on the Effective Date, or (v) is otherwise rejected pursuant to the terms of the Plan.

E. Municipal Bond Leases
     1. Conditionally Assumed and Conditionally Rejected Municipal Bond Leases: As of the Effective Date, all Municipal Bond Leases listed on the schedule of “Conditionally Rejected Municipal Bond Leases” in the Plan Supplement shall be deemed rejected on a conditional basis, and all Municipal Bond Leases not listed on the schedule of “Conditionally Rejected Municipal Bond Leases” in the Plan Supplement shall be deemed assumed on a conditional basis, in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code; provided, however, that with respect to any Municipal Bond Lease, the Debtors and the Reorganized Debtors reserve the right to alter, amend, modify, or supplement the list of “Conditionally Rejected Municipal Bond Leases” in Exhibit 13 of the Plan Supplement at any time through and including forty-five (45) days after the date that a Final Order is entered disposing of all controversies at issue in a Municipal Bond Adversary Proceeding.
     2. Chicago Municipal Bond Adversary Proceeding: Solely with respect to the Chicago Municipal Bond Adversary Proceeding, if and to the extent that a Final Order is entered disposing of all controversies at issue in the Chicago Municipal Bond Adversary Proceeding, the conditional assumption or rejection of any Municipal Bond Lease at issue in the Chicago Municipal Bond Adversary Proceeding, whichever is applicable, shall become final.
     3. Municipal Bond Adversary Proceedings other than Chicago:
     a. California Statewide Commission Development Authority Special Facility Revenue Bonds 1997 Series A (SFO Municipal Bond Adversary Proceedings):
          (i) The conditional assumption or conditional rejection of each Municipal Bond Lease in the SFO Municipal Bond Adversary Proceedings shall become final if and to the extent that (a) a Final Order is entered in such Municipal Bond Adversary Proceedings finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in such Municipal Bond Adversary Proceedings, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the Municipal Bond Adversary Proceedings.
          (ii) If and only to the extent that a Final Order is entered in the SFO Municipal Bond Adversary Proceedings finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) a Class 2B-2 Other Secured Claim to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) a Class 2E-3 Other Unsecured Claim, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.

     b. Regional Airports Improvement Corporation Revenue Bonds Issue of 1984 (LAX Municipal Bond Adversary Proceeding):
          (i) The conditional assumption or conditional rejection of each Municipal Bond Lease in the LAX Municipal Bond Adversary Proceeding shall become final if and to the extent that (a) a Final Order is entered in such Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in such Municipal Bond Adversary Proceeding, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the Municipal Bond Adversary Proceeding.
          (ii) If and only to the extent that a Final Order is entered in the LAX Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) Class 1B-2 and 2B-2 Other Secured Claims, as applicable, to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) Class 1E-3 and 2E-3 Other Unsecured Claims, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.
     c. Facilities Lease Refunding Revenue Bonds Issue 1992 (LAX Municipal Bond Adversary Proceeding):
          (i) The conditional assumption or conditional rejection of each Municipal Bond Lease in the LAX Municipal Bond Adversary Proceeding shall become final if and to the extent that (a) a Final Order is entered in such Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in such Municipal Bond Adversary Proceeding, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the Municipal Bond Adversary Proceeding.
          (ii) If and only to the extent that a Final Order is entered in the LAX Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) Class 1B-2 and 2B-2 Other Secured Claims, as applicable, to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) Class 1E-3 and 2E-3 Other Unsecured Claims, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.

     d. City and County of Denver, CO Special Facilities Airport Revenue Bonds, Series 2000 (Denver Municipal Bond Adversary Proceeding):
          (i) The conditional assumption or conditional rejection of each Municipal Bond Lease in the Denver Municipal Bond Adversary Proceeding shall become final if and to the extent that (a) a Final Order is entered in such Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in such Municipal Bond Adversary Proceeding, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the Municipal Bond Adversary Proceeding.
          (ii) If and only to the extent that a Final Order is entered in the Denver Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) a Class 2B-2 Other Secured Claim to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) a Class 2E-3 Other Unsecured Claim, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.
     e. New York Industrial Development Agency Special Facility Revenue Bonds, Series 1997 (JFK Municipal Bond Adversary Proceeding):
          (i) The conditional assumption or conditional rejection of each Municipal Bond Lease in the JFK Municipal Bond Adversary Proceeding shall become final if and to the extent that (a) a Final Order is entered in such Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “true lease,” and (b) a Final Order is entered disposing of all controversies at issue in such Municipal Bond Adversary Proceeding, including, without limitation, with respect to whether each such Municipal Bond Lease found to be a “true lease” is “independent” or “severable” from the other Municipal Bond Leases or agreements at issue in the Municipal Bond Adversary Proceeding.
          (ii) If and only to the extent that a Final Order is entered in the JFK Municipal Bond Adversary Proceeding finding that each such Municipal Bond Lease is a “secured financing,” such Municipal Bond Lessor shall be entitled to: (a) a Class 2B-2 Other Secured Claim to the extent of the value of collateral subject to the Municipal Bond Lease under Section 506 of the Bankruptcy Code if such Municipal Bond Lessor qualifies as a secured creditor under applicable non-bankruptcy law; and (b) a Class 2E-3 Other Unsecured Claim, as applicable, for any amounts owed by the Debtors exceeding the value of the collateral or for the entire amount of such Claim if the Municipal Bond Lessor does not qualify as a secured creditor under applicable non-bankruptcy law.

F. Collective Bargaining Agreements
     1. Assumption of Collective Bargaining Agreements: Each Collective Bargaining Agreement to which any Debtor is a party, as modified and/or amended from time to time, including by and through the Section 1113 Restructuring Agreements, shall be deemed automatically assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date; provided, however, nothing in this ARTICLE VII.F.1 or otherwise in the Plan shall be deemed as an assumption of any pension plan, retirement plan, savings plan, health plan, or other employee benefit plan discontinued or terminated during the Chapter 11 Cases. The assumption and the Cure of the Collective Bargaining Agreements, in accordance with the terms of the Section 1113 Restructuring Agreements, shall be in full satisfaction of all Claims and Interests arising under all previous Collective Bargaining Agreements between all parties to the Plan or their predecessors-in-interest. Upon assumption of the Collective Bargaining Agreements and the Section 1113 Restructuring Agreements, the following Proofs of Claim shall be deemed withdrawn, disallowed, and forever barred from assertion automatically and without any further notice to or action, order, or approval of the Bankruptcy Court: (i) all Proofs of Claim filed by the Debtors’ Unions; and (ii) all Proofs of Claim filed by Union-represented employees pertaining to rights collectively bargained for or disposed of pursuant to the Collective Bargaining Agreements in the ordinary course of business, including, without limitation, Claims on account of grievances, reinstatement, and pension obligations, provided, however, that such treatment is without prejudice to the respective Union’s pursuit, payment, or satisfaction of such Claims in the ordinary course under the relevant assumed Collective Bargaining Agreement; provided, further, however, that the Debtors reserve the right to seek adjudication of any Collective Bargaining Agreement-related dispute that concern distributions, claims, restructuring transactions, or other aspects of the Plan between the Debtors and the relevant union in the Bankruptcy Court.
     2. Reservation of Rights Pending Resolution of Litigation: Notwithstanding ARTICLE VII.F.1 of the Plan, the AFA Collective Bargaining Agreement, as modified and/or amended from time to time through the Effective Date, including by and through the AFA Section 1113 Restructuring Agreements, shall be deemed conditionally assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date; provided, however, that if after the Effective Date: (a) the terminated Flight Attendant Defined Benefit Plan is restored for any reason (including without limitation as a result of legislative, administrative, judicial or other activity (including without limitation as a result of the reversal of the PBGC Settlement Agreement on appeal, the voiding or invalidation of the relevant termination and trusteeship agreement and/or PBGC notice of determination, etc.), such that the Reorganized Debtors determine in their discretion that re-termination of the Flight Attendant Defined Benefit Plan is required; or (b) the AFA 2005 Restructuring Agreement is terminated for any reason (including without limitation based on arbitration between the parties based on the AFA’s April 8, 2005 notice of termination of such Agreement); then in either event of (a) or (b) set forth above, the Debtors may (and reserve the right to) seek termination of the Flight Attendant Defined Benefit Plan under Title IV of ERISA and/or rejection of the AFA Collective Bargaining Agreement (as modified and/or amended from time to time) under Section 1113 of the Bankruptcy Code, notwithstanding the occurrence of the Effective Date.

     3. Employee Distributions: All distributions pursuant to the Distribution Agreements shall be made as though those distributions were on account of Claims or Interests.
G. Postpetition Aircraft Agreements: Subject to the Debtors’ right to terminate or reject any Postpetition Aircraft Agreement prior to Consummation of the Plan pursuant to the terms of such Agreement: (i) each Postpetition Aircraft Agreement shall remain in place after the Effective Date, (ii) the Reorganized Debtors shall continue to honor each such Agreement according to its terms, and (iii) to the extent any Postpetition Aircraft Agreement requires the assumption by the Debtors of such Agreement and the Postpetition Aircraft Obligation arising thereunder, each such Postpetition Aircraft Agreement and Postpetition Aircraft Obligation shall be deemed assumed as of Consummation of the Plan; provided, however, that the foregoing clause (iii) shall not be deemed or otherwise interpreted as an assumption by the Debtors of any agreement or obligation that is not a Postpetition Aircraft Agreement or Postpetition Aircraft Obligation; provided, further, that nothing herein shall limit the Debtors right to terminate such contracts in accordance with the terms thereof. Subsequent to the date of this Plan and prior to the Effective Date, the Debtors may, in their sole and absolute discretion, enter into new Postpetition Aircraft Agreements for Aircraft Equipment not currently subject to a Postpetition Aircraft Agreement, and the Claims or obligations arising hereunder shall be treated as Postpetition Aircraft Obligations.
H. Postpetition Contracts and Leases: Except to the extent otherwise provided herein with respect to Postpetition Aircraft Agreements and subject to the provisions of ARTICLE VII.K, all contracts and leases entered into after the Petition Date by any Debtor will be performed by the Debtor or Reorganized Debtor liable thereunder in accordance with the terms and conditions of such contracts and leases in the ordinary course of its business. Accordingly, such contracts and leases and other obligations (including any executory contracts and unexpired leases assumed other than pursuant to the Plan) will survive and remain unaffected by entry of the Confirmation Order.
I. Assumed Executory Contracts and Unexpired Leases: Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumption or conditional assumption of the executory contracts and unexpired leases to be assumed under the Plan as of the Effective Date, or as of a conditional assumption becoming final pursuant to ARTICLE VII.E.2 or ARTICLE VII.E.3 above, pursuant to Sections 365 and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease that is assumed shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as may be modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing or providing for its assumption, or applicable law.
     The provisions (if any) of each executory contract or unexpired lease to be assumed pursuant to the Plan that are or may be in default shall be satisfied solely by the Cure, or by an agreed-upon waiver of the Cure. Except with respect to executory contracts and unexpired leases in which the Debtors and the counterparties to such executory contracts and unexpired leases have stipulated in writing to payment of the Cure, all requests for payment of the Cure must be filed with the Claims Agent and served upon counsel to the Debtors on or before the Cure Bar Date.

     Any request for payment of the Cure that is not timely Filed and served shall be disallowed automatically and shall be forever barred from assertion and shall not be enforceable against any Debtor or Reorganized Debtor, any Estate, or property of any Debtor or Reorganized Debtor without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order, or approval of the Bankruptcy Court, and the Claim for the Cure shall be deemed fully satisfied, released and discharged, notwithstanding any amount or information included in the Schedules or a Proof of Claim filed prior to the entry of the Confirmation Order; provided, however, that nothing shall prevent the Debtors or the Reorganized Debtors, in their sole and absolute discretion, from making a Cure payment despite the failure of the relevant counterparty to file and timely serve such request for payment of such Cure. The Debtors or the Reorganized Debtors may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. If and to the extent that the Debtors and a counterparty to an executory contract or unexpired lease have stipulated in writing to payment of the Cure, the Debtors will pay such Cure as agreed.
     If the Debtors or the Reorganized Debtors object to a Cure or any potential contractual obligation under any executory contract or unexpired lease that is assumed, the Bankruptcy Court shall determine the Allowed amount of such Cure and any such potential contractual obligation. If there is a dispute regarding (i) Cure, (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of Section 365 of the Bankruptcy Code, or (iii) any other matter pertaining to assumption, Cure shall occur as soon as reasonably practicable following the entry of a Final Order resolving the dispute and/or approving the assumption (and, if applicable, assignment). The Debtors and Reorganized Debtors reserve the right to reject any executory contract or unexpired lease no later than fifteen (15) days after the later of (i) the Debtors or Reorganized Debtors and the counterparty to such executory contract or unexpired lease agree in writing to the amount of the Cure, or (ii) the entry of a Final Order establishing the Cure.
     The provisions of each executory contract or unexpired lease to be assumed pursuant to the Plan that are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtor or Reorganized Debtor. Pursuant to Section 365(b)(2)(D) of the Bankruptcy Code or otherwise, no Cure shall be allowed for a penalty rate or other form of default rate of interest.
     Any and all proofs of claim based upon executory contracts or unexpired leases that have been assumed in the Chapter 11 Cases or under the terms of the Plan shall be deemed disallowed and expunged.
J. Rejected Executory Contracts and Unexpired Leases: Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejection or conditional rejection of the executory contracts and unexpired leases to be rejected under the Plan as of the Effective Date, or as of a conditional rejection becoming final pursuant to ARTICLE VII.E.2 or ARTICLE VII.E.3 above, pursuant to Sections 365 and 1123 of the Bankruptcy Code. The rejection of the executory contracts or unexpired leases of any counterparty is not intended to be and shall not be construed as an indication of the unwillingness of the Debtors and Reorganized Debtors to do business with the counterparty, and the Debtors and Reorganized Debtors reserve the right to negotiate and enter into any contract or lease with any counterparty at any time without any further notice to or action, order, or approval of the Bankruptcy Court.
     Except as otherwise provided with respect to the Municipal Bond Leases, all executory contracts and unexpired leases to be rejected pursuant to the Plan shall be deemed automatically rejected in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date or such earlier date as the Debtors may have terminated their performance under such executory contract or unexpired lease, unless another effective date of rejection shall be set forth in the Plan Supplement for such executory contract or unexpired lease; provided, however, that the effective date of rejection for executory contracts or unexpired leases may be later than the Effective Date of the Plan.
     On or after the Effective Date, the Debtors and the Reorganized Debtors reserve their rights to initiate, file, prosecute, enforce, or litigate to judgment (and/or abandon, settle, compromise, release, or withdraw) any and all such Claims, rights, and Causes of Action, including, without limitation, such Claims, rights, and Causes of Action on account of indemnification, breach of confidentiality, breach of contract, and breach of express or implied warranty that they may have under any executory contract or unexpired lease, notwithstanding the rejection of such executory contract or unexpired lease.
     A non-Debtor party to an executory contract or unexpired lease whose executory contract or unexpired lease is being or has been rejected under the Plan may request that the Debtors assume such executory contract or unexpired lease by sending a written notice to the counsel to the Debtors, which notice shall include a waiver of any defaults (including payment defaults) and any right to any Cure under such executory contract or unexpired lease. The Debtors or the Reorganized Debtors may, in their sole and absolute discretion, assume such executory contract or unexpired lease without any further notice to or action, order, or approval of the Bankruptcy Court.
     All Proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases pursuant to the Plan or otherwise, other than Municipal Bond Leases, if any, must be Filed with the Claims Agent and served upon counsel to the Debtors no later than thirty (30) days after the earliest of (i) the date of entry of an order of the Bankruptcy Court approving such rejection, (ii) the date of service of a notice that the executory contract or unexpired lease has been rejected, and (iii) the effective date of rejection. All Proofs of Claim with respect to Claims arising from the conditional rejection of Municipal Bond Leases pursuant to the Plan must be Filed with the Claims Agent and served upon counsel to the Debtors no later than thirty (30) days after a conditional rejection becoming final pursuant to ARTICLE VII.E.2 or ARTICLE VII.E.3 above. Any Proofs of Claim arising from the rejection of an executory contract or unexpired lease that are not timely Filed and served shall be disallowed automatically and shall be forever barred from assertion and shall not be enforceable against any Debtor or Reorganized Debtor, any Estate, or property of any Debtor or Reorganized Debtor without the need for any objection by the Debtors or the Reorganized Debtors and without any further notice to or action, order, or approval of the Bankruptcy Court, and the Claim for rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding any amount or information included in the Schedules or a Proof of Claim filed prior to the entry of the Confirmation Order. Rejection of any executory contract pursuant to the Plan, or otherwise, shall not constitute a termination of pre-existing obligations owed to the Debtors. In particular, the Debtors, notwithstanding any state or non-bankruptcy law to the contrary, expressly reserve and do not waive any right to receive, or any continuing obligation of a contract counter-party to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors from contract counter-parties to rejected executory contracts.
K. Modifications, Amendments, Supplements, Restatements, or Other Agreements: Unless otherwise provided, each executory contract and unexpired lease that is assumed, whether or not such executory contract or unexpired lease relates to the use, ability to acquire, or occupancy of real property, shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease, and (ii) all executory contracts or unexpired leases appurtenant to the premises, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is otherwise rejected as part of the Plan.
     Modifications, amendments, supplements, and restatements to executory contracts and unexpired leases entered into before the Petition Date that have been executed by the Debtors during the Chapter 11 Cases, and actions taken in accordance therewith, (i) do not alter in any way the pre-petition nature of the executory contract or unexpired lease entered into before the Petition Date, or the validity, priority or amount of any Claims against the Debtors that may arise under such contracts and leases, (ii) are not and do not create a postpetition contract or lease, (iii) do not elevate to administrative expense priority any Claims of the counterparty to the executory contracts and unexpired leases against any of the Debtors, and (iv) do not entitle any entity to a Claim under any Section of the Bankruptcy Code on account of the difference between the terms of any executory contract or unexpired lease entered into before the Petition Date and modification, amendment, supplement, or restatement.
L. Reservation of Rights: Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an executory contract or unexpired lease or that any Debtor or Reorganized Debtor, or their respective Affiliates, has any liability thereunder.
     Except as otherwise specifically provided for in the Plan, nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors and the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.
     Except as otherwise specifically provided for in the Plan, nothing in the Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors and the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.
     Notwithstanding any other provision of the Plan, the Debtors and Reorganized Debtors reserve the right to alter, amend, modify, or supplement any list of executory contracts, including, but not limited to, the list of “Assumed Executory Contracts and Unexpired Leases,” “Rejected Interline & Alliance Related Agreements, Revenue Related Agreements, and

Intercompany Contracts,” the “Rejected Current Employment Agreements and Indemnification Obligations,” and the “Rejected Former Employment Agreements and Indemnification Obligations,” in the Plan Supplement at any time through and including thirty (30) days after the Effective Date.
     If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, then the Debtors shall have thirty (30) days following entry of a final non-appealable order resolving such dispute to alter their treatment of such contract or lease.
M. Nonoccurrence of Effective Date: In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting executory contracts or unexpired leases, including, without limitation, assuming or rejecting unexpired leases pursuant to Section 365(d)(4) of the Bankruptcy Code.
N. Personnel Regulations Series 15: To the extent that Personnel Regulations Series 15, the Debtors’ written personnel policies governing certain of their employees, is deemed to be an executory contract, notwithstanding the disclaimer that such document expressly provides that it does not create any contractual rights and can be modified at any time, the Debtors reject such agreement upon the Effective Date with all counterparties who are individuals. The Debtors shall issue a modified version of Personnel Regulations Series 15 as soon as reasonably practicable after the Effective Date. All Claims of any individual on account of the Personnel Regulations Series 15 and any similar regulations accruing prior to the Effective Date are deemed disallowed and expunged pursuant to the terms of the Plan.
ARTICLE VIII.
PROCEDURES FOR TREATMENT OF DISPUTED, CONTINGENT,
AND UNLIQUIDATED CLAIMS PURSUANT TO THE PLAN
A. Allowance of Claims and Interests: Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim or Interest shall be Deemed Allowed, unless and until such Claim or Interest is Deemed Allowed pursuant to the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim or Interest. Except as expressly provided in the Plan or in any Final Order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), after Confirmation each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest as of Petition Date, including, without limitation, the Causes of Action referenced in ARTICLE VI.W of the Plan.
B. Claims Administration Responsibilities: The Reorganized Debtors or their designees shall have the responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims against and Interests in the Debtors. After the Effective Date, the Reorganized Debtors shall have the exclusive authority to, in their sole and absolute discretion, initiate, file, prosecute, enforce, abandon, settle, compromise, release, or withdraw, or litigate to judgment objections to Claims or Interests; administer Claims and Interests; and make distributions (if any) on account of Claims and Interests, all without any further notice to or action, order, or approval of the Bankruptcy Court. From and after the Effective Date, the Debtors and Reorganized Debtors may settle or compromise, in their sole and absolute discretion, any Disputed Claim or Interest without any further notice to or action, order, or approval of the Bankruptcy Court. From and after the Effective Date, the Reorganized Debtors or their designees shall have sole authority for administering and adjusting the claims register in the Chapter 11 Cases. The Reorganized Debtors or their designees may alter and other otherwise adjust such claims register to reflect the Allowed or disallowed amounts of any Claims or Interests in the Chapter 11 Cases without any further notice to or action, order, or approval of the Bankruptcy Court.
C. Estimation of Claims and Interests: Except with respect to those Claims that are covered by the Bankruptcy Court’s previous order authorizing certain estimation procedures, which estimation procedures (as amended or modified) are specifically incorporated herein, the Debtors or the Reorganized Debtors, as applicable, may at any time, request that the Bankruptcy Court estimate any contingent, disputed, or unliquidated Claim or Interest pursuant to Section 502(c) of the Bankruptcy Code for any reason regardless of whether such Debtors or Reorganized Debtors have previously objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim or Interest at any time during the litigation of any objection to any Claim or Interest, including during the pendency of any appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent, disputed, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim, and the relevant Debtor or Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the aforementioned Claims or Interests and objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims and Interests may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding Section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to Section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of the estimation of such Claim unless the Holder of such Claim has filed a motion requesting the right to seek such reconsideration on or before twenty (20) days after the date such Claim is estimated.
D. Adjustment to Claims Without Objection: Any Claim that has been paid and/or satisfied pursuant to the terms of the Plan, or any Claim that has been amended or superceded, may be adjusted and/or expunged on the official claims register by the Claims Agent in the sole and absolute discretion of the Debtors or the Reorganized Debtors, as applicable, without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
E. Unsecured Retiree Convenience Class Claims: Regardless of whether or not a Holder of an Unsecured Retiree Convenience Class Claim has filed a Proof of Claim, by not opting out of such Class, such Holder shall be deemed to have an Allowed Unsecured Retiree Convenience Class Claim against United in the amount reflected on such Holder’s Ballot; provided, however, that if a Holder of an Unsecured Retiree Convenience Class Claim opts out of the Unsecured Retiree Convenience Class, the Debtors reserve the right to dispute the validity and amount of the Holder’s Claim, and shall not be deemed to have agreed to the amount set forth on such Ballot. A Holder of an Unsecured Retiree Convenience Claim opting out of the Unsecured Retiree Convenience Class but who did not file a Proof of Claim prior to the applicable Bar Date shall be deemed to have an Other Unsecured Claim against United on account of such Claim in an unliquidated amount, subject to the Debtors’ above-stated reservation of rights to dispute the Claim.
F. Disallowance of Claims: Any and all Claims held by Entities from which property is recoverable under Section 542, 543, 550, or 553 of this title or that is a transferee of a transfer avoidable under Section 522(f), 522(h), 544, (545, 547, 548, 549, or 724(a) of this title, shall be Deemed disallowed pursuant to Section 502(d) of the Bankruptcy Code, and Holders of such Claims may not vote to accept or reject the Plan or receive any distributions on account of such Claims, both consequences to be in effect until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered and all sums due to the Debtors by that Entity have been turned over to the Debtors or the Reorganized Debtors, as applicable. Any and all Proofs of Claim Filed after the relevant Bar Date shall be disallowed and expunged for all purposes, and Holders of such Claims may not vote to accept or reject the Plan or receive any distributions on account of such Claims, unless such Creditors request on or before the Confirmation Hearing that the Bankruptcy Court deem such late claim as being timely filed pursuant to Bankruptcy Rule 9006. All Claims Filed after the relevant Bar Date that are (i) not deemed timely filed pursuant to Bankruptcy Rule 9006 on or before the Confirmation Hearing or (ii) not the subject of a request that the Bankruptcy Court deem such late claim as being timely filed pursuant to Bankruptcy Rule 9006 as of the Confirmation Hearing shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court. All Claims filed on account of an Indemnification Obligation to a director, officer, or employee shall be deemed disallowed and expunged as of the Effective Date to the extent such Indemnification Obligation is assumed pursuant to this Plan without any further notice to or action, order, or approval of the Bankruptcy Court.
G. Offer of Judgment: Notwithstanding any limitations on the applicability of Federal Rule of Civil Procedure 68 and any other Bankruptcy Rules, the Debtors or the Reorganized Debtors, as applicable, are authorized to serve upon a Holder of a Claim or Interest an offer to allow judgment to be taken against the respective Debtor or Reorganized Debtor, as applicable, on account of such Claim or Interest, and Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim or Interest must pay the costs incurred by the Debtors or the Reorganized Debtors after the making of such offer, the Debtors or the Reorganized Debtors, as applicable, are entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.
H. Amendments to Claims: A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Code, the Bankruptcy Rules or applicable law. After the Confirmation Date except as provided in ARTICLE VII.J, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court. Any such new or amended Claim filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, or the Reorganized Debtors, unless the Claim holder has obtained prior Bankruptcy Court authorization for the filing.

ARTICLE IX.
PROVISIONS GOVERNING DISTRIBUTIONS
A. Distributions for Claims and Interests Allowed as of the Effective Date
     1. Timing: Except as otherwise provided in the Plan, as may be ordered by the Bankruptcy Court, or as determined by the Debtors, all distributions under the Plan shall be made on a Periodic Distribution Date.
     2. Accrual of Interest, Dividends, or Rights: For purposes of determining the accrual of interest, dividends, or rights with respect to any other payment from and after the Effective Date unless the terms of such securities set forth otherwise, the New Credit Facility and the New UAL Plan Securities shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated, or distributed; provided, however, that the respective Reorganized Debtor shall withhold any actual payment or distribution until such distribution is made and no interest may accrue or otherwise be payable on any such withheld amounts.
     3. No Interest: Unless otherwise specifically provided for in the Plan, the Confirmation Order, the DIP Facility, or a postpetition agreement in writing between the Debtors and a Holder of a Claim, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.
     4. Allocation Between Principal and Accrued Interest: The aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claim (to the extent thereof) and, thereafter, to the interest, if any, accrued thereon through the Effective Date.
B. Distribution Agent: The Distribution Agent shall make all distributions required pursuant to the Plan except with respect to a Holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, who shall deliver such distributions to the Holders of Claims in accordance with the provisions of the Plan and the terms of the governing agreement.
C. Delivery of Distributions
     1. Delivery of Distributions in General: Except as provided in ARTICLE IX.G, distributions to Holders of Allowed Claims and Allowed Interests shall be made to those Holders of such Allowed Claims and Allowed Interests of record as of the Distribution Record Date. Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims shall be made by the Distribution Agent or the appropriate Servicer, as appropriate, in such Entity’s sole and absolute discretion by first class mail, postage prepaid, (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the signatory set forth on any of the Proofs of

Claim or Interest filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Interest is filed or if the Debtors have been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related Proof of Claim or Interest; (d) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address; (e) in the case of a Holder whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer; or (f) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Except as provided in ARTICLE VI.V, distributions to the various Classes of Claims pursuant to the Plan shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of Claims, so that each Holder of Claims shall have and receive the benefit of the distributions in the manner set forth in the Plan. Neither the Debtors, the Reorganized Debtors, nor the Distribution Agent shall incur any liability whatsoever on account of any distributions so long as such distributions are made to Holders of Allowed Claims and Allowed Interests of record as of the Distribution Record Date or to Servicers, if applicable.
     2. Timing and Calculation of Amounts to be Distributed: Subject to any reserves or holdback established pursuant to the Plan, on the appropriate Periodic Distribution Date or as soon as reasonably practicable thereafter, each Holder of an Allowed Claim against or Allowed Interest in the Debtors shall receive the distributions provided for Allowed Claims or Allowed Interests in the applicable Class as of such date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of such Disputed Claims or Interests shall be made pursuant to the provisions set forth in the Plan.
     3. Foreign Currency Exchange Rate: As of the Effective Date, any Unsecured Claim asserted in currency(ies) other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of Monday, December 9, 2002, as quoted at 4:00 p.m., mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on December 10, 2002.
     4. Minimum Distribution
     a. Fractional Securities; Fractional Dollars: Notwithstanding any other provision of the Plan, payments of fractions of shares of New UAL Common Stock shall not be made and any such distributions shall be deemed to be zero. Notwithstanding any other provision of the Plan, the Distribution Agent shall not be required to make distributions or payments of fractions of dollars. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.
     b. De Minimis Distributions: Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim from the New UAL Stock Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such New UAL Stock Reserve or otherwise on the Periodic Distribution Date in question is or has an economic value less than $10,000,000, except the final distribution, or (ii) if the amount to be distributed to the specific Holder of an Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such Holder and is or has an economic value less than $25.00.
     c. Undeliverable Distributions
     (i) In General: If any distribution to a Holder of an Allowed Claim or Allowed Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until such Distribution Agent is notified in writing of such Holder’s then-current address, at which time all currently due missed distributions shall be made to such Holder without interest. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, and shall not be supplemented with any interest, dividends, or other accruals of any kind. As soon as reasonably practicable, a Distribution Agent shall make all distributions that become deliverable.
     (ii) Reallocation and Reversion: All distributions under the Plan that are unclaimed for a period of six (6) months after distribution thereof shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors. Upon such revesting, the Claim of any Holder or its successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. The provisions of the Plan regarding undeliverable distributions shall apply with equal force to distributions made pursuant to any Indenture or Certificate issued by the Debtors, notwithstanding any provision in such Indenture or Certificate to the contrary and notwithstanding any otherwise applicable escheat, abandoned, or unclaimed property law.
D. Manner of Payment Pursuant to the Plan: Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Reorganized Debtor by check or by wire transfer.
E. Time Bar to Payment: Checks issued by the Distribution Agent (or Servicer, if applicable) on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued, and shall be made on or before the later of: (i) the subsequent Periodic Distribution Date that is at least forty-five (45) days after such Claim becomes an Allowed Claim; or (ii) one-hundred and fifty (150) days after the date of issuance of such check. After such date, Claims for the reissuance of checks shall be discharged and forever barred, and the Reorganized Debtors shall retain all funds related thereto for distribution to the beneficiaries of the Reorganized Debtors in accordance with the terms of the Plan.
F. Disputed Claims
     1. Reserve of New UAL Common Stock: On the Effective Date, the Reorganized Debtors shall maintain in reserve shares of New

UAL Common Stock as the New UAL Stock Reserve. Nothing in the Plan shall require the Reorganized Debtors to establish reserves of New UAL Common Stock on account of agreements, programs, and plans set forth in ARTICLE VI.Q of the Plan, which agreements, programs, and plans shall remain in place after the Effective Date and which the Debtors shall continue to honor. The Distribution Agent shall withhold in the New UAL Stock Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property initially withheld in the New UAL Stock Reserve, to the extent that such property continues to be withheld in the New UAL Stock Reserve at the time such distributions are made or such obligations arise, and such dividends, payments, or other distributions shall be held for the benefit of Holders of Disputed Claims whose Claims, if allowed, are entitled to distributions under the Plan. As Disputed Claims and Interests are Allowed, (a) the Distribution Agent shall distribute, in accordance with the terms of the Plan, New UAL Common Stock to Holders of Allowed Unsecured Claims, and (b) the New UAL Stock Reserve shall be adjusted. The amount of New UAL Common Stock withheld as a part of the New UAL Stock Reserve shall be equal to the number of shares the Reorganized Debtors determine is necessary to satisfy the distributions required to be made pursuant to the Plan when each Disputed Claim is ultimately determined to be an Allowed Claim or is disallowed. Notwithstanding anything in the applicable Holders’ Proof of Claim or otherwise to the contrary, the Holder of a Disputed Claim shall not be entitled to receive or recover a distribution under the Plan on account of a Claim in excess of the amount: (a) stated in the Holder’s Proof of Claim, if any, as of the Distribution Record Date; or (b) if the Claim is contingent or unliquidated as of the Distribution Record Date, the amount that the Debtors elect to withhold on account of such claim in the New UAL Stock Reserve. The Distribution Agent may (but is not required to) request estimation for any Disputed Claim that is contingent or unliquidated. Nothing in the Plan or Disclosure Statement shall be deemed to entitle the Holder of a Disputed Claim to postpetition interest on such Claim. For purposes of any post-Confirmation vote of New UAL Common Stock, the Distribution Agent or Servicer, as applicable, shall be deemed to have voted any New UAL Common Stock held in the New UAL Stock Reserve in the same proportion as all outstanding shares properly cast in such post-Confirmation vote.
     2. Tax Reporting Matters: Subject to definitive guidance from the Internal Revenue Service or the courts to the contrary (including the receipt by the Reorganized Debtors of a private letter ruling if the Reorganized Debtors so request one or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the Reorganized Debtors), the Reorganized Debtors shall treat the New UAL Stock Reserve as a single trust, consisting of separate and independent shares to be established with respect to each Disputed Claim, in accordance with the trust provisions of the Internal Revenue Code, 26 U.S.C. §§ 641 et seq., and, to the extent permitted by law, shall report consistently with the foregoing for federal, state, and local tax purposes. All Holders of Unsecured Claims shall report, for federal, state, and local tax purposes, consistently with the foregoing. In addition, the Reorganized Debtors are hereby authorized, on behalf of the Holders of Claims and Interests, to request an expedited determination of tax liability pursuant to Section 505(b) of the Bankruptcy Code for all taxable periods of the New UAL Stock Reserve ending after the Effective Date through the termination of the New UAL Stock Reserve in accordance with the Plan.
     3. Payments and Distributions on Disputed Claims: Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by a Debtor or Reorganized Debtor (for

Claims against the Reorganized Debtors), no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until the resolution of all such disputes in connection with such Disputed Claim by settlement or Final Order. On the Periodic Distribution Date that is no less than thirty (30) calendar days after the Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest, the Holder of such Allowed Claim or Allowed Interest shall receive all payments and distributions to which such Holder is then entitled pursuant to the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim and a Disputed Claim (or an Allowed Interest and a Disputed Interest) shall not receive the appropriate payment or distribution on the Allowed Claim (or Allowed Interest) except as otherwise agreed to by such Debtor or Reorganized Debtor, as applicable, unless and until all objections to the Disputed Claim or Disputed Interest have been withdrawn or resolved by settlement or Final Order and the Claims or Interests have been allowed. In the event that there are Disputed Claims or Interests requiring adjudication and resolution, the Debtors and Reorganized Debtors reserve the right to establish appropriate reserves for potential payment of such Claims or Interests. Subject to ARTICLE IX.A of the Plan, all distributions made pursuant to the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Holders of Allowed Claims included in the applicable Class.
     4. Compliance Matters: In connection with the Plan, to the extent applicable, each Debtor, each Reorganized Debtor, and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Each Debtor, each Reorganized Debtor, and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements. For tax purposes, distributions received with respect to Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.
G. Surrender of Cancelled Instruments or Securities: On or before the Effective Date, or as soon as reasonably practicable thereafter, and except as otherwise expressly agreed by the Debtors and applicable Holders, each Holder of a Certificate shall surrender such Certificate to the Distribution Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective agreement with the Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such instruments; provided, however, that ARTICLE IX.G of the Plan shall not apply to any Claims or Interests Reinstated pursuant to the terms of the Plan. No distribution of property pursuant to the Plan shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Distribution Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Distribution Agent or the respective Servicer pursuant to the provisions of ARTICLE IX.I of the Plan. Any Holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Distribution Agent or the respective Servicer prior to the first anniversary of the Effective Date, shall (i) have its Claim or Interest discharged, (ii) be forever barred from asserting any such Claim or Interest against the relevant Reorganized Debtor or its property, (iii) be deemed to have forfeited all rights, Claims, and Interests with respect to such Certificate, and (iv) not participate in any distribution under the Plan, and all property with respect to such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors, notwithstanding any federal or state escheat laws to the contrary.
H. Services of Indenture Trustees, Agents and Servicers: The services, with respect to consummation of the Plan, of Servicers under the relevant agreements that govern the rights of Creditors shall be as set forth elsewhere in this Plan, and the Reorganized Debtors shall reimburse any Servicers for reasonable and necessary services performed by it (including reasonable attorneys’ fees) as contemplated by, and in accordance with, this Plan, without the need for filing an application with, or approval by, the Bankruptcy Court.
I. Lost, Stolen, Mutilated, or Destroyed Debt Certificates: Any Holder of Allowed Claims or Interests evidenced by a Certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent: (i) an affidavit of loss acceptable to the Distribution Agent setting forth the unavailability of the Certificate; and (ii) such additional indemnity as may reasonably be required by the Distribution Agent to hold the Distribution Agent harmless from any damages, liabilities, or costs incurred in treating such Holder as a Holder of an Allowed Claim. Upon compliance with this procedure by a Holder of an Allowed Claim or Interest evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such Holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.
J. Claims Paid or Payable by Third Parties
     1. Claims Paid by Third Parties: To the extent a Creditor (i) receives a distribution on account of a Claim and (ii) receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Creditor shall, within thirty-days of receipt thereof, repay and/or return the distribution to the applicable Reorganized Debtor, to the extent the Creditor’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of the Claim as of the date of any such distribution under the Plan. A Creditor’s failure to timely repay and/or return such distribution shall result in the Creditor owing the applicable Reorganized Debtor an additional one percent (1%) of such amount owed for each Business Day after the thirty-day grace period specified above until the amount is repaid.
     2. Claims Payable by Third Parties: The Claims Agent shall reduce in full or part a Claim on the official claims register, without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Creditor receives payment on account of such Claim from a party that is not a Debtor or a Reorganized Debtor, provided, however, that to the extent the non-debtor party making the payment is subrogated to the Creditor’s Claim, the non-debtor party shall have a thirty-day grace period to notify the Claims Agent of such subrogation rights. To the extent that one or more of the Debtors’ insurers agrees to satisfy a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged (to the extent of any agreed upon satisfaction) on the official claims register by the Claims Agent without a claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
ARTICLE X.
EFFECT OF CONFIRMATION OF THE PLAN
A. Findings of Fact and Conclusions of Law: Upon entry of the Confirmation Order, the Bankruptcy Court shall be deemed to have made and issued pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014, the following findings of fact and conclusions of law as though made after due deliberation and upon the record at the Confirmation Hearing. Any and all findings of fact in the Plan shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law in the Plan shall constitute conclusions of law even if they are stated as findings of fact.
     1. Jurisdiction and Venue: On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under Section 109 of the Bankruptcy Code. Venue in the Northern District of Illinois was proper as of the Petition Date and continues to be proper. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2). The Bankruptcy Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. § 1334 and the Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.
     2. Solicitation Procedures Order: On [___], 2005, the Bankruptcy Court entered the Solicitation Procedures Order, that, among other things, (i) approved the Disclosure Statement as containing adequate information within the meaning of Section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3017; and (ii) approved certain procedures and documents for soliciting and tabulating votes with respect to the Plan.
     3. Publication of Solicitation Notice: As evidenced in the Affidavit of Publication provided to the Bankruptcy Court, the Debtors published the Solicitation Notice in The Wall Street Journal (National Edition), USA Today (National and Global Editions), Chicago Tribune, The International Herald Tribune, Los Angeles Times, San Francisco Chronicle, Rocky Mountain News, Washington Post, and the Toronto Star on [___], 2005.
     4. Voting Report: Prior to the Confirmation Hearing, the Debtors filed a voting report with the Bankruptcy Court. All procedures used to distribute solicitation materials to the applicable Holders of Claims and Interests and to tabulate the Ballots were fair and conducted in accordance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court, and all other applicable rules, laws, and regulations. Pursuant to Sections 1124 and 1126 of the Bankruptcy Code, at least one Impaired Class entitled to vote on the Plan has voted to accept the Plan.
     5. Judicial Notice: The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents on file, all orders entered, and all evidence (that was not subsequently withdrawn) and arguments made, proffered or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases (including the Confirmation Hearing). Resolutions of objections to Confirmation explained on the record at the Confirmation Hearing are hereby incorporated by reference. All entries on the docket of the Chapter 11 Cases shall constitute the record before the Court for purposes of the Confirmation Hearing.
     6. Transmittal and Mailing of Materials; Notice: Due, adequate, and sufficient notice of the Disclosure Statement, Plan, Plan Supplement and Confirmation Hearing, along with all deadlines for voting on or objecting to the Plan has been given to (a) all known Holders of Claims and Interests; (b) parties that requested notice in accordance with Bankruptcy Rule 2002; (c) all parties to unexpired leases and executory contracts with the Debtors, and (d) all taxing authorities listed on the Debtors’ Schedules or in the Debtors’ Claims database, in substantial compliance with Bankruptcy Rules 2002(b), 3017 and 3020(b) and the Solicitation Procedures Order, and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing, as continued from time to time, and other bar dates and hearings described in the Solicitation Procedures Order was given in compliance with the Bankruptcy Rules and Solicitation Procedures Order, and no other or further notice is or shall be required.
     7. Solicitation: Votes for acceptance and rejection of the Plan were solicited in good faith and complied with Sections 1125 and 1126 of the Bankruptcy Code, Rules 3017 and 3018 of the Bankruptcy Rules, the Disclosure Statement, the Solicitation Procedures Order, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws and regulations. The Debtors and their respective directors, officers, agents, affiliates, representatives, attorneys and advisors have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Solicitation Procedures Order and are entitled to the protections afforded by Section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in ARTICLE X of the Plan.
     8. Burden of Proof: The Debtors, as proponents of the Plan, have met their burden of proving the elements of Sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard in the Bankruptcy Court. The Bankruptcy Court also finds that the Debtors have satisfied the elements of Section 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence.
     9. Bankruptcy Rule 3016(a): The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).
     10. Compliance with the Requirements of Section 1129 of the Bankruptcy Code: The Plan complies with all requirements of Section 1129 of the Bankruptcy Code as follows:
     a. Section 1129(a)(1) – Compliance of the Plan with Applicable Provisions of the Bankruptcy Code: The Plan complies with all applicable provisions of the Bankruptcy Code as required by Section 1129(a)(1) of the Bankruptcy Code, including, without limitation, Sections 1122 and 1123.

     (i) Proper Classification: Pursuant to Sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan designates Classes of Claims and Interests, other than Administrative Claims and Priority Tax Claims, which are not required to be classified. As required by Section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.
     (ii) Specification of Unimpaired Classes: Pursuant to Section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan specifies all Claims that are not Impaired.
     (iii) Specification of Treatment of Impaired Classes: Pursuant to Section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies the treatment of all Claims and Interests that are Impaired.
     (iv) No Discrimination: Pursuant to Section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan provides the same treatment for each Claim or Interest within a particular Class, as the case may be, unless the Holder of a particular Claim has agreed to less favorable treatment with respect to such Claim.
     (v) Additional Plan Provisions: Pursuant to Section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate and proper means for the Plan’s implementation. The Reorganized Debtors will have, immediately upon the Effective Date of the Plan, sufficient Cash to make all payments required to be made on the Effective Date pursuant to the terms of the Plan. Moreover, ARTICLE VI and various other provisions of the Plan specifically provide adequate means for the Plan’s implementation, including, without limitation: (a) the continuation of the corporate existence of the Debtors and the vesting of assets in the Reorganized Debtors; (b) the amendment of the certificates of incorporation, charter, and bylaws of the Debtors as required to be consistent with the provisions of the Plan and the Bankruptcy Code; (c) the cancellation of the Old Preferred Stock and the Old UAL Common Stock; (d) the authorization and issuance or distribution of the New Credit Facility, the New UAL Plan Securities, and the execution of related documents; (e) the selection of the initial directors and officers of the Reorganized Debtors, and (f) the sources of Cash for distributions under the Plan.
     (vi) Voting Power of Equity Securities; Selection of Officer Director or Trustee under the Plan: The certificates of incorporation, charter, and bylaws of the Debtors and the Reorganized Debtors comply with Section 1123(a)(6) and Section 1123(a)(7).
     b. Section 1129(a)(2) – Compliance with Applicable Provisions of the Bankruptcy Code: The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by Section 1129(a)(2) of the Bankruptcy Code, including, without limitation, Sections 1125 and 1126 and Bankruptcy Rules 3017, 3018 and 3019. In particular, the Debtors are proper debtors under Section 109 of the Bankruptcy Code and proper proponents of the Plan under Section 1121(a) of the Bankruptcy Code. Furthermore, the solicitation of acceptances or rejections of the Plan was (i) pursuant to the Solicitation Procedures Order; (ii) in compliance with all applicable laws, rules, and regulations governing the adequacy of disclosure in connection with such solicitation; and (iii) solicited after disclosure to Holders of Claims or Interests of adequate information as defined in Section 1125(a) of the Bankruptcy Code. Accordingly, the Debtors and their respective directors, officers, employees, agents, affiliates and Professionals have acted in “good faith” within the meaning of Section 1125(e) of the Bankruptcy Code.
     c. Section 1129(a)(3) – Proposal of Plan in Good Faith: The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to reorganize and emerge from bankruptcy with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources.
     d. Section 1129(a)(4) – Bankruptcy Court Approval of Certain Payments as Reasonable: Pursuant to Section 1129(a)(4) of the Bankruptcy Code, the payments to be made by the Reorganized Debtors for services or for costs in connection with the Chapter 11 Cases or the Plan, including the fees and expenses payable pursuant to the New Credit Facility, are approved. In addition, fees and expenses incurred by Professionals retained by the Debtors or the Creditors’ Committee shall be payable according to the Orders approving such firms’ retention.
     e. Section 1129(a)(5) – Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy: Pursuant to Section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed the identity of the proposed directors and officers of the Reorganized Debtors following Confirmation of the Plan and the identity and compensation of insiders who will be employed or retained by the Reorganized Debtors.
     f. Section 1129(a)(6) – Approval of Rate Changes: The Debtors’ current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation. Section 1129(a)(6) of the Bankruptcy Code is thus not applicable to these Chapter 11 Cases.
     g. Section 1129(a)(7) – Best Interests of Creditors and Interest Holders: The liquidation analyses included in Exhibit 27 of the Plan Supplement, and the other evidence related thereto that was proffered or adduced at or prior to, or in affidavits in connection with, the Confirmation Hearing, is reasonable. The methodology used and assumptions made in such liquidation analysis, as supplemented by the evidence proffered or adduced at or prior to, or in affidavits filed in connection with, the Confirmation Hearing, are reasonable. With respect to each Impaired Class, each Holder of an Allowed Claim or Interest in such Class has accepted the Plan or will receive under the Plan on account of such Claim or Interest property of a value, as of the Effective

Date, that is not less than the amount such Holder would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.
     h. Section 1129(a)(8) – Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Each Impaired Class: As discussed above, the Holders of DIP Facility Claims, Secured Aircraft Claims, Other Secured Claims, Other Priority Claims, and United Debtors Common Stock Interests are Unimpaired and are deemed conclusively to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. In addition, at least one Impaired Class that was entitled to vote has voted to accept the Plan. Because the Plan provides that the United Subordinated Securities Claims are impaired and because no distributions shall be made to Holders of such Claims, such Holders are deemed conclusively to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.
     i. Section 1129(a)(9) – Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code: The treatment of Administrative, Priority Tax, and Other Priority Claims under Article II of the Plan satisfies the requirements of Section 1129(a)(9) of the Bankruptcy Code.
     j. Section 1129(a)(10) – Acceptance By At Least One Impaired Class: At least one Impaired Class has voted to accept the Plan. Accordingly, Section 1129(a)(10) of the Bankruptcy Code is satisfied.
     k. Section 1129(a)(11) – Feasibility of the Plan: The Plan satisfies Section 1129(a)(11) of the Bankruptcy Code. Based upon the evidence proffered or adduced at, or prior to, or in affidavits filed in connection with, the Confirmation Hearing, the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors, the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan. Furthermore, the Reorganized Debtors will have adequate capital to meet their ongoing obligations.
     l. Section 1129(a)(12) – Payment of Bankruptcy Fees: In accordance with Section 1129(a)(12) of the Bankruptcy Code, ARTICLE XV.C of the Plan provides for the payment of all fees payable under 28 U.S.C. § 1930(a). The Reorganized Debtors have adequate means to pay all such fees.
     m. Section 1129(13) – Retiree Benefits: In accordance with Section 1129(a)(13) of the Bankruptcy Code, Article VI.R of the Plan provides that following the Effective Date of the Plan, the payment of all retiree benefits as defined in Section 1114 of the Bankruptcy Code shall continue at the levels established pursuant to subsections (e)(1) or (g) of Section 1114 of the Bankruptcy Code, except as may be modified at any time prior to the Effective Date, for the duration of the periods the Debtors have obligated themselves to provide such benefits.
     n. Section 1129(b) – Confirmation of Plan Over Nonacceptance of Impaired Class: The Classes 1F, 1G, 1H, 1I, and 2I will receive no distribution and retain no property under the Plan and are conclusively presumed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. The Plan, however, satisfies the requirements of Section 1129(b) of the Bankruptcy Code with respect to the deemed rejecting classes. To determine whether a plan is “fair and equitable” with respect to a class of interests, Section 1129(b)(2)(C)(ii) of the Bankruptcy Code provides that “the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property.” There are no classes junior to the deemed rejecting classes that will receive any distribution under the Plan. Therefore the Plan satisfies the requirements of Section 1129(b).
     11. Principal Purpose of the Plan Is Not Avoidance of Taxes: The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. § 77e), and no governmental entity has filed any objection asserting such avoidance.
     12. Releases and Discharges: The releases and discharges of Claims and Causes of Action described in the Plan, including releases by the Debtors and by Holders of Claims, constitute good faith compromises and settlements of the matters covered thereby and are consensual. Such compromises and settlements are made in exchange for consideration and are in the best interest of Holders of Claims, are fair, equitable, reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, indemnification and exculpation provisions set forth in the Plan (i) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b) and 1334(d); (ii) is an essential means of implementing the Plan pursuant to Section 1123(a)(6) of the Bankruptcy Code; (iii) is an integral element of the transactions incorporated into the Plan; (iv) confers material benefit on, and is in the best interests of, the Debtors, their estates and their creditors; (v) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to the Debtors; and (vi) is consistent with Sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.
     13. Disclosure: Agreements and Other Documents: The Debtors have disclosed all material facts regarding: (i) the adoption the New Certificates of Incorporation, or similar constituent documents; (ii) the selection of directors and officers for the Reorganized Debtors; (iii) the New Credit Facility; (iv) the distribution of Cash; (v) the issuance of the New UAL Plan Securities; (vi) the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; (vii) the adoption, execution and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Reorganized Debtors; (viii) the adoption, execution and delivery of all contracts, leases, instruments, releases, indentures and other agreements related to any of the foregoing; (ix) the Rights Offering.
     14. Approval of New Credit Facility: The New Credit Facility is an essential element of the Plan, and entry therein is in the best interests of the Debtors, their estates and their creditors. The Debtors have exercised reasonable business judgment in determining to enter the New Credit Facility and have provided adequate notice thereof.

     15. Confirmation Hearing Exhibits: All of the Confirmation Hearing Exhibits presented at the Confirmation Hearing have been properly received into evidence and are a part of the record before the Bankruptcy Court.
     16. Objections to Confirmation of the Plan: All objections to Confirmation filed with the Bankruptcy Court have been withdrawn, settled, or otherwise resolved.
     17. Issuance of New UAL Plan Securities: The Debtors (and each of their respective affiliates, agents, directors, officers, members, managers, employees, advisors, and attorneys) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distribution of the New UAL Plan Securities under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.
B. Discharge of Claims and Termination of Interests: Pursuant to Section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in the Confirmation Order, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, without limitation, demands, liabilities, and Causes of Action that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Confirmation Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a Proof of Claim or Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such debt, right, or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or (iii) the Holder of such a Claim, right, or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, liabilities of, and Interest in the Debtors, subject to the Effective Date occurring.
C. Subordinated Claims: The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Section 510(b) of the Bankruptcy Code or otherwise. Pursuant to Section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

D. Compromise and Settlement of Claims and Controversies: Pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims or controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of such an Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies, and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their estates, and Holders of Claims and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors may compromise and settle Claims against them and Causes of Action against other Entities, in their sole and absolute discretion, and after the Effective Date, such right shall pass to the Reorganized Debtors.
E. Final Resolution of Reserved Rights: Notwithstanding any asserted or prior reservations of rights, on the Effective Date, any and all objections to or reservations of rights to object to, the Claims and distributions provided for under the Section 1113 Restructuring Agreements, the PBGC Settlement Agreement, or the SAM Distribution, or any other distribution provided for under the Plan shall be deemed to have been overruled, and any and all parties in interest are forever barred from objecting to or challenging any such distributions, provided, however, that nothing in this paragraph shall extinguish an objection or challenge pending as of the Effective Date.
F. Releases by the Debtors: Pursuant to Section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Plan Supplement, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including, without limitation, any derivative Claims asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person or Entity, based upon or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or upon any other occurrence taking place on or before the Effective Date other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Released Party reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct or gross negligence.
G. Exculpation: Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim, except for gross negligence or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities pursuant to the Plan, and therefore are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.
H. Releases by Holders of Claims and Interests: On and after the Effective Date, Holders of Claims and Interests (a) voting to accept the Plan, or (b) abstaining from voting on the Plan and electing not to opt out of the release contained in this paragraph, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Released Parties from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Debtors’ Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor, any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Released Party reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law) where such failure to perform constitutes willful misconduct or gross negligence.
I. Chicago Municipal Bond Release: Pursuant to the Chicago Municipal Bond Settlement Order and the Chicago Municipal Bond Settlement Agreement, on and after the Effective Date, the Chicago Municipal Bond Released Parties, including but not limited to the Trustees and the Designated Holders (as those terms are defined in the Chicago

Municipal Bond Settlement Agreement) shall be conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, of any Person or Entity, including the Holders (as defined under the Chicago Municipal Bond Settlement Agreement) (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Chicago Municipal Bond Agreements, the Chicago Municipal Bond Settlement Agreement, that certain Amended and Restated Airport Use Agreement and Terminal Facilities Lease dated as of January 1, 1985 between the City of Chicago and United, and any other agreement relating to the Chicago Municipal Bonds other than Claims or liabilities arising out of or relating to any act or omission of a Chicago Municipal Bond Released Party that constitutes willful misconduct or gross negligence.
J. Injunction: Except as otherwise expressly provided in the Plan or for obligations issued pursuant to the Plan, all Entities who have held, hold, or may hold Claims against or Interests in the Debtors or against the Released Parties and Exculpated Parties are permanently enjoined, from and after the Effective Date, from: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Exculpated Parties, the Released Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order against those Entities listed in subparagraph (i) above on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Exculpated Parties, the Released Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (iii) creating, perfecting, or enforcing any encumbrance of any kind against those Entities listed in subparagraph (i) above, or the property or estates of those Entities listed in subparagraph (i) above on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Released Parties, the Exculpated Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from those Entities listed in subparagraph (i) above or against the property or Estates of those Entities listed in subparagraph (i) above on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Exculpated Parties, the Released Parties, any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity) unless such Holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and notwithstanding an indication in a Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Section 553 of the Bankruptcy Code or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claim against or Interest in the Reorganized Debtors, the Released Parties, the Exculpated Parties any statutory committee or members thereof, and the employees, agents, and professionals of each of the foregoing (acting in such capacity) released or settled pursuant to the Plan.
K. Protection Against Discriminatory Treatment: Consistent with Section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including, without limitation, Governmental Units, shall not discriminate against the Debtors or the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Debtors or the Reorganized Debtors, or another Entity with whom such Debtors or Reorganized Debtors has been associated, solely because any of the Debtors or the Reorganized Debtors is or has been a debtor under Chapter 11, has been insolvent before the commencement of the Chapter 11 Cases, or during the Chapter 11 Cases but before the Debtor or the Reorganized Debtor is granted or denied a discharge, or has not paid a debt that is dischargeable in the Chapter 11 Cases.
L. Setoffs: Except as otherwise expressly provided for in the Plan, each Debtor and Reorganized Debtor, as applicable, pursuant to the Bankruptcy Code (including, without limitation, Section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may setoff against any Allowed Claim or Interest and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Interest (before any distribution is made on account of such Allowed Claim or Interest), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such Claims, rights, and Causes of Action that such Debtor or Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims or Interests be entitled to setoff any Claim or Interest against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor, unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Section 553 or otherwise.
M. Recoupment: In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor, unless such Holder has performed such recoupment on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.
N. Release of Liens: Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to ARTICLE IX of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be deemed fully released, discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Debtor and its successors and assigns.

O. Tax Escrow: Upon the Effective Date, LaSalle Bank National Association is authorized and directed to disburse all funds in the Tax Escrow Account to Reorganized United for use in Reorganized United’s general operations, and once such disbursement is made, the Tax Escrow Agreement shall terminate, all without any notice to parties-in-interest and without any further notice to or action, order, or approval of the Bankruptcy Court.
P. Document Retention: On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their current document retention policy; provided, however, that the Debtors and Reorganized Debtors reserve the right to alter, amend, modify, or supplement such policy in the ordinary course of business.
Q. Reimbursement or Contribution: If the Court disallows a Claim for reimbursement or contribution of an entity pursuant to Section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed notwithstanding Section 502(j) of the Bankruptcy Code, unless prior to the Effective Date: (i) such Claim has been adjudicated as noncontingent; or (ii) the relevant Creditor has Filed a noncontingent Proof of Claim on account of such Claim and has requested a determination from the Court that such Claim is no longer contingent.
R. Special Tax Provisions: Section 346 of the Bankruptcy Code shall apply to any taxes that may potentially result from, or may be related to, the events, transactions and occurrences of the Plan and these Cases.
S. Ownership and Control: The Consummation of the Plan shall not constitute a change of ownership or change in control, as such terms are used in any statute, regulation, contract or agreement, including, but not limited to, any employment, severance or termination, or insurance agreements, in effect on the Effective Date and to which either of the Debtors is a party or under any applicable law of any applicable Governmental Unit. Notwithstanding the foregoing, the Debtors and Reorganized Debtors reserve the right to selectively waive this provision of the Plan.
T. Return of Deposits: All utilities, that received a deposit during these Cases, including, without limitation, gas, electric, telephone, and sewer, shall return such Deposits to the Debtors and/or the Reorganized Debtors, as the case may be, either by setoff against postpetition indebtedness or by cash refund, within 45 days following the Effective Date.
     All deposits made during these Cases to American Express, including, without limitation, any deposits made to secure the Debtors’ obligations related to credit card arrangements, shall be returned to the Debtors and/or Reorganized Debtors, as the case may be, by cash refund, within 7 days following the Effective Date.
U. References to Plan Provisions: The failure specifically to include or to refer to any particular provision of the Plan in the Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.
V. Confirmation of Less than All Subplans: In the event that the Bankruptcy Court does not order substantive consolidation, the Debtors may seek confirmation of any or all Subplans, but the Debtors’ inability to confirm any Subplan or the Debtors’ election to withdraw any Subplan shall not impair the confirmation of any other Subplan or the consummation of any such Subplan. In the event that the Bankruptcy Court does not confirm the UAL Subplan, the Debtors reserve the right to incorporate a new UAL Corporation after the Effective Date as the Debtors’ holding company to replace UAL.
ARTICLE XI.
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
A. DIP Facility Claim: On the Effective Date, the DIP Facility Claim shall be allowed in an amount to be agreed upon by the Debtors and the DIP Lenders, and all obligations of the Debtors pursuant to the DIP Facility shall be paid in full in Cash on the Effective Date. Upon compliance with the foregoing sentence, all Liens and security interests granted to secure such obligations shall be deemed cancelled and shall be of no further force and effect. To the extent that the DIP Lenders or the DIP Facility Agent have filed or recorded publicly any Liens and/or security interests to secure the Debtors’ obligations pursuant to the DIP Facility, the DIP Lenders or the DIP Facility Agent, as applicable, shall perform all acts required and/or requested by the Debtors or the Reorganized Debtors to cancel and/or extinguish such publicly filed Liens and/or security interests.
B. Professional Claims
     1. Final Fee Applications: All final requests for payment of Claims of a Professional shall be filed no later than forty-five (45) days after the Confirmation Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Final Orders of the Bankruptcy Court, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.
     2. Payment of Interim Amounts: Except as otherwise provided for in the Plan and subject to ARTICLE XI.B.1, Professionals shall be paid pursuant to the Interim Compensation Order.
     3. Professional Fees Through Confirmation: Professional fee claims for periods through confirmation shall be paid within 30 days after allowance.
     4. Post-Effective Date Fees and Expenses: From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay the reasonable legal, professional, or other fees and expenses incurred by the Reorganized Debtors related to implementation and consummation of the Plan. Upon the Confirmation Date, any requirement that Professionals comply with Sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.
C. Substantial Contribution Compensation and Expenses Bar Date: Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to Sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application with the Bankruptcy Court and serve such application on counsel for the Debtors and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, and the Case

Management Procedures on or before the Administrative Claim Bar Date or be forever barred from seeking such compensation or expense reimbursement.
D. Other Administrative Claims: All requests for payment of an Administrative Claim (other than as set forth in ARTICLE XI.B of the Plan and subject to the final sentence of ARTICLE XI.D of the Plan) must be filed with the Claims Agent and served upon counsel to the Debtors on or before the Administrative Claim Bar Date. Any request for payment of an Administrative Claim pursuant to this ARTICLE XI.D of the Plan that is not timely Filed and served shall be disallowed automatically without the need for any objection by the Debtors or the Reorganized Debtors. The Reorganized Debtors, in their sole and absolute discretion, may settle any Administrative Claim or pay any Administrative Claim in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim, which previously has been Allowed by Final Order of the Bankruptcy Court.
ARTICLE XII.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN
A. Conditions to Confirmation: The following are conditions precedent to Confirmation of the Plan that must be satisfied or waived in accordance with ARTICLE XII.C of the Plan:
     1. The Bankruptcy Court shall have entered a Confirmation Order, in form and substance acceptable to the Debtors, in their sole and absolute discretion, approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of Section 1125 of the Bankruptcy Code.
     2. The most current version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance acceptable to the Debtors, in their sole and absolute discretion.
     3. The proposed Confirmation Order shall be in form and substance acceptable to the Debtors, in their sole and absolute discretion.
B. Conditions Precedent to Consummation: The following are conditions precedent to Consummation of the Plan that must be satisfied or waived in accordance with ARTICLE XII.C of the Plan:
     1. The Bankruptcy Court shall have entered one or more Final Orders (which may include the Confirmation Order) authorizing the assumption and rejection of executory contracts and unexpired leases by the Debtors as contemplated by ARTICLE VII of the Plan.
     2. The New Credit Facility shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof, and funding pursuant to the New Credit Facility shall have occurred.

     3. The Confirmation Order shall have become a Final Order in form and substance acceptable to the Debtors, in their sole and absolute discretion.
     4. The most current version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in form and substance acceptable to the Debtors, in their sole and absolute discretion.
     5. The Confirmation Date shall have occurred.
     6. The board of directors of Reorganized UAL shall have been selected.
C. Waiver of Conditions Precedent: The Debtors, in their sole and absolute discretion, may waive any of the conditions to Confirmation of the Plan and/or Consummation of the Plan set forth in ARTICLE XII of the Plan at any time, without any notice to parties-in-interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan, provided, however, that prior to any such waiver, the Debtors shall consult with the Creditors’ Committee with regard to such waiver. The failure to satisfy or waive any condition to the Confirmation or Consummation Date may be asserted by the Debtors, in their sole and absolute discretion, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole and absolute discretion). The failure of the Debtors, in their sole and absolute discretion, to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time. Nothing in this paragraph shall limit or alter in any manner the rights or obligations of the Debtors under the Chicago Municipal Bond Settlement Agreement.
D. Effect of Non-Occurrence of Conditions to Consummation: If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor or any other Entity; (ii) prejudice in any manner the rights of such Debtor or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking of any sort by such Debtor or any other Entity.
E. Satisfaction of Conditions Precedent to Confirmation : Upon entry of a Confirmation Order, each of the conditions precedent to Confirmation of the Plan, as set forth in ARTICLE XII.A of the Plan, shall be deemed to have been satisfied or waived in accordance with the Plan.
F. Likelihood of Satisfaction of Conditions Precedent to Consummation: Each of the conditions precedent to Consummation of the Plan, as set forth in ARTICLE XII.B of the Plan, is reasonably likely to be satisfied.
ARTICLE XIII.
MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN
A. Modification and Amendments: Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke, or withdraw the Plan or any Subplan with respect to such Debtor, one or more times, prior to the Plan’s substantial consummation. The Debtors reserve the exclusive right to alter, amend, or modify the Plan, any Subplan, the Plan Supplement, or any exhibits included therein at any time prior to entry of the Confirmation Order. After the entry of the Confirmation Order and prior to Consummation of the Plan, the Debtors or the Reorganized Debtors, as applicable, may initiate proceedings in the Bankruptcy Court to amend or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.
     Modifications of or amendments to the Plan Supplement may be Filed with the Bankruptcy Court any time prior to entry of the Confirmation Order. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with ARTICLE XIII of the Plan. Upon its Filing, the Plan Supplement may be inspected: (i) in the office of the clerk of the Bankruptcy Court or its designee during normal business hours, (ii) at the Bankruptcy Court’s website at http://www.ilnb.uscourts.gov, and (iii) at the Debtors’ private website at http://www.pd-ual.com. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.
B. Effect of Confirmation Order on Modifications: Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation are approved pursuant to Section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Rule 3019.
C. Revocation or Withdrawal of Plan: The Debtors reserve the right to revoke or withdraw the Plan or any Subplan prior to the Confirmation Date and to file subsequent plans of reorganization. If a Debtor revokes or withdraws the Plan or any Subplan, or if Confirmation or Consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by such Debtor or any other Entity.
ARTICLE XIV.
RETENTION OF JURISDICTION
     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan as legally permissible pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction to:
     1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority, Secured or Unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or Unsecured status, priority, amount, or allowance of Claims or Interests;
     2. Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Confirmation Date;
     3. Resolve any matters related to (a) the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Cure or Claims arising therefrom, including, without limitation, Cure or Claims pursuant to Section 365 of the Bankruptcy Code, (b) any potential contractual obligation under any executory contract or unexpired lease that is assumed, and (c) the Debtors or Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to ARTICLE VII of the Plan, any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired.
     4. Ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;
     5. Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date;
     6. Adjudicate, decide, or resolve any and all matters related to Causes of Action;
     7. Adjudicate, decide, or resolve any and all matters related to Section 1141 of the Bankruptcy Code;
     8. Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;
     9. Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Person’s obligations incurred in connection with the Plan;
     10. Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan, except as otherwise provided in the Plan;
     11. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunction, and other provisions contained in ARTICLE IX of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction, and other provisions;
     12. Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to (a) the repayment and/or return of the distributions and (b) the recovery of additional amounts owed by the Creditor for amounts not timely repaid pursuant to ARTICLE IX.J.1 of the Plan;
     13. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
     14. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;
     15. Enter an order and/or Final Decree concluding or closing the Chapter 11 Cases;
     16. Adjudicate any and all disputes arising from or relating to the distribution or retention of the New UAL Plan Securities, Cash, or other consideration pursuant to the Plan;
     17. Hear and determine any and all objections to the allowance of Claims and Interests and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;
     18. Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Final Order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
     19. Determine requests for the payment of Claims entitled to priority pursuant to Section 507 of the Bankruptcy Code, including compensation and reimbursement of expenses of Entities entitled thereto;
     20. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of any Postpetition Aircraft Agreement.
     21. Hear and determine matters arising out of, related to, or concerning the Section 1113 Restructuring Agreements and any related documents, the distributions and consideration called for in the Section 1113 Restructuring Agreements and any related documents, or the Debtors’ restructuring of its labor and pension costs.
     22. Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;
     23. Hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

     24. Hear any other matter not inconsistent with the Bankruptcy Code;
     25. Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date; and
     26. Enforce all orders previously entered by the Bankruptcy Court.
     27. Consider any request for relief pursuant to Title IV of the Employee Retirement Income Security Act or Section 1113 of the Bankruptcy Code as set forth in ARTICLE VII.F.2 of the Plan.
ARTICLE XV.
MISCELLANEOUS PROVISIONS
A. Immediate Binding Effect: Subject to Article XII.B of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(g) or 7062, or otherwise, immediately upon the entry of the Confirmation Order, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the Holders of such Claims or Interests accepted or are deemed to have accepted the Plan), all entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan or herein, each Person acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors.
B. Additional Documents: On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors, Reorganized Debtors, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.
C. Payment of Statutory Fees: All fees payable pursuant to Section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.
D. Post-Effective Date Committees
     1. Dissolution of Committees: Upon the Effective Date, all statutory committees appointed in the Chapter 11 Cases shall dissolve automatically, except with respect to applications for Professional Claims, and members shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases and under the Bankruptcy Code.

     2. Plan Oversight Committee
     a. Plan Oversight Committee Existence: On the Effective Date, the Creditors’ Committee shall be dissolved, all existing members of the Creditors’ Committee shall be released and discharged from office, and there shall be created the Plan Oversight Committee, which shall be deemed a successor-in-interest to the Creditors’ Committee for all purposes and which shall be subject to the jurisdiction of the Bankruptcy Court.
     b. Plan Oversight Committee Membership
     (i) The Plan Oversight Committee shall consist of three members who are unsecured creditors of the Debtors, selected by the Creditors’ Committee. The Creditors’ Committee shall notify the Debtors, in writing, of the identities of the three members of the Plan Oversight Committee at least five (5) business days prior to the Confirmation Hearing.
     (ii) In the event any member of the Plan Oversight Committee assigns all or substantially all of its Claim or releases the Debtors from any further distribution on its Claim, such assignment or release shall constitute the resignation by such member from the Plan Oversight Committee, unless otherwise agreed to by the Reorganized Debtors and each remaining member of the Plan Oversight Committee. In the event of a resignation or removal of a member of the Plan Oversight Committee for any reason, a replacement shall be designated by the remaining members of the Plan Oversight Committee. If the Reorganized Debtors object to the selection of the initial or replacement members of the New Committee, they may apply to the Bankruptcy Court for appropriate relief, and pending a determination by the Bankruptcy Court, the proposed members shall not be given access to the confidential or proprietary information concerning the Reorganized Debtors.
     c. Plan Oversight Committee Governance: Except as otherwise provided in ARTICLE XV.D.2, the Plan Oversight Committee shall have the power to adopt rules of procedure and may choose one of its members to act as chairman. The Plan Oversight Committee shall act by majority vote of its members.
     d. Plan Oversight Committee Standing in the Bankruptcy Case: The Plan Oversight Committee’s post-Effective Date standing and participation is limited to the following Bankruptcy Court proceedings:
     (i) any appeal from or motion related to the Confirmation Order;
     (ii) matters related to proposed modifications or amendments to the Plan;
     (iii) all applications for allowance of compensation to professional persons;
     (iv) any action to enforce, implement or interpret the Plan;

     (v) any claim objection to the extent the Committee has objected to such claim pursuant to ARTICLE XV.D.2.e below; and
     (vi) such other matters as may be agreed upon in advance and in writing by the Reorganized Debtors in their sole and absolute discretion and the Plan Oversight Committee.
     e. Claims Objections, Avoidance Actions, and Other Matters
     (i) The Reorganized Debtors shall periodically report to and consult with the Plan Oversight Committee concerning:
          (A) the status of reconciliations, objections, resolutions, and settlement of claims (including without limitation administrative and cure claims) and procedures therefor;
          (B) reserves established on account of such claims;
          (C) distributions on account of such claims; and
          (D) the status of any Avoidance Actions.
     (ii) The Plan Oversight Committee may request that the Reorganized Debtors object to any particular Claim with a face amount in excess of $1,000,000, failing which the Plan Oversight Committee, for good cause shown and after giving the Reorganized Debtors a reasonable period of time of at least 90 days and opportunity to object, may file a motion seeking to commence such an objection on behalf of the estate, and the Reorganized Debtors shall cooperate in all reasonable respects in connection with the foregoing; provided, however, that the Plan Oversight Committee shall be barred from objecting to any Claim previously settled between the Reorganized Debtors and the respective Creditor. The Plan Oversight Committee shall have no liability to any party for any action or omission to act with respect to Claims.
     (iii) The Reorganized Debtors shall report to and consult with the Plan Oversight Committee regarding the Reorganized Debtors’ decision to alter the treatment (i.e., from assume to reject and vice versa) of an executory contract or unexpired lease after the Confirmation Date.
     (iv) The rights and powers of the Plan Oversight Committee are strictly limited to those matters expressly enumerated in ARTICLE XV.D.2 and such rights and powers may only be exercised in a manner consistent with the terms and conditions set forth therein. Accordingly, nothing in ARTICLE XV.D.2 of the Plan (nor in any other section of the Plan) shall confer on the Plan Oversight Committee the right to intervene in the claims objection, avoidance action, or other proceedings in any way related to the Plan or the administration of the Post-Confirmation Estate under Section 1109 of the Bankruptcy Code, Bankruptcy Rule 7024, or otherwise. The Plan Oversight Committee may not seek leave of court to expand its role beyond that set forth in ARTICLE XV.D.2 of the Plan without the prior written consent of the Reorganized Debtors, which may be withheld in the Reorganized Debtors’ sole and absolute discretion.
     f. Plan Oversight Committee Compensation, Expense Reimbursement, and Professional Representation
     (i) Plan Oversight Committee Member Expense Reimbursement: The members of the Plan Oversight Committee shall serve without compensation, but they shall be reimbursed by the Reorganized Debtors for their reasonable and necessary out of pocket expenses incident to the performance of their duties within 30 days of their submission of a detailed invoice, without further order of Court. In the event that the Reorganized Debtors or the Plan Oversight Committee objects to the amount of expenses requested by a member to be reimbursed, the Reorganized Debtors shall pay any undisputed portion and the objecting party shall file an objection to the balance with the Bankruptcy Court, which shall determine the amount to be paid.
     (ii) Professional Compensation: The Plan Oversight Committee may retain such attorneys, accountants and other professionals as are reasonable and necessary to assist the Plan Oversight Committee in the performance of its duties; provided, however, that the Plan Oversight Committee shall provide the Reorganized Debtors with five (5) business days advance notice of any such retention. Such professionals shall be compensated and reimbursed by the Reorganized Debtors for their reasonable fees and necessary out of pocket expenses that are consistent with the budget established below within 30 days of their submission of detailed invoices, without further order of Court. In the event that the Reorganized Debtors or the Plan Oversight Committee objects to the amount of fees and/or expenses sought by Committee’s professionals, the Reorganized Debtors shall pay any undisputed portion and the objecting party shall file an objection to the balance with the Bankruptcy Court, which shall determine the amount to be paid.
     (iii) Budget: On or before the confirmation of the Plan, and the first day of every quarter thereafter, the prospective members of the Plan Oversight Committee shall provide the Reorganized Debtors with a quarterly budget of anticipated member expenses and professional fees and expenses. Notwithstanding anything contained herein, in the event that a particular Plan Oversight Committee member’s expense reimbursement request exceeds $  per month, or the Plan Oversight Committee’s total professional fees and expenses exceed $  per month, such member and/or all such Committee professionals, as the case may be, shall provide the Reorganized Debtors with a written explanation of the reasons such fees and/or expenses exceeded the anticipated budget (together with the relevant invoice and/or expense reimbursement request), and if the Reorganized Debtors reasonably believe that such fees and/or expenses are unreasonable, they shall so inform the relevant member and/or professionals, in which case such member and/or professionals must submit the relevant invoice and/or expense reimbursement (together with its written explanation) to the Bankruptcy Court for allowance.
     g. Exculpation of Post Confirmation Committee: Except for their own gross negligence or willful misconduct, the members of the Post Confirmation Committee shall not be liable to, and shall be exculpated under the Plan for any liability to, any person or entity for any act taken or omitted by them and may, in good faith, exercise or fail to exercise any of their rights, duties, obligations or powers, nor shall the Committee’s agents (in their capacity as such) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of the Plan, the Disclosure Statement or any exhibit thereto or be liable to any person or entity for any action taken or omitted by them in the Chapter 11 Cases or otherwise in connection with their duties.
     h. Plan Oversight Committee Duration: The Plan Oversight Committee shall be dissolved and its members discharged and released by order of the Bankruptcy Court at the earlier of (a) upon completion of the functions assigned the Plan Oversight Committee, (b) at such time as the Plan has been consummated, (c) upon approval of its own application to the Bankruptcy Court, or (d) once two-thirds of the total equity reserved for the unsecured creditor body under the Plan has been distributed to such creditors; provided, however, that notwithstanding the foregoing, upon notice to the Plan Oversight Committee and a hearing at any time after the First Distribution Date, the Reorganized Debtors may apply to the Bankruptcy Court for the dissolution of the Plan Oversight Committee.
E. Reservation of Rights: Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.
F. Successors and Assigns: The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of such Entity.
G. Service of Documents
     1. Prior to the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or the Reorganized Debtors shall be served pursuant to the Case Management Procedures to:

Debtors:	Counsel to Debtors and Debtors in Possession:
United Air Lines, Inc.	Kirkland & Ellis LLP
WHQLD	200 E. Randolph Street
1200 East Algonquin Road	Chicago, Illinois 60601
Elk Grove Village, Illinois 60007	Attn: James H.M. Sprayregen, P.C.
Attn: Paul Lovejoy	Marc Kieselstein, P.C.
Phone: (847) 700-4000	David R. Seligman
Facsimile: (847) 700-4683	David A. Agay
Phone: (312) 861-2000
Facsimile: (312) 861-2200

Debtors:	Counsel to Debtors and Debtors in Possession:
United States Trustee:	Counsel to the Debtor in Possession Lender (Citibank and JP Morgan):
Office of the United States Trustee	Morgan, Lewis & Bockius, LLP
227 West Monroe Street, Suite 3350	101 Park Avenue
Chicago, Illinois 60606	New York, New York 10178
Attn: Stephen Wolfe	Attn: Robert H. Scheibe
Phone: (312) 886-5785	Jay Teitelbaum
Facsimile: (312) 886-5794	Phone: (212) 309-6000
Facsimile: (212) 309-6001

Counsel to the Debtor in Possession Lender (CIT Group):	Official Notice and Claims Agent:
Schulte, Roth & Zabel	Poorman-Douglas Corporation
1919 Third Avenue	10300 SW Allen Boulevard
New York, New York 10022	Beaverton, Oregon 97005
Attn: Robert J. Mrofka	Attn: Tina Wheelon
Phone: (212) 756-2000	Phone: (503) 277-7999
Facsimile: (212) 593-5955	Facsimile: (503) 350-5230

Counsel to the Debtor in Possession Lender (Citibank and	Counsel to Creditors’ Committee:
JP Morgan):
Kaye Scholer, LLP	Sonnenschein Nath & Rosenthal
3 First National Plaza, Suite 4100	1221 Avenue of the Americas
70 West Madison Street	24th Floor
Chicago, Illinois 60602	New York, NY 10020
Attn: Michael B. Solow	Attn: Carole Neville
Phone: (312) 583-2300	Mark A. Fink
Facsimile: (312) 583-2360	Phone: (212) 768-6889
Facsimile: (212) 768-6800

Counsel to Creditors’ Committee:
Sonnenschein Nath & Rosenthal
8000 Sears Tower
Chicago, Illinois 60606
Attn: Fruman Jacobson
Robert E. Richards
Patrick Maxcy
Phone: (312) 876-8123
Facsimile: (312) 876-7934
     2. After the Effective Date, the currently existing Bankruptcy Rule 2002 service list will be disregarded and any filings shall be served pursuant to the case management order as the same may be amended or modified. Entities that wish to be served with all filings in this case must file an electronic appearance with the Bankruptcy Court in the Chapter 11 Cases. Notwithstanding the foregoing, all parties must continue to comply with the case management order in the Chapter 11 Case, the Local Rules for the Northern District of Illinois, and the Federal Rules of Bankruptcy Procedure.

     3. Notice of Entry of the Confirmation Order: In accordance with Bankruptcy Rule 2002 and 3020(c), within five business days of the date of entry of this Confirmation Order, the Reorganized Debtors (or their agents) shall provide the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties having been served with the Solicitation Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any person to whom the Debtors mailed a Solicitation Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such person, or are otherwise aware, of that person’s new address. To supplement the notice described in the preceding sentence, within fifteen days of the date of this Order the Debtors shall publish Notice of Confirmation once in The Wall Street Journal. Mailing and publication of the Notice of Confirmation in the time and manner set forth in the preceding paragraph are good and sufficient under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.
H. Term of Injunctions or Stays: Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. Notwithstanding the foregoing, nothing herein shall bar the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by the Confirmation Order.
I. Entire Agreement: Except as otherwise indicated, the Plan and the Plan Supplement (as amended from time to time) supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.
J. Governing Law: Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Illinois, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to Debtors not incorporated in Illinois shall be governed by the laws of the state of incorporation of the applicable Debtor.
K. Exhibits: All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Such exhibits and documents included in the Plan Supplement shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the exhibits and documents are filed, copies of such exhibits and documents can be obtained by contacting Poorman-Douglas at the number above or by downloading such exhibits and documents from the Debtors’ private website at http://www.pd-ual.com or the Bankruptcy Court’s website at http://www.ilnb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.
L. Nonseverability of Plan Provisions: All provisions of the Plan are integral thereto and no provision may be deleted or modified without the Debtors’ consent, in their sole and absolute discretion.
M. Plan and Confirmation Order Mutually Dependant: The provisions of the Plan and the Confirmation Order are nonseverable and mutually dependant.
N. Closing of Chapter 11 Cases: The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.
O. Section Headings: The Section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.
P. Waiver or Estoppel: Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including, without limitation, the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.
Q. Conflicts: Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided, however, that to the extent that any provision of the Disclosure Statement, the Plan Supplement, any other order referenced in the Plan, or the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Confirmation Order, the Confirmation Order shall govern and control.

Chicago, Illinois	Respectfully Submitted,
Dated: September 7, 2005
UAL CORPORATION (for itself and all other Debtors: UAL Loyalty Services, Inc., Ameniti Travel Clubs, Inc., Mileage Plus Holdings, Inc., Mileage Plus Marketing, Inc., MyPoints.com, Inc., Cybergold, Inc., itarget.com, inc., MyPoints Offline Services, Inc., UAL Company Services, Inc., Four Star Leasing, Inc., Air Wis Services, Inc., Air Wisconsin, Inc., Domicile Management Services, Inc., UAL Benefits Management, Inc., United BizJet Holdings, Inc., BizJet Charter, Inc., BizJet Fractional, Inc., BizJet Services, Inc., United Air Lines, Inc., Kion Leasing, Inc., Premier Meeting and Travel Services, Inc., United Aviation Fuels Corporation, United Cogen, Inc., Mileage Plus, Inc., United GHS, Inc., United Worldwide Corporation and United Vacations, Inc.)

By:

Name: Frederic F. Brace

Title: Executive Vice President and Chief Financial Officer

James H.M. Sprayregen, P.C. (ARDC No. 6190206)
Marc Kieselstein, P.C. (ARDC No. 6199255)
David R. Seligman (ARDC No. 6238064)
David A. Agay (ARDC No. 6244314)
Chad J. Husnick (ARDC No. 6283129)
KIRKLAND & ELLIS LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000 (telephone)
(312) 861-2200 (facsimile)

Counsel for the Debtors and Debtors in Possession